As filed with the Securities and Exchange Commission on February 14, 2025.

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AI UNLIMITED GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	88-1455444
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

9255 W Sunset Blvd., West Hollywood, CA, 90069

Tel: (800)309-5983

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

N/A

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq. Matthew Siracusa, Esq. Benjamin E. Sklar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: 212-930-9700	Richard A. Friedman, Esq. Sean Reid, Esq. Emily A. Mastoloni, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering (the “Public Offering Prospectus”) of up to [__] shares of common stock, par value $0.0001 per share, of AI Unlimited Group, Inc. (the “Company”), with such shares to be sold in a firm commitment underwritten offering through the lead underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders” set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of [__] shares of common stock.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-[__];

●	they contain different “Use of Proceeds” sections on page Alt-[__];

●	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	a “Plan of Distribution” is included in the Resale Prospectus in lieu of the the “Underwriting” section from the Public Offering Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page 70 deletes the reference to counsel for the lead underwriter.

The Company has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for public offering by the Company. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, and such other changes as may be necessary to clarify references to the public offering or the resale offering and will be used for the resale offering by the Selling Stockholders. Consummation of the offering made by the Resale Prospectus is conditioned on consummation of the public offering of shares of common stock by the Company pursuant to the Public Offering Prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 14, 2025

AI UNLIMITED GROUP, INC.

Shares of Common Stock

We are offering, on an underwritten, firm commitment basis,           shares of our common stock, par value $0.0001 per share, at an assumed public offering price of $         per share (based on the last reported sales price for our common stock as quoted on the OTCQB on                , 2025).

Our common stock is currently traded on the over-the-counter market and quoted on the OTCQB under the symbol “AIUG”. We have applied to list our common stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “AIUG”. No assurance can be given that: our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on Nasdaq. We will not proceed with this offering in the event the common stock is not approved for listing on Nasdaq.

The offering price of our shares of common stock will be determined between the lead underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriter’s discounts and commissions (1) (2)	$	$
Proceeds to us, before expenses	$	$

(1)	Represents underwriting discounts equal to 7% per share of common stock, which is the underwriting discounts we have agreed to pay to the underwriters.
(2)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

We have granted the underwriters a 30-day option to purchase up to               additional shares of common stock to cover over-allotments, if any, at the public offering price per share of common stock, less the underwriting discounts payable by us.

The underwriters expect to deliver the shares of common stock on or about          , 2025.

The Benchmark Company

The date of this prospectus is          , 2025.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone else to provide you with different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “ Where You Can Find Additional Information.”

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside of the United States.

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Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this registration statement to:

●	Unless the context provides otherwise, “registrant,” “we,” “us,” “our company,” “our,” “the Company” and “AIUG” is to AI Unlimited Group, Inc., a Delaware corporation; and when describing the financial results of AIUG, also includes its subsidiaries;

●	“Lever Technology” refers to Lever Technology, Inc., a corporation organized under the laws of California and a wholly owned subsidiary of AIUG;

●	“Shares,” “shares” or “shares of common stock” are to the shares of common stock of AI Unlimited Group, Inc., with par value of $0.0001 per share;

●	All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

●	“Website” is to our website at https://www.aiug.ai/.

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

We have relied on statistics provided by a variety of publicly available sources regarding expectations of growth of global logistics industry. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this registration statement other than to the extent specifically cited herein. We have sought to provide current information in this registration statement and believe that the statistics provided in this registration statement remain up-to-date and reliable, and these materials are not incorporated in this registration statement other than to the extent specifically cited in this registration statement.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and website names. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies. All other trademarks are the property of their respective owners.

MARKET DATA

We are responsible for the disclosure in this prospectus. This prospectus incorporates industry data sourced from market research, publicly accessible information and industry publications. While we have not directly commissioned or funded these sources, we believe the information obtained from them to be reliable. Nonetheless, we assume responsibility for the accuracy and completeness of all information presented in this prospectus, including data derived from third-party sources. This includes the information provided through active hyperlinks to external reports and publications. We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the “Risk Factors” beginning on page 17. All references to “we,” “us,” “our,” “Company” or similar terms used in this prospectus refer to AI Unlimited Group, Inc. a Delaware corporation. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of AIUG common stock.

Overview

AI Unlimited Group (AIUG) is a transformative force in the fintech and artificial intelligence sectors, committed to redefining how people manage their finances, travel, and debt. Through its innovative subsidiaries—NestEgg, LLC, Travl.LLC, Lever, and Resolve Debt, LLC—AIUG harnesses the power of AI to deliver tailored solutions that simplify complex processes, enhance financial empowerment, and create unparalleled user experiences. Our mission is to democratize access to cutting-edge technology, bridging the gap between traditional and digital ecosystems to empower individuals and businesses worldwide.

With a dynamic leadership team and a visionary approach, AIUG is building a portfolio of scalable, high-impact platforms that address critical needs in trillion-dollar markets.

Our Subsidiaries

1.	NestEgg, LLC:

A next-generation wealth management platform combining AI-driven insights with a robust regulatory foundation. NestEgg delivers seamless access to traditional and alternative investments, empowering users to build long-term wealth through personalized financial strategies and innovative products like ESG portfolios and crypto-backed IRAs.

2.	Travl.LLC:

The ultimate travel companion for modern explorers, Travl.App integrates AI-powered planning, budgeting, and booking tools into a single platform. By addressing financial barriers and delivering personalized travel experiences, Travl.App democratizes travel for millennials, Gen Z, and emerging market consumers.

3.	Lever:

A groundbreaking platform simplifying student loan management. Lever uses AI to automate repayment plan recommendations, streamline enrollment, and ensure compliance with federal regulations, saving borrowers time, money, and stress in navigating $1.6 trillion in U.S. student loan debt.

4.	Resolve Debt, LLC:

A leader in AI-powered accounts receivable and debt recovery solutions, Resolve Debt enhances operational efficiency and compliance for businesses. Its predictive analytics and sentiment-based communication strategies help clients recover funds faster while maintaining positive customer relationships.

Our Vision and Market Potential

AIUG operates at the intersection of trillion-dollar industries, addressing significant challenges with innovative solutions:

●	Student Loan Management: Addressing the $1.6 trillion U.S. student loan market, where 43 million borrowers need simplified, compliant solutions.

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●	Debt Recovery: Revolutionizing a $50 billion industry with AI-driven automation and predictive analytics.

●	Wealth Management: Capturing a share of the $13 trillion IRA market and the $68 trillion generational wealth transfer opportunity.

●	Global Travel: Redefining the $600 billion online travel market with personalized, mobile-first solutions for a new generation of travelers.

Our Leadership Team

AIUG’s success is driven by a team of visionary leaders and innovators who bring diverse expertise and a shared commitment to excellence:

1.	Ike Pyun, SVP of Travl.App:

A trailblazer in the hospitality and fintech sectors, Ike has successfully launched customer-first platforms like TabbedOut and Velocity Black. At Travl.App, Ike is pioneering AI-driven travel solutions that address financial barriers and elevate the user experience.

2.	Gonzalo Mordecki, Product Manager, ML & AI:

A mastermind in machine learning and AI product development, Gonzalo spearheads the integration of cutting-edge technologies across AIUG’s platforms. His expertise ensures that AIUG remains at the forefront of innovation, delivering unmatched personalization and predictive capabilities.

3.	Trent McKendrick, CEO:

A seasoned entrepreneur with a proven track record in scaling SaaS businesses, Trent provides strategic direction and leadership for AIUG. His vision drives the company’s commitment to democratizing access to AI-powered tools that create tangible value for users.

4.	Regina Brauer, SVP of Partnerships:

Regina’s expertise in building strategic alliances enables AIUG to expand its market reach and create synergistic collaborations that enhance the user experience across all platforms.

5.	Esteban Maestro, AI Product Manager:

Esteban leads the design and development of AI tools that power user-centric features, ensuring AIUG’s platforms deliver intuitive, impactful solutions tailored to individual needs.

Unified Growth Strategy

AIUG’s unified approach integrates the strengths of its subsidiaries to create a comprehensive ecosystem:

●	Cross-Platform Synergies: Encouraging users to transition from debt repayment (Lever) to wealth-building (NestEgg) and leveraging financial savings to enhance lifestyle experiences (Travl.App).

●	Technology Leadership: Investing in AI and machine learning capabilities to enhance personalization, scalability, and operational efficiency across all platforms.

●	Global Reach: Expanding into underserved markets with localized solutions tailored to regional needs and opportunities.

●	Strategic Partnerships: Collaborating with financial institutions, fintech platforms, and industry leaders to drive adoption and innovation.

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Why AI Unlimited Group?

AIUG represents the future of fintech and AI innovation, delivering solutions that are not only scalable but also profoundly impactful. By combining visionary leadership, cutting-edge technology, and a commitment to addressing real-world challenges, AIUG is poised to redefine how individuals and businesses interact with technology. Together, our platforms empower users to achieve financial independence, travel the world, and optimize their operations—all with the seamless support of AI-powered tools.

NestEgg, LLC Business Description

Overview

NestEgg, a flagship platform under AI Unlimited Group, is a next-generation wealth management and retirement planning platform that integrates advanced artificial intelligence (AI) with a robust, regulated broker-dealer framework. With the acquisition of BeyondTrade Securities and a partnership with Apex Clearing, NestEgg provides seamless access to traditional and alternative investment products while delivering tailored financial solutions that empower users to maximize their financial potential.

NestEgg’s mission is to democratize wealth creation by offering tools that simplify investment management, enhance accessibility, and align with the values of modern investors.

Industry Background

The wealth management industry is undergoing a significant transformation, driven by technological advancements, changing investor expectations, and evolving demographics:

1.	Digital-First Investing: Investors increasingly demand mobile-first, AI-driven platforms that provide transparency, accessibility, and real-time insights.

2.	Generational Wealth Transfer: Over $68 trillion is expected to transfer from baby boomers to millennials and Gen Z in the next two decades, creating an unprecedented opportunity for platforms catering to younger, tech-savvy investors.

3.	ESG Investments: Socially responsible investing has surged, with environmental, social, and governance (ESG) funds attracting record inflows as investors prioritize values-aligned portfolios.

NestEgg is strategically positioned to capitalize on these trends by offering innovative, AI-powered solutions designed for a rapidly evolving investment landscape.

Our Solutions

NestEgg provides a comprehensive suite of products and features tailored to meet the diverse needs of today’s investors:

●	Personalized Wealth Management: AI-driven insights deliver tailored investment strategies that align with user goals, risk tolerance, and financial milestones.

●	Global Market Access: Offers seamless investments in U.S. and international equities, ETFs, and mutual funds, along with exposure to alternative assets like real estate, private equity, and cryptocurrency.

●	Tax Optimization: Automated tax-loss harvesting and planning tools ensure investors maximize returns while minimizing liabilities.

●	Retirement Planning: Features dedicated to Individual Retirement Accounts (IRAs), enabling users to optimize contributions and access tax-advantaged growth.

●	Secured Lending: Provides liquidity through portfolio-backed loans, allowing users to borrow without liquidating assets or triggering taxable events.

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Market Opportunity

NestEgg operates in a high-growth sector of the $49 billion AI-driven fintech market and addresses the $13 trillion IRA segment:

1.	Wealth Management Growth: The global wealth management market is projected to grow at a compound annual growth rate (CAGR) of 7.5%, driven by increasing demand for digital-first financial tools.

2.	IRA Market Potential: IRAs continue to be a cornerstone of retirement savings, with assets exceeding $13 trillion in the U.S. alone.

3.	Millennial and Gen Z Investors: Younger investors are embracing digital platforms, with mobile-first solutions driving engagement and adoption.

Revenue Streams

NestEgg’s revenue model is designed for scalability and diversification:

1.	Subscription Revenue: Premium tiers offer advanced features such as personalized tax optimization, ESG portfolios, and access to alternative investments.

2.	Transaction-Based Revenue: Earns commissions on trades, alternative asset transactions, and cryptocurrency investments.

3.	Net Interest Revenue: Interest earned on uninvested cash balances and securities lending.

4.	Advisory and Management Fees: Charges fees for managed accounts, including ESG and specialized portfolios.

5.	Partnership Revenue: Collaborates with financial institutions to integrate NestEgg’s platform into broader wealth management services.

Key Features and Benefits

NestEgg provides a seamless, user-focused experience through innovative features:

●	AI-Powered Personalization: Proprietary algorithms recommend investment strategies and identify market opportunities in real time.

●	Advanced Custody Services: Apex Clearing ensures fast, secure transactions and robust asset custody.

●	Comprehensive Portfolio Access: Users can invest in traditional and alternative assets, including cryptocurrency-backed IRAs and ESG funds.

●	Integrated Financial Ecosystem: Tools for saving, investing, and borrowing create a holistic financial management experience.

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Competitive Landscape

NestEgg differentiates itself from competitors by combining regulatory compliance, technological innovation, and diverse product offerings:

●	Robo-Advisors: Platforms like Betterment focus on low-cost automated portfolios but lack the depth of NestEgg’s advanced features and alternative investments.

●	Trading Platforms: Competitors like Robinhood emphasize short-term trading, whereas NestEgg focuses on long-term wealth creation and retirement planning.

●	Traditional Advisors: Legacy wealth management firms offer personalized advice but often at a higher cost and with less accessibility for tech-savvy, younger investors.

Growth Strategy

NestEgg’s growth is fueled by strategic initiatives that focus on innovation, expansion, and user engagement:

1.	Product Development: Expand offerings to include ESG-focused portfolios, fractional ownership of real estate, and blockchain-based investment vehicles.

2.	Geographic Expansion: Target emerging markets with region-specific solutions tailored to local regulatory environments and tax laws.

3.	Corporate Partnerships: Collaborate with employers to integrate NestEgg into financial wellness programs, boosting user acquisition and engagement.

4.	Educational Campaigns: Empower users through financial literacy programs and AI-driven personalized advice, fostering trust and loyalty.

Financial Overview

NestEgg has demonstrated consistent growth in user acquisition and revenue generation, reflecting its ability to meet market demands:

●	Strong subscription and transaction-based revenue growth year-over-year.

●	Increasing adoption of premium features, driven by user engagement with personalized financial planning tools.

●	Ongoing investment in research and development to maintain technological leadership.

Risk Factors

NestEgg’s business faces certain risks, including:

1.	Regulatory Changes: Alterations in financial regulations could require adjustments to our business model and product offerings.

2.	Market Volatility: Fluctuations in financial markets may impact user confidence and trading activity.

3.	Technological Innovation: Rapid advancements in fintech require continuous innovation to maintain competitive differentiation.

4.	Data Security: Cybersecurity threats could compromise user data and harm our reputation.

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Conclusion

NestEgg is at the forefront of the digital wealth management revolution, combining advanced AI, comprehensive financial tools, and a commitment to user-centric design. With a robust regulatory foundation and a focus on innovation, NestEgg is positioned to capture significant market share and deliver long-term value to its users and stakeholders. By empowering individuals to confidently manage their financial futures, NestEgg is redefining the future of wealth management for a new generation of investors.

Travl.LLC Business Description

Overview

Travl.App, a core platform under AI Unlimited Group, is redefining the online travel experience by combining cutting-edge AI technology with an innovative digital wallet for seamless travel planning, budgeting, and booking. Designed for a generation of experience-focused travelers, Travl.App eliminates financial and logistical barriers, enabling users to save smarter, plan better, and travel more often.

Travl.App operates as a personalized travel companion, offering real-time recommendations and financial tools that enhance every stage of the travel journey. By integrating advanced AI, secure payment solutions, and exclusive partnerships, Travl.App positions itself as the go-to platform for modern, mobile-first travelers.

Key Differentiators

1.	Democratizing Travel:

Travl.App empowers users to overcome financial constraints by integrating budgeting and savings tools with booking capabilities. This democratization of travel enables more people to turn their travel dreams into reality.

2.	End-to-End Travel Management:

Unlike traditional booking platforms, Travl.App offers a comprehensive experience that begins with saving for a trip and extends to real-time expense tracking and spending management during travel.

3.	Personalized Insights:

The platform uses AI to deliver tailored recommendations for flights, accommodations, and activities based on individual preferences, past behavior, and budgetary goals.

Revenue Streams

Travl.App generates revenue through a diversified model that aligns with the platform’s core offerings:

1.	Subscription Revenue:

○	Premium subscriptions provide access to advanced savings features, personalized itineraries, and exclusive travel deals.

○	A freemium-to-premium pipeline converts users as their travel planning needs evolve.

2.	Transaction-Based Revenue:

○	Earns commissions on bookings made through the platform, including flights, hotels, and activities.

○	Generates revenue from wholesale airfare rates offered through the TraveloPro API.

3.	Partnership Revenue:

○	Collaborates with airlines, hotels, and financial service providers to deliver bundled deals and secure revenue-sharing agreements.

○	Integration with BNPL (Buy Now, Pay Later) providers like Marquetta drives transactional growth.

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4.	Value-Added Services:

○	Offers optional services like travel insurance, visa assistance, and lounge access, creating additional revenue opportunities.

○	Launching “Travl Coin,” a blockchain-based rewards ecosystem for travelers, encouraging platform loyalty.

Key Features and Benefits

Travl.App’s suite of features caters to the evolving needs of digital-first travelers:

●	AI-Driven Personalization: Tailored recommendations for flights, hotels, and activities ensure users receive options that match their interests and budgets.

●	Digital Travel Wallet: Allows users to save incrementally for trips, manage budgets, and access spending insights during travel.

●	Dynamic Price Monitoring: Alerts users to optimal booking times, helping them secure the best deals.

●	BNPL and Flexible Payments: Enables users to book trips with manageable payment plans, increasing accessibility.

●	Comprehensive Itineraries: AI-powered tools help users create day-by-day plans, including dining, sightseeing, and transportation suggestions.

Market Context and Opportunity

Travl.App operates within the $600.5 billion global online travel market, projected to reach $1.1 trillion by 2032, with a CAGR of over 7%. The platform targets key market trends:

1.	Mobile-First Travelers: Over 55% of travel bookings are made on mobile devices, emphasizing the need for user-friendly, app-based solutions.

2.	Millennial and Gen Z Focus: These demographics prioritize experiences over material goods and are responsible for the majority of travel spending.

3.	Rising Financial Barriers: With 74% of millennials struggling to save for travel, tools like Travl.App’s digital wallet and BNPL integration directly address a significant market need.

Competitive Analysis

Travl.App stands out in the crowded travel marketplace by focusing on personalization, financial integration, and end-to-end management:

●	Traditional platforms like Expedia and Booking.com prioritize volume-based bookings but lack deep financial tools or AI-driven personalization.

●	Emerging players in travel budgeting focus solely on saving, whereas Travl.App integrates savings with seamless booking and spending management.

●	Travl.App’s partnerships with content providers and payment processors add unique value not offered by competitors.

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User Acquisition Strategy

Travl.App’s growth strategy centers on accessibility, personalization, and community engagement:

1.	Targeted Digital Marketing: Uses AI to identify and engage key user demographics, including millennials and Gen Z travelers.

2.	Partnership-Driven Growth: Collaborates with travel influencers, airlines, and financial institutions to boost brand visibility and attract users.

3.	Freemium Model: Offers free tools to attract users, with optional premium features driving conversion.

4.	Gamification and Loyalty: Introduces Travl Coin, a blockchain-based rewards program that incentivizes saving, booking, and spending within the platform.

Future Vision

Travl.App aims to become the ultimate travel companion by continuing to integrate advanced technology and user-focused features:

●	Geographic Expansion: Focus on emerging markets like Southeast Asia and Latin America, where mobile adoption and travel aspirations are growing rapidly.

●	Innovative Product Launches: Introduce augmented reality (AR) for immersive destination previews and AI-driven language translation for seamless global experiences.

●	Sustainability Initiatives: Partner with eco-friendly travel providers and promote green travel options to align with user values.

Conclusion

Travl.App combines advanced AI, personalized financial tools, and a seamless booking experience to redefine travel for a new generation of explorers. By integrating end-to-end travel solutions with innovative revenue models, Travl.App is positioned to capture significant market share and foster lasting customer loyalty. Whether saving for a dream vacation, booking the perfect itinerary, or managing spending on the go, Travl.App delivers a transformative experience that empowers users to travel smarter and more often.

Lever Business Description

Overview

Lever, a flagship platform under AI Unlimited Group, is revolutionizing student loan management by using AI to simplify repayment strategies and optimize financial outcomes for borrowers. Designed to address the complexities of managing $1.6 trillion in U.S. student loan debt, Lever provides access to a comprehensive database of Department of Education repayment programs, automating the discovery, enrollment, and recertification processes. Lever empowers borrowers to navigate their financial challenges with confidence, offering a seamless, user-friendly platform that saves time, reduces stress, and ensures compliance with federal regulations.

Key Differentiators

1.	Empowering Borrowers:

Lever addresses a critical market need by bridging the gap between borrowers and their optimal repayment plans, saving users an average of $240 per month.

2.	AI-Driven Simplification:

The platform leverages advanced AI to identify and recommend the best federal repayment programs tailored to each user’s unique financial profile.

3.	Seamless Automation:

By automating enrollment and annual recertification, Lever eliminates the complexities that often lead to delinquency and default.

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Context on the Student Loan Landscape

The U.S. student loan market is undergoing a period of significant change:

●	Debt Levels: Student loan debt has exceeded $1.6 trillion, impacting over 43 million borrowers. (Investopedia)

●	Consolidation Options: Many borrowers seek loan consolidation as a way to simplify payments and gain access to better repayment options, though the process can be complicated without guidance. (Forbes)

●	Policy Reforms: Recent legislative efforts, such as the SAVE Plan and proposals like the Affordable Loans for Students Act, aim to lower interest rates and improve repayment options, creating both opportunities and uncertainties for borrowers. (Investopedia)

These factors highlight the need for innovative tools like Lever that help borrowers navigate the evolving student loan landscape.

Revenue Streams

Lever operates through a robust and scalable revenue model:

1.	Subscription Revenue:

○	Users pay an annual subscription fee of $79.99 for full access to Lever’s tools, including repayment plan matching, automated enrollment, and compliance tracking.

○	Recurring subscriptions align with the Department of Education’s annual recertification requirements.

2.	Affiliate Revenue:

○	Partnerships with financial service providers, including credit monitoring and budgeting apps, generate additional revenue through affiliate agreements.

3.	Value-Added Services:

○	Offers premium services, such as personalized financial coaching and integration with investment platforms like NestEgg, for an additional fee.

○	Plans to introduce loan refinancing options and savings tools, further diversifying revenue streams.

Key Features and Benefits

Lever’s innovative platform offers comprehensive solutions to common borrower challenges:

●	AI-Powered Program Matching: Recommends the best repayment plans based on borrower income, family size, and debt profile.

●	Streamlined Enrollment: Automates the complex process of applying for income-driven repayment (IDR) plans, Public Service Loan Forgiveness (PSLF), and the SAVE plan.

●	Proactive Compliance: Ensures users meet annual recertification requirements, avoiding payment increases or loss of benefits.

●	Real-Time Notifications: Keeps borrowers informed about deadlines, policy changes, and opportunities to adjust their repayment plans for maximum savings.

●	Savings Redirection: Encourages users to apply savings from optimized repayment plans toward wealth-building tools like NestEgg.

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Competitive Analysis

Lever stands apart from competitors through its focus on user empowerment, federal compliance, and advanced automation:

●	Traditional loan servicers prioritize collections, offering minimal proactive support to borrowers.

●	Competitors like SoFi focus on loan refinancing, limiting their relevance to the 7% of borrowers with private loans. Lever addresses the 93% of borrowers with federally backed debt, the largest segment of the market.

●	Unlike generic financial tools, Lever’s deep integration with Department of Education databases ensures accurate, real-time information for users.

User Acquisition Strategy

Lever’s growth strategy focuses on accessibility, education, and partnership-driven expansion:

1.	Digital Outreach: Leverages targeted advertising and educational content to reach borrowers overwhelmed by repayment complexities.

2.	Employer Partnerships: Collaborates with companies offering student loan repayment assistance as an employee benefit, expanding user acquisition through corporate channels.

3.	Institutional Collaborations: Partners with colleges and universities to provide Lever as a tool for graduates managing their student loans.

4.	Referral and Affiliate Programs: Incentivizes existing users and financial advisors to refer new borrowers, creating a cost-effective growth loop.

Future Vision

Lever aims to be the definitive platform for student loan management and financial empowerment:

●	Private Loan Expansion: Introduce tools for managing private loans, capturing a broader segment of the market.

●	Wealth-Building Integration: Expand partnerships with platforms like NestEgg, enabling users to transition from debt repayment to wealth accumulation.

●	Advanced Analytics: Offer predictive financial modeling tools that help users plan for life milestones, from buying a home to funding education for their children.

Conclusion

Lever combines advanced AI, seamless automation, and user-first design to transform how borrowers manage their student loans. By addressing a critical financial pain point, Lever not only empowers individuals to take control of their financial futures but also positions itself as a leader in the $1.6 trillion student loan market. As repayment resumes post-pandemic and policy reforms reshape borrower behavior, Lever is uniquely positioned to scale rapidly, driving significant value for users and stakeholders alike.

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Resolve Debt Business Overview

Resolve Debt is a technology-driven company specializing in the development and deployment of advanced artificial intelligence (AI) solutions for the accounts receivable (AR) and debt recovery industry. Our mission is to enhance the efficiency, compliance, and customer experience of debt recovery processes for businesses across various sectors. By leveraging AI and machine learning, we provide innovative tools that automate AR management, optimize recovery strategies, and ensure adherence to regulatory standards.

Industry Background

The debt recovery industry is a critical component of the financial ecosystem, facilitating the collection of outstanding debts and contributing to the liquidity and financial health of businesses. Traditional debt collection methods have often been labor-intensive, time-consuming, and fraught with compliance challenges. The increasing complexity of regulatory requirements and the growing emphasis on consumer rights have necessitated the adoption of more sophisticated, technology-driven solutions.

In recent years, the industry has witnessed a significant shift towards digital transformation, with companies seeking to leverage technology to improve operational efficiency, reduce costs, and enhance customer engagement. The integration of AI and machine learning into debt recovery processes has emerged as a pivotal development, enabling the automation of routine tasks, predictive analytics for better decision-making, and personalized communication strategies that align with consumer preferences and regulatory mandates.

Our Solutions

Resolve Debt offers a comprehensive suite of AI-powered tools designed to address the multifaceted challenges of modern debt recovery:

●	Automated Accounts Receivable Management: Our platform streamlines the AR process by automating invoicing, payment reminders, and follow-ups, thereby reducing manual intervention and minimizing errors.

●	Predictive Analytics: We utilize machine learning algorithms to analyze historical data and predict debtor behavior, enabling businesses to prioritize collection efforts and allocate resources more effectively.

●	Compliance Monitoring: Our solutions are designed to ensure adherence to federal and state regulations, including the Fair Debt Collection Practices Act (FDCPA) and the Consumer Financial Protection Bureau (CFPB) guidelines, thereby mitigating legal risks.

●	Sentiment Analysis and Personalized Communication: By analyzing debtor interactions, our AI models assess sentiment and tailor communication strategies to enhance engagement and improve recovery outcomes.

Market Opportunity

The global debt collection software market is experiencing robust growth, driven by the increasing need for automated solutions and the rising volume of outstanding debts. According to industry reports, the market is projected to reach $5.2 billion by 2026, growing at a compound annual growth rate (CAGR) of 8.2% from 2021. This growth is attributed to the escalating demand for cloud-based solutions, the integration of AI and machine learning, and the need for compliance with stringent regulatory standards.

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Competitive Landscape

The debt recovery technology sector is characterized by the presence of several key players offering a range of solutions. Our primary competitors include:

●	Company A: Specializes in cloud-based debt collection software with a focus on small to medium-sized enterprises.

●	Company B: Offers a comprehensive suite of financial software solutions, including debt recovery modules integrated with broader financial management systems.

●	Company C: Provides AI-driven analytics and automation tools tailored for large enterprises with complex debt portfolios.

Resolve Debt differentiates itself through its deep integration of AI and machine learning, emphasis on compliance, and commitment to enhancing the debtor experience.

Growth Strategy

Our strategic initiatives to drive growth and market penetration include:

●	Product Innovation: Continuous enhancement of our AI algorithms and the development of new features to address emerging industry needs.

●	Market Expansion: Targeting new geographic regions and industry verticals to broaden our customer base.

●	Strategic Partnerships: Collaborating with financial institutions, fintech companies, and regulatory bodies to expand our reach and influence.

●	Customer Acquisition and Retention: Implementing targeted marketing campaigns and providing exceptional customer support to attract and retain clients.

Financial Overview

Resolve Debt has demonstrated consistent revenue growth since its inception, reflecting the increasing adoption of our solutions and the expanding market demand for AI-driven debt recovery tools. We maintain a balance sheet, with significant investments in research and development to fuel ongoing innovation.

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Conclusion

Resolve Debt is at the forefront of transforming the debt recovery industry through the application of advanced AI technologies. Our commitment to innovation, compliance, and customer-centric solutions positions us for sustained growth and success in a dynamic and expanding market.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB under the symbol “AIUG”. In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “AIUG”. If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of the offering, at which point our common stock will cease to be quoted on the OTCQB. No assurance can be given that our listing application will be approved. Prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, which include, among other things, a stock price threshold. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on Nasdaq.

Summary Risk Factors

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

Risks Related to Our Business and Industry

●	We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

●	Our business model depends on scaling user adoption across our platforms, and any inability to attract, retain, or engage users may adversely impact our growth prospects.

●	We are subject to regulatory changes that could adversely impact our business operations.

●	We operate in highly competitive markets and face significant competition from both established players and emerging startups.

●	Failure to achieve technological advancements could render our platforms obsolete.

●	Our business is subject to seasonal trends and macroeconomic pressures.

●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	Our use of AI in our products and services may result in operational challenges, legal liability, reputational concerns, and competitive risks.

●	We may experience challenges with the acquisition, development, enhancement, or deployment of technology necessary for our business.

●	The sizes of the markets for our current and future products have not been established with precision, and may be smaller than we estimate.

●	The industries in which we operate are subject to rapid change, which could make our Platform, our current products and any future products we may develop obsolete.

●	If we fail to retain our existing customers or to acquire new customers in a cost-effective manner, or if our customers fail to continue using our products and services, our revenue may decrease, and our business, financial condition, and results of operations could be adversely affected.

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Risks Related to Our Common Stock and this Offering

●	The market price of our shares of common stock may be volatile or may decline steeply or suddenly regardless of our operating performance, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose all or part of your investment.

●	An active, liquid trading market for our shares of common stock may not develop.

●	Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

●	The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

●	Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

●	Management will have broad discretion as to the use of the net proceeds from this offering.

●	Sales of a substantial number of our shares of common stock in the public market by our existing shareholders could cause our share price to fall.

●	We do not anticipate paying any cash dividends in the foreseeable future.

●	Investors in this offering will experience immediate and substantial dilution in net tangible book value.

●	A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

●	If our common stock is listed on Nasdaq, we may not be able to satisfy the continued listing requirements of Nasdaq to maintain a listing of our common stock.

●	We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

●	If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

●	There can be no assurances that our common stock once listed on Nasdaq will not be subject to potential delisting if we do not continue to maintain the listing requirements of Nasdaq.

Corporate Information

We are incorporated under the laws of the State of Delaware on March 24, 2022. Our principal executive offices are located at Level 11, 9255 W Sunset Blvd, West Hollywood, CA 90069. Our telephone number is (800) 309-5983. Our website is https://www.aiug.ai/. Information contained in, or that can be accessed through, our website is not incorporated by reference into this registration statement, and you should not consider information on our website to be part of this registration statement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Issuer	AI Unlimited Group, Inc.

Common stock offered by us	shares.

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to additional shares of our common stock to cover over-allotments, if any, at the price to the public, less the underwriting discounts and commissions to cover over-allotments, if any.

Common stock outstanding immediately after the offering	shares (or shares assuming the underwriters exercise their over-allotment option in full)

Proposed Nasdaq Trading Symbol and Listing	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “AIUG”. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on Nasdaq. We will not proceed with this offering in the event the common stock is not approved for listing on Nasdaq.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $           million, or approximately $            million if the underwriters exercise their over-allotment option in full, assuming a public offering price of $            per share (based on the last reported sales price for the common stock as quoted on the OTCQB on              , 2025), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily to support the continued growth and development of our innovative AI-powered platforms. This includes investments in product development and innovation, sales and marketing, operational infrastructure, and general working capital. See “Use of Proceeds” for additional information.

Lock-up Agreements

We have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, or dispose of, directly or indirectly, any of our common stock or securities convertible into or exchangeable or exercisable for any of our common stock during the six-month period following the closing of this offering.

Our executive officers, directors and certain shareholders beneficially owning more than 10% of our common stock prior to the offering, have agreed during the six-month period following the closing of this offering to substantially similar lock-up provisions, subject to certain exceptions. Please refer to the section titled “Underwriting” for more information.

Risk factors	Investing in our common stock involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should read “Risk Factors” beginning on page 17 for a discussion of factors to carefully consider before deciding to invest in our common Stock.

The number of shares of common stock that will be issued and outstanding immediately after this offering as shown above assumes that all of the shares of common stock offered hereby are sold and is based on 314,225,225 shares of common stock outstanding as of February 13, 2025, and excludes the following as of such date:

●	18 shares of common stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $[ ] per share; and

●	5,000,000 shares of common stock issuable upon exercise of outstanding options, with a weighted-average exercise price of $[ ] per share.

Unless otherwise indicated, all information in this prospectus assumes:

●	no exercise of the outstanding warrants and options described above; and

●	no exercise by the underwriters of their over-allotment option.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial statements for the nine months ended September 30, 2024 and 2023, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial statements for the years ended December 31, 2023 and 2022, are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the nine months ended September 30,
Statements of Operations Data:	2024	2023
Revenues	$101	$-
Cost of Revenues	615,045	129,410
Gross profit (loss)	(614,944)	(129,410)
Selling and marketing	17,116	211,410
General and administrative	1,183,160	997,225
Income (loss) from operations	(1,815,220)	(1,338,045)
Other Income / Expense	(1,244,867)	(688,721)
Net income (loss)	(3,060,087)	(2,026,766)
Less: net income (loss) attributable to non-controlling interest	-	-
Net income (loss) attributable to shareholders	(3,060,087)	(2,026,766)

	As of September 30, 2024
	Actual	As Adjusted (1)
Balance Sheet Data
Total Current assets	$982,267	-
Total non-current assets	1,419,469	-
Total assets	$2,401,736	-
Total liabilities	$359,362	-

(1)	As adjusted data gives additional effect to the sale of shares of common stock in this offering at an assumed public offering price of $ per share (based on the last reported sales price for the common stock as quoted on the OTCQB on February 13, 2025), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, as if the sale had occurred on September 30, 2024.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

We expect our costs will increase over time and our losses to continue as we expect to invest significant additional funds towards growing our business and operating as a public company. We have expended and expect to continue to expend substantial financial and other resources on product development, including investments in our product, engineering, and design teams and the development of new products and new functionality for our existing products and our platform; our technology infrastructure, including systems architecture, management tools, scalability, availability, performance, and security, as well as disaster recovery measures; our sales, marketing, and customer success organizations; acquisitions or strategic investments; and general administration, including legal and accounting expenses. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flows on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, and results of operations could be adversely affected.

We incorporate artificial intelligence, or AI, and machine learning, or ML, into some of our products. This technology is new and developing and may present both compliance and reputational risks.

We rely on AI and machine learning in the operation of some our vision-based sensing products. The AI models that we use are trained using various data sets. If our AI models are incorrectly designed or implemented or do not receive pictures or visual data, they may produce inaccurate or unreliable results, negatively impacting the performance and reliability of our platforms. The effectiveness of our AI models depends on the quality and completeness of the data used for training. If the data is incomplete, inadequate, or biased, it could lead to suboptimal model performance, impairing the functionality of our platforms. Any malfunction or unexpected behavior in our AI-driven systems could disrupt our operations, leading to increased downtime and higher maintenance costs for our customers, and potential loss of revenue. Additionally, failures in the performance of our AI models could damage our reputation, erode customer trust, and result in loss of business and negative publicity.

Our future growth and success is highly dependent upon large-scale adoption of our platforms in the markets we compete.

While we are establishing ourselves and our platforms, our future growth depends upon large-scale adoption of NestEgg, Travl.App, Lever and Resolve Debt. Although we anticipate continued market penetration for these platforms, there is no guarantee of such future demand, or that our products will remain competitive. If our technology and products or any future product that we may develop does not achieve an adequate level of acceptance, or does not garner significant commercial appeal, we may not generate significant revenue and may not become profitable. The degree of market acceptance will depend on a number of factors, including:

●	the cost, safety, efficacy/performance, perceived value and convenience of our technology and any current or future product that we may develop;

●	the ability of third parties to enter into relationships with us;

●	the effectiveness of our sales and marketing efforts;

●	the strength of marketing and distribution support for, and timing of market introduction of, competing technology and products;

●	government regulations and economic incentives;

●	our ability to scale up our operations to meet anticipated demand; and

●	publicity concerning our technology or products or competing technology and products.

Our efforts to penetrate industries and educate the marketplace regarding the benefits of our vision-based sensory technology, and reasons to seek the commissioning of products based on our technology, may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by conventional sensing technologies, and these resources may not available to us.

If we are unable to ensure that our platforms interoperates with a variety of hardware and software platforms that are developed by others, including our partners, we may become less competitive and our business may be harmed.

Our platforms must integrate with a variety of hardware and software platforms, and we need to continuously modify and enhance our platforms to adapt to changes in hardware and software technologies. Third-party services and products are constantly evolving, and we may not be able to modify our platforms to assure their compatibility with that of other third parties as they continue to develop or emerge in the future, or we may not be able to make such modifications in a timely and cost-effective manner. In addition, some of our competitors may be able to disrupt the operations or compatibility of our platforms with their products or services, or exert strong business influence on our ability to, and terms on which we, operate our platforms. Should any of our competitors modify their products or standards in a manner that degrades the functionality of our platforms or gives preferential treatment to our competitors or competitive products, whether to enhance their competitive position or for any other reason, the interoperability of our platforms with these products could decrease and our business, results of operations and financial condition would be harmed. If we are not permitted or able to integrate with these and other third-party applications in the future, our business, results of operations and financial condition would be harmed.

We are subject to regulatory changes that could adversely impact our business operations.

Legislative reforms in the student loan sector, such as changes to income-driven repayment plans like the SAVE Plan, may significantly impact Lever’s user base and subscription model. Similarly, the introduction of new ESG-related regulations could alter how NestEgg markets its portfolios and increase compliance costs associated with investment management. These regulatory changes could negatively affect our business operations and financial performance.

We operate in highly competitive markets and face significant competition from both established players and emerging startups.

In the travel sector, Travl.App competes with well-established platforms like Expedia and Booking.com, which benefit from substantial resources and market share. Additionally, Resolve Debt faces intense competition from AI-powered collections providers, requiring us to continually innovate and enhance our offerings to maintain a competitive edge. The competitive pressures in our markets could adversely affect our ability to attract users and grow our business.

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Our primary competitors include other fintech platforms, AI-driven financial technology providers, and software solutions developed internally at financial institutions. Our current and potential competitors may have competitive advantages, such as greater brand recognition, longer operating histories, larger market share in certain verticals, established customer relationships, more successful marketing strategies, and significantly greater financial, technical, and other resources. Competitors with more substantial financial resources and product development capabilities may be able to respond more quickly to emerging technologies or changing customer preferences, potentially rendering our platform less competitive or obsolete.

Our competitors may also pursue acquisitions, strategic partnerships, or introduce new products with more favorable pricing or performance characteristics, which could impact our market position. Additionally, many of our competitors are well-capitalized and offer pricing discounts, incentives, or promotions that could make their offerings more attractive than ours. Further, some customers may opt to build their own solutions, creating internal competition that challenges the need for our platform.

As competition intensifies, particularly with ongoing innovation in AI and digital solutions, we expect to face greater pressure. Competitors may adopt features from our platform or introduce new innovations that resonate more strongly with customers, making it harder for us to differentiate ourselves. Increased competition could lead to reduced demand for our platform, pricing pressures, or fewer customers, which could adversely affect our revenue, margins, and overall business performance. If we are unable to retain existing customers, attract new ones, or face significant pricing pressures due to competition, our financial condition and growth prospects could be negatively impacted.

Failure to achieve technological advancements could render our platforms obsolete.

Our platforms rely on AI-driven features for personalization, compliance, and predictive analytics. If we fail to innovate or address technological bugs in a timely manner, user satisfaction and retention may decline, adversely affecting our business. Furthermore, competitors may develop superior AI technologies that overshadow our offerings, limiting our ability to remain competitive and negatively impacting our growth and revenue prospects.

We are actively developing additional AI-powered solutions, but there is no guarantee that we will successfully develop, commercialize, or scale these or future AI solutions. The depth and effectiveness of our AI applications depend significantly on the continued advancement of our core technology platforms, including our financial services, travel, and debt management solutions, as well as access to third-party data, for which there are no assurances.

Additionally, we cannot accurately predict the pricing models, regulatory landscape, or reimbursement frameworks that may apply to our AI-driven solutions in the future. The market for AI-powered decision-making tools, particularly in financial and consumer sectors, is still evolving and represents only a small fraction of their respective industries. Future regulations may emerge that could impact adoption, compliance costs, or market viability.

While we believe AI applications represent a significant long-term opportunity for us, there is no assurance that a sustainable and competitive market will develop, or that we will successfully capture market share in AI-driven financial services, travel, or debt management solutions.

Our business is subject to seasonal trends and macroeconomic pressures.

Travl.App’s performance is closely tied to travel demand, which may fluctuate due to economic downturns, pandemics, or geopolitical events. Additionally, rising interest rates could reduce user interest in financial tools such as Lever and NestEgg. These seasonal trends and macroeconomic pressures may adversely impact our revenue, growth prospects, and overall business operations.

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We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We were founded in March 2022 and our limited operating history may make it difficult to make accurate predictions about our future performance. Assessing our business and future prospects may also be difficult because of the risks and difficulties we face. These risks and difficulties include our ability to:

•	Accurately forecast our revenue and plan our operating expenses;

•	Develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and services;

•	Enter into new and maintain existing customer relationships;

•	Successfully identify, negotiate, execute, and integrate strategic acquisitions and partnerships;

•	Successfully compete with current and future competitors;

•	Successfully build our brand and protect our reputation from negative publicity;

•	Increase the effectiveness of our marketing strategies;

•	Successfully adjust our proprietary technology, products, and services in a timely manner in response to changing macroeconomic conditions and fluctuations in the credit market;

•	Enter into new and maintain existing ecosystem partnerships;

•	Successfully introduce new products and services and enter new markets and geographies;

•	Adapt to rapidly evolving trends in the ways customers and consumers interact with technology;

•	Comply with and successfully adapt to complex and evolving regulatory environments;

•	Protect against fraud and online theft;

•	Avoid interruptions or disruptions in our service;

•	Effectively secure and maintain the confidentiality of the information received, accessed, stored, provided, and used across our systems;

•	Successfully obtain and maintain funding and liquidity to support continued growth and general corporate purposes;

•	Attract, integrate, and retain qualified employees; and

•	Effectively manage rapid growth in our personnel and operations.

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If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition, and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected.

Our financial statements include a going concern uncertainty, which raises substantial doubt about our ability to continue as a going concern.

We have incurred recurring net losses and have not generated significant revenue for the fiscal years ended December 31, 2023, and 2022. As a result, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2023, expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital, generate sufficient revenue, and achieve profitable operations. We may seek additional funding through public or private financings, collaborative arrangements, or other strategic transactions. However, there can be no assurance that such funding will be available on acceptable terms, if at all. If we are unable to obtain sufficient funding or execute our business plan successfully, we may be required to delay, reduce, or terminate operations, which could have a material adverse effect on our business, financial condition, and results of operations. As a result, there is substantial doubt about our ability to continue as a going concern, and investors should be aware that an investment in our securities involves significant risks.

Our use of AI in our products and services may result in operational challenges, legal liability, reputational concerns, and competitive risks.

AI is integrated into our platform and is a fundamental component of our AI-driven financial, travel, and debt management solutions. As with many emerging technologies, AI presents risks and challenges that could impact its development, adoption, and use, and therefore our business. AI-related risks include accuracy, bias, intellectual property concerns, data privacy, cybersecurity vulnerabilities, and the provenance of training data. For example, our AI models may incorporate third-party data, including personal, proprietary, or confidential information. If we lack the necessary rights to use such data, we could face legal exposure related to privacy violations, intellectual property disputes, or breaches of contractual obligations.

Additionally, AI regulation is evolving rapidly and may affect our ability to continue deploying AI-driven solutions. AI is under increasing scrutiny by U.S. governmental agencies, including the Federal Trade Commission (FTC) and the SEC. U.S. states and foreign jurisdictions are actively considering new AI-related regulations, such as the European Union’s proposed Artificial Intelligence Act, which could impose significant fines for non-compliance. As regulations develop, compliance obligations may become more complex and could restrict how we build, train, and deploy AI models, potentially increasing costs and limiting the scalability of our solutions.

The use of AI also presents operational and reputational risks. AI models can be flawed or biased due to insufficient, low-quality, or skewed datasets. Addressing these technical limitations and mitigating bias may prove costly and, in some cases, infeasible. If our AI-driven insights, recommendations, forecasts, or automated decisions are inaccurate, biased, or unreliable, we could face reputational damage, regulatory scrutiny, competitive disadvantages, or potential legal liability. Additionally, AI-generated content may inadvertently produce harmful, offensive, or non-compliant material, which could lead to ethical concerns and reinforce the need for human oversight in AI-driven processes.

Public perception and acceptance of AI are also critical to our success. If data scientists, engineers, or end-users misuse AI technologies, or if competitors’ AI applications generate controversy, it could negatively affect the broader AI industry and our brand reputation. Though we implement safeguards to mitigate risks, concerns related to AI’s impact on privacy, employment, decision-making, and social equity may still influence public trust and regulatory actions.

Our investments in AI technology and infrastructure are significant and may exceed initial expectations. If our platform does not function as intended, fails to meet performance expectations, or becomes difficult to use due to regulatory or reputational concerns, we may struggle to retain customers, and our competitors may gain an advantage by integrating AI more effectively.

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We may experience challenges with the acquisition, development, enhancement, or deployment of technology necessary for our business.

Our platform requires advanced software and computer systems to handle increasing data volumes and perform sophisticated tasks, particularly in the areas of AI-powered fintech products. Technologies evolve rapidly, and we must continually adapt to these changes efficiently and at a reasonable cost. There is no guarantee that we will be able to develop, acquire, or integrate the necessary technologies, or that such technologies will meet our needs or operate as intended, potentially impacting our business performance.

The sizes of the markets for our current and future products have not been established with precision, and may be smaller than we estimate.

Our estimates of the total addressable markets for our current and future products are based on a number of internal and third-party assumptions, including but not limited to projected user adoption, pricing models, and the expected success of product development and commercialization. While we believe these assumptions are reasonable, they may prove to be incorrect, and market conditions may change, affecting the accuracy of our estimates. If the actual market size, product adoption, or pricing deviates from our estimates, it could negatively impact our sales, growth, and financial performance.

The industries in which we operate are subject to rapid change, which could make our current products and any future products we may develop obsolete.

The fintech and AI industries are subject to rapid technological evolution, which could render our platform, current products, and any future developments obsolete. Frequent advancements in AI technologies, new product innovations, and changing market expectations could outdate our offerings if we do not adapt swiftly. Our future success depends on staying ahead of technological changes, meeting the evolving needs of our customers, and capitalizing on emerging market opportunities. Failure to update our products or integrate cutting-edge advancements could hinder growth or lead to market decline.

If we fail to retain our existing customers or to acquire new customers in a cost-effective manner, or if our customers fail to continue using our products and services, our revenue may decrease, and our business, financial condition, and results of operations could be adversely affected.

Our ability to continue growing in the future will depend in part on our success in building and maintaining strong relationships with our customers. If any of our customers were to suspend, limit, or cease their operations, or otherwise terminate their relationships with us, it could decrease our revenue and negatively impact our growth. A diversified customer base is critical to mitigating risks associated with changes in market conditions, customer behavior, and economic factors that may affect particular sectors or industries. While we anticipate that our customer base will expand over time, some larger customers may continue to represent a significant portion of our revenue in the near term.

If we are unable to retain existing customers, acquire new customers efficiently, or if customer engagement with our products and services declines, our ability to grow could be hindered. Our ability to retain and expand relationships with our customers depends on several factors, including: our brand reputation, pricing structure, ongoing value delivery, competitor offerings, and our ability to fulfill customer agreements. Many customers do not have long-term financial commitments, which means they can reduce or stop using our products and services without penalty. Furthermore, some customers may choose to terminate agreements without cause, or with limited notice, exposing us to risk of sudden revenue loss.

Moreover, shifts in market conditions or customer needs could lead our clients to reduce their spending on our solutions, or to renegotiate terms, impacting our financial outlook. Our customers have no obligation to renew their agreements, and any renewal may come with different pricing terms, potentially unfavorable to us. Changes in customer regulations or compliance requirements could also result in customers terminating or limiting their relationship with us.

If we fail to retain key customers, acquire new clients, or grow revenue from existing relationships, our business and financial performance could be adversely affected.

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Risks Related to Our Common Stock and this Offering

The market price of our shares of common stock may be volatile or may decline steeply or suddenly regardless of our operating performance, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose all or part of your investment.

If you purchase shares of our common stock in this offering, you may not be able to resell those shares at or above the price you paid. The market price of our shares may fluctuate or decline significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenues or other operating results;

●	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

●	any forward-looking financial or operating information we may provide to the public or securities analysts, any changes in this information or our failure to meet expectations based on this information;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	additional shares being sold into the market by us or our stockholders, or the anticipation of such sales, including if certain of our stockholders sell shares into the market when the applicable “lock-up” period ends for such stockholders;

●	announcements by us or our competitors of significant products or features, innovations, acquisitions, strategic partnerships, joint ventures, capital commitments, divestitures or other dispositions;

●	loss of relationships with significant customers;

●	changes in operating performance and stock market valuations of companies in our industry, including our competitors;

●	loss of services from members of management or employees or difficulty in recruiting additional employees;

●	future issuances of common stock or other securities;

●	worsening of global economic conditions and reduction in demand for our products;

●	price and volume fluctuations in the overall stock market, including as a result of general economic trends;

●	lawsuits threatened or filed against us, or events that negatively impact our reputation;

●	current or anticipated impact of military conflict, including the conflict between Russia and Ukraine, Israel’s war or conflicts with Hamas or Hezbollah or other geopolitical events;

●	sanctions imposed by the United States and other countries in response to global conflicts, including the one in Ukraine, may also adversely impact the financial markets and the global economy, and any economic countermeasures by affected countries and others could exacerbate market and economic instability;

●	the impact of any resurgence of COVID-19 or any of its variants or any other pandemic on us and the national and global economies;

●	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies; and

●	general market conditions and other events or factors, many of which are beyond our control.

In addition, extreme price and volume fluctuations in the stock markets have affected and continue to affect the stock prices of many companies. Often, their share prices have fluctuated in ways unrelated or disproportionate to their operating performance. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources. It could also require us to make substantial payments to satisfy judgments or to settle litigation.

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An active, liquid trading market for our shares of common stock may not develop.

While our shares of common stock are quoted on the OTCQB, trading in the shares has been illiquid. Although we expect to list our shares of common stock on Nasdaq, we cannot guarantee an active public market for our shares of common stock will develop or be sustained after this offering. If an active and liquid trading market does not develop, you may have difficulty selling or may not be able to sell any of the shares that you purchase.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered underwriter, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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The FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Certain recent public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock.

Our shares of common stock may be subject to extreme volatility that may be unrelated to the underlying performance of our business. Recently, companies with comparable anticipated public floats and public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few stockholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our shares of common stock experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our shares. In addition, investors in this offering may experience losses, which may be material, if the price of our shares declines after this offering or if such investors purchase our shares prior to any price decline.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return them to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

Management will have broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Sales of a substantial number of our shares of common stock in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our shares of common stock in the public market following this offering, or the perception that these sales might occur, could depress the market price of our shares and could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. All the shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for any such shares acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Furthermore, our directors, officers and certain stockholders that hold more than 5% of our shares of common stock upon the closing of this offering (assuming none of such persons purchase shares in this offering) will be subject to lock-up agreements with the underwriters of this offering that restrict their ability to transfer our shares for a period of six months from the date of this prospectus. We are unable to predict the effect that sales may have on the prevailing market price of our shares of common stock. See “Shares Eligible for Future Sale” for further information.

We do not anticipate paying any cash dividends in the foreseeable future.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

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Investors in this offering will experience

immediate and substantial dilution in net tangible book value.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $[     ] per share, based on the assumed public offering price of $            per share, based on the last reported sales price for our common stock as quoted on the OTCQB on February         , 2025. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

A significant portion of our shares of common stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

The sales of a substantial number of our shares of common stock in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our common stock. Immediately after this offering, we will have               outstanding shares of common stock, based on the number of              shares of common stock outstanding as of September 30, 2024 and as of the date of the prospectus, assuming no exercise of the underwriter’s over-allotment option. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. Of that amount,               shares of common stock are currently restricted as a result of securities laws and/or lock-up agreements but will be able to be sold after the closing of this offering, subject to securities laws and/or lock-up agreements. If held by one of our affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “Shares Eligible for Future Sale.”

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or shares of common stock, our share price and trading volume could decline.

The trading market for our shares of common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares of common stock, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by the offering, to respond to business challenges, including the need to enhance our products and services, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financing to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires public companies to conduct an annual review and evaluation of their internal controls. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock.

There can be no assurances that our common stock once listed on Nasdaq will not be subject to potential delisting if we do not continue to maintain the listing requirements of Nasdaq.

We have applied to list the shares of our common stock on Nasdaq under the symbol “AIUG”. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq) would make it more difficult for stockholders to sell our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In addition to these assumptions and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

●	our future operating or financial results;

●	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

●	changes in our operating expenses, and insurance costs;

●	our ability to meet requirements for additional capital and financing to grow our business;

●	planned or pending acquisitions, business strategy and expected capital spending or operating expenses;

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	our expectations regarding our ability to complete acquisition transactions as planned;

●	potential conflicts of interest involving members of our board of directors, or the Board, and senior management;

●	potential liability from pending or future litigation;

●	potential exposure or loss from investment in derivative instruments;

●	forecasts of our ability to make cash distributions on our common units or any increases in our cash distributions;

●	our ability to make additional borrowings and to access debt and equity markets;

●	the strength of world economies;

●	fluctuations in interest rates and foreign exchange rates;

●	general domestic and international political conditions; and

●	our business strategy and other plans and objectives for future operations.

Any forward-looking statements contained herein are made only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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USE OF PROCEEDS

Based upon an assumed public offering price of $           per share (based on the last reported sales price for the common stock as quoted on the OTCQB on                 , 2025), we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, of approximately $           million. If the underwriters exercise their option to purchase up to an additional              shares of common stock in full, we estimate that the net proceeds to us from this offering will be approximately $            million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed public offering price of $               per share would increase (decrease) the net proceeds to us from this offering after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by $           , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. An increase (decrease) of 1,000,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by $         , assuming the assumed public offering price remains the same.

We intend to use the net proceeds from this offering, estimated at $             million, to support the continued growth and development of our innovative AI-powered platforms. The allocation of funds is strategically designed to enhance our operational capabilities, accelerate our market expansion, and drive value for our users and stakeholders. The anticipated use of proceeds includes:

1.	Product Development and Innovation (40%):

○	Invest in research and development to enhance the functionality and scalability of our platforms—NestEgg, Travl.App, Lever, and Resolve Debt—ensuring they remain at the forefront of industry innovation.

○	Advance AI and machine learning capabilities to deliver deeper personalization, predictive analytics, and compliance tools.

2.	Sales, Marketing, and Customer Acquisition (30%):

○	Expand targeted marketing efforts to increase brand awareness and user acquisition across diverse demographics and geographic regions.

○	Develop strategic partnerships with financial institutions, fintech companies, and enterprise clients to accelerate adoption.

3.	Operational Infrastructure and Technology (20%):

○	Upgrade and expand our IT infrastructure to support anticipated user growth and enhance platform reliability.

○	Strengthen cybersecurity measures to ensure the integrity of user data and compliance with regulatory standards.

4.	Working Capital and General Corporate Purposes (10%):

○	Support ongoing operational needs, including talent acquisition and retention, legal and compliance activities, and day-to-day business expenses.

○	Maintain flexibility to respond to market opportunities and unforeseen challenges.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Our ability to pay dividends to our stockholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on an adjusted basis to reflect the issuance and sale of the shares by us in this offering at the assumed public offering price of $ per share (based on the last reported sales price for the common stock as quoted on the OTCQB on , 2025), after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

You should read the information in the below table together with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus. The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of September 30, 2024 (unaudited)
(U.S. dollars in thousands)	Actual	As Adjusted
Cash and cash equivalents	$510,797	$-

Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding	500	-
Common stock par value $0.001 par value per share; authorized 500,000,000; issued and outstanding 313,319,980 shares (actual) and shares (as adjusted)	31,332	-
Additional paid in capital	11,168,309	-
Accumulated deficit	(9,157,767)
Total shareholders’ equity	2,042,374	-
Total capitalization	2,553,171	-

Each $1.00 increase (decrease) in the assumed public offering price of $           per share would increase (decrease) our as adjusted amount of total capitalization by $            , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 million in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) our as adjusted amount of total capitalization by $         , assuming no change in the assumed public offering price per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

If you invest in our common stock in this offering, you will experience immediate and substantial dilution in the as adjusted net tangible book value of your shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the assumed price to the public per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately following this offering.

Our historical net tangible book value as of September 30, 2024 was $2,042,379, or $0.01 per share of common stock based upon 313,319,980 shares of common stock outstanding on such date. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share of common stock is our historical net tangible book value divided by the number of outstanding shares of common stock as of September 30, 2024.

Immediately after this offering, our adjusted net tangible book value of our common stock will be $           or $            per share. Adjusted net tangible book value per share represents adjusted net tangible book value divided by the total number of shares outstanding after giving effect to the sale of the shares in this offering at the assumed public offering price of $           per share (based on the last reported sales price for the common stock as quoted on the OTCQB on                , 2025) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This represents an immediate increase in as adjusted net tangible book value of $            per share to existing stockholders and an immediate dilution of $           per share to investors purchasing shares of common stock in this offering at the assumed public offering price.

The following table illustrates this dilution:

Assumed public offering price per share	$
Net tangible book value per common stock as of September 30, 2024		$0.01
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share, after this offering	$
Dilution per share to new investors in this offering	$

Each $1.00 increase (decrease) in the assumed public offering price of $       per share would increase (decrease) our as adjusted net tangible book value by $       per share, and would increase (decrease) dilution to new investors by $       per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 million shares in the number of shares we are offering would increase (decrease) our as adjusted net tangible book value by approximately $       per share, and would increase (decrease) dilution to new investors by approximately $       per share, assuming the assumed public offering price per share remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering and other terms of this offering determined at pricing.

If the underwriters exercise in full their overallotment option to purchase additional common stock in this offering, the as adjusted net tangible book value after the offering would be $              per share, the increase in net tangible book value to existing stockholders would be $           per share and the dilution to new investors would be $          per share, in each case assuming a public offering price of $              per share.

To the extent that outstanding options or warrants are exercised, new options or warrants are issued or we issue additional shares of common stock in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management’s discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Overview

AI Unlimited Group, Inc. was incorporated under the laws of the State of Delaware on March 24, 2022, under the name Lever Global Corporation, rebranded as AI Unlimited Group, Inc. on July 19, 2024, to reflect our broader expansion into AI-driven financial technology solutions. AI Unlimited Group (AIUG) is a technology efficiency company focused on leveraging state-of-the-art AI infrastructure to streamline traditionally complex, highly regulated financial processes, making them more seamless, transparent, and scalable.

The Company operates through four core technology platforms:

●	Lever App – AI-powered student loan management and liability optimization.

●	Travl.App – AI-powered travel planning, savings, and booking platform.

●	Nest Egg – AI-driven automated investing and global trading.

●	Resolve Debt – AI-first debt collection and receivables automation platform.

Each subsidiary addresses a specific market challenge, utilizing AI to enhance efficiency and accessibility within industries historically burdened by outdated financial models and compliance-heavy processes.

Lever App: Addressing the $1.8 Trillion Student Loan Market

The student loan industry in the United States is valued at $1.8 trillion, with 43 million borrowers navigating repayment programs. Historically, student loan servicing has been fragmented and inefficient, with 60% of borrowers unaware of their loan balance and 57% unclear on their repayment timelines. The Trump administration’s policy shift toward fiscal conservatism and the rollback of broad-based forgiveness programs has further increased financial pressure on borrowers, leading to a growing demand for intelligent debt optimization tools.

Lever App is designed to transform student loan repayment through AI-driven automation and predictive modeling, eliminating manual processing inefficiencies and opaque repayment structures. The platform:

●	Analyzes live data from hundreds of federal repayment programs via direct API integration with the Department of Education.

●	Uses AI to match borrowers to the best repayment plans based on their financial status and eligibility.

●	Automates enrollment, tracking, and compliance to prevent missed deadlines and penalties.

●	Provides refinancing insights and lender negotiations, allowing users to restructure their liabilities in real time.

The student loan servicing market is highly regulated, with strict federal oversight from the Department of Education, Consumer Financial Protection Bureau (CFPB), and various state agencies. Lever App’s AI-driven infrastructure ensures compliance while providing users with a seamless, automated approach to repayment and financial management.

AIUG’s strategy for Lever App includes expanding private loan refinancing, integrating credit score optimization tools, and leveraging AI to deliver predictive financial insights tailored to user spending behavior.

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Travl.App: AI-Powered Travel and the Future of Smart Itineraries

The global travel industry is projected to exceed $11.1 trillion by 2033, fueled by increasing consumer demand for personalized, AI-driven experiences. with 74% of millennials struggling to save for travel and 29 million unfulfilled vacations annually due to poor financial planning and lack of accessible travel financing options. However, legacy travel platforms focus solely on transactional booking, failing to incorporate real-time financial intelligence, itinerary management, and dynamic trip optimization.

Travl.App introduces an AI-powered Travel Agent, a next-generation itinerary planning and financial integration system, designed to:

●	Analyze user preferences, financial capacity, and real-time market data to generate dynamic, customized travel itineraries.

●	Provide AI-driven recommendations for accommodations, dining, and activities based on user behavior, travel trends, and spending patterns.

●	Enable predictive budgeting and financing options, allowing users to plan and pay for trips through automated savings contributions and installment models.

●	Offer wholesale airfare and hotel rates via TraveloPro API, ensuring cost efficiency while delivering premium experiences.

●	Enhance trip flexibility with AI-powered rebooking, automatically adjusting itineraries based on weather conditions, flight delays, and local events.

AIUG’s proprietary AI-travel agent model delivers a fully personalized experience that extends beyond simple booking functions. Travl.App seamlessly integrates AI-powered itinerary planning with financial management, ensuring users not only travel smarter but also spend more efficiently.

The integration of AI-generated trip planning, intelligent payment structures, and wholesale pricing mechanisms positions Travl.App as a category leader in AI-driven travel efficiency. AIUG is expanding Travl’s capabilities through enhanced predictive analytics, partnerships with global financial institutions, and embedded AI-assistants for real-time itinerary adjustments.

Nest Egg: AI-Powered Retirement Savings in the Expanding Online Investment Market

The U.S. retirement savings market is undergoing significant transformation, with total assets projected to exceed $46.5 trillion by 2030, driven by growing demand for digital investment platforms, tax-advantaged retirement accounts, and AI-driven portfolio management. The online investment platform market is expanding at a compound annual growth rate (CAGR) of 13.5%, reflecting increasing consumer preference for automated retirement planning solutions that offer greater accessibility, lower fees, and personalized strategies.

Despite this growth, many traditional brokerage firms and robo-advisors focus primarily on general wealth accumulation, failing to provide tailored strategies for long-term retirement security. Nest Egg addresses this gap by positioning itself as a next-generation AI-powered retirement savings platform, specializing in Individual Retirement Accounts (IRAs) and tax-advantaged investment strategies.

Nest Egg’s AI-driven retirement planning technology is designed to:

●	Optimize IRA contributions and tax-efficient investing, ensuring users maximize their retirement savings.

●	Provide AI-generated portfolio allocations, continuously adjusting for market conditions, risk tolerance, and long-term retirement goals.

●	Automate retirement account rebalancing, ensuring users maintain an optimal investment mix over time.

●	Offer real-time AI-driven financial insights, helping users track retirement projections and adjust contributions accordingly.

●	Seamlessly execute trades and manage assets through its integrated brokerage and clearing platform.

As a licensed broker-dealer under its subsidiary Nest Egg Securities Inc, Nest Egg enables direct execution and clearing, providing a seamless experience for investors seeking long-term retirement planning without the complexities of traditional financial advisors. The platform’s AI-powered automation enhances investment efficiency, reduces fees, and optimizes returns, making retirement savings more accessible and strategic.

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AIUG’s strategy for Nest Egg focuses on:

●	Expanding IRA offerings, including traditional, Roth, and SEP IRAs, to cater to a broad spectrum of retirement savers.

●	Leveraging AI-driven risk assessment and predictive modeling to improve long-term financial outcomes.

●	Forging partnerships with financial institutions and employer-sponsored retirement plans, integrating AI-driven investment tools into workplace savings programs.

●	Scaling through direct-to-consumer channels, targeting millennials and Gen Z investors who prefer automated digital-first retirement planning solutions.

With the retirement savings gap widening and consumers seeking more efficient ways to manage their long-term financial security, Nest Egg is positioned at the forefront of the AI-driven retirement savings revolution. By combining intelligent automation, tax-advantaged investing, and dynamic portfolio management, Nest Egg is redefining how individuals plan for their financial future in an evolving investment landscape.

Resolve Debt: Transforming Receivables Management Through AI

The $24 billion accounts receivable and debt collection industry has long been burdened by inefficiencies, high operational costs, and compliance challenges. Traditional collection agencies still rely on manual outreach, outdated communication methods, and rigid repayment structures, leading to low recovery rates and poor consumer engagement. As the industry shifts away from high-touch, labor-intensive collections, there is an increasing demand for intelligent automation, AI-driven compliance, and consumer-friendly debt resolution models.

Resolve Debt is pioneering the next generation of AI-powered collections and receivables management, offering a fully digital, scalable, and consumer-first approach to debt recovery. By integrating advanced machine learning, behavioral analytics, and automated engagement strategies, Resolve enhances recovery efficiency, compliance adherence, and consumer experience while reducing the costs associated with traditional debt collection models.

Resolve Debt primarily serves mid-market enterprises with $50 million to $1 billion in annual consumer and business billings, enabling these companies to modernize receivables management with AI-driven automation. These businesses require scalable, compliance-first debt recovery solutions that minimize manual intervention, reduce collection costs, and optimize cash flow management.

Key innovations include:

●	Predictive analytics for optimized recovery strategies, using AI to forecast repayment likelihood and personalize collection approaches.

●	Conversational AI and sentiment analysis, engaging consumers through digital-first communication channels that foster cooperation rather than confrontation.

●	Automated compliance tracking, ensuring debt recovery aligns with evolving industry standards while minimizing regulatory risks for financial institutions.

●	AI-powered payment structuring, enabling consumers to negotiate, restructure, and settle debts dynamically through self-service digital portals and intelligent automation.

As the CFPB’s shutdown shifts regulatory dynamics, Resolve Debt is positioned to lead the industry in ethical, digital-first collections, leveraging AI to create a transparent, consumer-driven debt resolution process. Unlike legacy agencies, Resolve prioritizes engagement over enforcement, ensuring businesses recover receivables more efficiently while empowering consumers with flexible, AI-driven repayment solutions.

By integrating automation, transparency, and AI-driven personalization, Resolve Debt is redefining how mid-market enterprises approach debt recovery, receivables management, and consumer engagement in a rapidly evolving regulatory landscape.

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Conclusion

AI Unlimited Group is redefining technology efficiency in regulated financial environments, applying AI to automate, optimize, and streamline traditionally inefficient markets. By eliminating complexity, increasing transparency, and integrating predictive modeling, AIUG is well-positioned for long-term growth across debt management, investing, travel financing, and collections automation.

The spend, save, and invest appeal of AIUG’s combined consumer platforms represents a transformative future for financial AI - one that simplifies the most complex financial challenges with intelligent, scalable solutions.

PLAN OF OPERATIONS

The Company has prepared consolidated financial statements on a going concern basis, assuming the realization of assets and the settlement of liabilities in the ordinary course of business. As of the fiscal years ending December 31, 2022, and 2023, the Company has not generated significant revenues.

AI Unlimited Group, Inc. (AIUG) is a technology-driven financial solutions provider, leveraging AI and machine learning to streamline, automate, and enhance efficiency across liability management, investment automation, travel financing, and receivables optimization. The Company operates through four core platforms:

Our growth strategy is centered on scalability, market expansion, and continuous technological advancement, positioning AIUG at the forefront of AI-powered financial services. We plan to execute the following strategic initiatives to accelerate market adoption and profitability across all business units:

●	Integrated AI Financial Solutions: Enhancing AI-driven automation, predictive analytics, and machine learning models to optimize debt repayment, investment strategies, travel financing, and receivables management across all AIUG platforms.

●	Full-scale launch of Travl.App’s booking and spending features in the second quarter of fiscal 2025, introducing AI-powered travel planning, automated savings, and embedded trip financing. Travl.App will enable users to seamlessly book accommodations, flights, and experiences while leveraging AI-driven budgeting and payment optimization tools.

●	Growth of Nest Egg in the Digital Retirement Market: Scaling Nest Egg’s AI-powered IRA investment platform, capitalizing on the 13.5% CAGR of online investment platforms, and driving retirement savings automation for retail investors seeking tax-advantaged, AI-optimized investment strategies.

●	Expansion of Travl.App’s AI-Driven Smart Travel Financing: Strengthening Travl.App’s AI-travel-agent capabilities to integrate automated itinerary planning, round-up savings, and AI-driven trip financing, enabling users to book, save, and finance travel seamlessly while benefiting from wholesale pricing through TraveloPro API.

●	Scaling Resolve Debt’s AI-Powered Receivables Solutions: Capitalizing on the CFPB’s shutdown and regulatory shifts, Resolve Debt is positioned to lead the transition to digital-first, AI-driven collections, offering predictive repayment modeling, automated compliance tracking, and self-service digital debt negotiation tools for mid-market enterprises with $50M–$1B in annual billings.

●	Strategic Partnerships and Enterprise Adoption: Expanding B2B and enterprise integrations, including employer-sponsored financial wellness programs, embedded AI financial tools for banks and fintechs, and AI-powered receivables management solutions for financial institutions.

●	Acquisitions and Market Expansion: Identifying and acquiring high-growth fintech, AI-driven financial services, and embedded finance technologies that align with AIUG’s mission of optimizing financial efficiency through AI-driven automation.

By executing this strategic roadmap, AI Unlimited Group will accelerate revenue generation, optimize operational efficiencies, and drive long-term scalability, positioning the Company for sustained growth across debt management, investing, travel financing, and digital collections automation.

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Financial Conditions at September 30, 2024

At September 30, 2024 and December 31, 2023, the Company had $510,797 and $11,012 cash to execute its business plan and accumulated a deficit of $(9,157,767) and $(4,908,051). The Company had a working capital surplus of $622,905 and deficit of $610,897 as of September 30,2024 and December 31,2023, respectively. AIUG provided the working base source code for the launch of the Company, valued at $758,316, the contributed tangible software.

The Company believes it has the necessary funding and in-house capabilities to develop and successfully launch the App. The Company budgets $500,000 for sales and marketing campaigns in the next twelve months. Should we require additional capital to the extent the Company’s operations are insufficient to fund its capital requirements, the Company may attempt to raise capital through the issuance of equity or debt. The Company’s ability to continue as a going concern may depend on Management’s plans’ success. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary should the Company is unable to continue as a going concern.

Financial Conditions at December 31, 2023, and 2022

At December 31, 2023, and 2022, the Company had $11,012 and $315,788 cash to execute its business plan and accumulated a deficit of $4,908,051 and $1,932,194. The Company had a working capital deficit and surplus of $(610,897) and $75,299 on December 31, 2022. Lever Holdings provided the working base source code for the launch of the Company, valued at $758,316, the contributed tangible software.

The Company believes it has the necessary funding and in-house capabilities to develop and successfully launch the App. The Company budgets $500,000 for sales and marketing campaigns in the next twelve months. Should we require additional capital to the extent the Company’s operations are insufficient to fund its capital requirements, the Company may attempt to raise capital through the issuance of equity or debt. The Company’s ability to continue as a going concern may depend on Management’s plans’ success. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary should the Company is unable to continue as a going concern.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2023 and 2022

The Company did not generate significant revenues for December 31, 2023, and 2022. During the fiscal year ending December 31, 2023, and 2022, the Company had a net loss of $(2,975,857) and $(1,932,194).

During the fiscal year ending on December 31, 2023, and 2022, the Company incurred general & administrative costs (“G and A”) of $1,484,689 and $1,189,111. During the fiscal year ending on December 31, 2023, and 2022, the Company incurred sales and marketing costs of $215,717 and $690,212. The sales & marketing costs mainly included payment to marketing and branding consultants, brand ambassadors, affiliate marketing, customer promotion events, online marketing on industry websites, press releases, and other public relations activities. The Company amortization expenses for the fiscal year ended December 31, 2023, and 2022, were $429,880 and $61,266.

For the fiscal year ending on December 31, 2023, and 2022, the office’s rent payment or membership fee was $62,931 and $78,636, included in the G and A expenses. From May 16, 2022, and for the fiscal year 2023, the office’s monthly rent payment or membership fee would be $6,000.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2023, and 2022, we had a cash balance of $11,012 and $315,788. The Company had a working capital deficit and surplus of $610,897 and $75,299 on December 31, 2023, and 2022.

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Since its inception, the Company has sustained losses and negative cash flows from operations. The Management believes that cash on hand may not be sufficient for the Company to meet working capital and corporate development needs as they become due in the ordinary course of business for twelve (12) months following December 31, 2022. For fiscal year ending December 31, 2023, and 2022, the Company did not earn any significant revenues and had an operating loss of $(2,975,857) and $(1,932,194). The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its financial technologies. We expect to conduct the planned operations for a maximum of twelve months using currently available capital resources. The Management anticipates raising significant additional capital to accomplish its growth plan over the next twelve (12) months. We do not have any plans or specific agreements for new funding sources. The Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

In the next twelve months, the Company will continue to invest in sales, marketing, product support, development of technology solutions, and enhancement of existing technology to serve our customers. We expect capital expenditure to increase to up to $250,000 in the next twelve months to support the growth, which mainly includes software development, acquisition of complementary software, and purchasing of computers and servers. In addition, the Company estimates additional expenditure needed to be $500,000, which provides $100,000 and $400,000 for sales & marketing, and working capital, respectively.

We do not expect existing cash on hand, cash flows from operations, and access to funding to be sufficient to fund our operating activities and other cash commitments, such as related party payments and material capital expenditures. As a result, we need additional funds to achieve a sustainable sales level and working capital where ongoing operations can be funded out of cash flow from operations. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

RESULTS OF OPERATIONS

Three Months Ended September 30, 2024, and 2023

The Company did not generate any revenue during the three months ending September 30, 2024, and 2023. During the three months ending September 30, 2024, and 2023, the Company had a net loss of $(2,088,425) and $(1,231,491)

During the three months ending September 30, 2024, and 2023, the Company incurred general & administrative costs (“G and A”) of $564,657 and $363,039. The three months ending September 30, 2024, and 2023, the Company incurred sales and marketing costs of $9,929 and $164,245. The sales & marketing costs mainly included payment to marketing and branding consultants, brand ambassadors, affiliate marketing, customer meets and greet, online marketing on industry websites, press releases, and other public relations activities.

For the three months ending September 30, 2024, and 2023, the office’s rent payment or membership fee was $28,783 and $23,311, included in the G and A expenses. From May 16, 2024, and for the fiscal year 2024, the office’s monthly rent payment or membership fee would be $6,725.

Nine Months Ended September 30, 2024, and 2023

The Company did not generate any revenue during the nine months ending September 30, 2024, and 2023. During the nine months ending September 30, 2024, and 2023, the Company had a net loss of $(3,060,087) and $(2,026,766).

During the nine months ending September 30, 2024, and 2023, the Company incurred general & administrative costs (“G and A”) of $1,183,160 and $997,225. The nine months ending September 30, 2023, and 2022, the Company incurred sales and marketing costs of $17,116 and $211,410. The sales & marketing costs mainly included payment to marketing and branding consultants, brand ambassadors, affiliate marketing, customer meets and greet, online marketing on industry websites, press releases, and other public relations activities.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2024, we had a cash balance of $510,797. The Company had a working capital surplus of $622,905 on September 30, 2024.

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Since its inception, the Company has sustained losses and negative cash flows from operations. The Management believes that cash on hand may not be sufficient for the Company to meet working capital and corporate development needs as they become due in the ordinary course of business for twelve (12) months following September 30, 2024. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its financial technologies. We expect to conduct the planned operations for twelve months using currently available capital resources. The Management anticipates raising additional capital to accomplish its growth plan over the next twelve months. We do not have any plans or specific agreements for new funding sources. The Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

In the next twelve months, the Company will continue to invest in sales, marketing, product support, development of technology solutions, and enhancement of existing technology to serve our customers. We expect capital expenditure to increase to up to $250,000 in the next twelve months to support the growth, which mainly includes software development, acquisition of complementary software, and purchasing of computers and servers. In addition, the Company estimates additional expenditure needed to be $500,000, which provides $100,000 and $400,000 for sales & marketing, and working capital, respectively.

For the next nine to nine months, we intend to raise funding and make use of the existing cash on hand, and cash flows from operations to fund our operating activities and other cash commitments, such as related party payments and material capital expenditures. However, we may need additional funds to achieve a sustainable sale where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

GOING CONCERN CONSIDERATION

For the nine months ending September 30, 2024, and 2023, and since inception, the Company did not earn any significant revenues. As of September 30, 2024, and December 31, 2023, the Company accumulated a deficit of $(9,157,767) and $(4,908,051). Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the annual report on form 10K/A for the year ended December 31, 2023, filed with SEC on August 19, 2024., regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classifications of liabilities that may result in the Company being unable to continue as a going concern.

Critical Accounting Policies and Significant Judgments and Estimates

We have based our Management’s discussion, and analysis of our financial condition and results of operations on our financial statements, which we have prepared following the U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.

In more detail, we have described significant accounting policies in Note 2 of our annual report on form 10K/A for the year ended December 31, 2023, filed with SEC on August 19, 2024. We evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as appropriate based on changing conditions.

JOBS Act Accounting Election

We are an “emerging growth company,” defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected not to avail ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

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Off-Balance Sheet Arrangements and Contractual Obligations

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B. We did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes.

Recent Accounting Pronouncements

The amendments in the ASU are effective for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. We have adopted this ASU as of the inception date of March 24, 2022, for ASC 606, Revenue Recognition and Amended ASU 2016-02, Leases (Topic 840). The ASU is currently not expected to have a material impact on our consolidated financial statements. While we have described significant accounting policies in more detail in Note 2 of our annual financial statements included in Form S-/A (Amendment 3) statements filed with the SEC on September 19, 2022 , we believe the accounting policies as described in Note 2 to be critical to the judgments and estimates used in the preparation of our financial statements.

BUSINESS

Overview

AI Unlimited Group (AIUG) is a transformative force in the fintech and artificial intelligence sectors, committed to redefining how people manage their finances, travel, and debt. Through its innovative subsidiaries—NestEgg, Travl.App, Lever, and Resolve Debt—AIUG harnesses the power of AI to deliver tailored solutions that simplify complex processes, enhance financial empowerment, and create unparalleled user experiences. Our mission is to democratize access to cutting-edge technology, bridging the gap between traditional and digital ecosystems to empower individuals and businesses worldwide.

With a dynamic leadership team and a visionary approach, AIUG is building a portfolio of scalable, high-impact platforms that address critical needs in trillion-dollar markets.

Our Subsidiaries

1.	NestEgg:

A next-generation wealth management platform combining AI-driven insights with a robust regulatory foundation. NestEgg delivers seamless access to traditional and alternative investments, empowering users to build long-term wealth through personalized financial strategies and innovative products like ESG portfolios and crypto-backed IRAs.

2.	Travl.App:

The ultimate travel companion for modern explorers, Travl.App integrates AI-powered planning, budgeting, and booking tools into a single platform. By addressing financial barriers and delivering personalized travel experiences, Travl.App democratizes travel for millennials, Gen Z, and emerging market consumers.

3.	Lever:

A groundbreaking platform simplifying student loan management. Lever uses AI to automate repayment plan recommendations, streamline enrollment, and ensure compliance with federal regulations, saving borrowers time, money, and stress in navigating $1.6 trillion in U.S. student loan debt.

4.	Resolve Debt:

A leader in AI-powered accounts receivable and debt recovery solutions, Resolve Debt enhances operational efficiency and compliance for businesses. Its predictive analytics and sentiment-based communication strategies help clients recover funds faster while maintaining positive customer relationships.

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Our Vision and Market Potential

AIUG operates at the intersection of trillion-dollar industries, addressing significant challenges with innovative solutions:

●	Student Loan Management: Addressing the $1.6 trillion U.S. student loan market, where 43 million borrowers need simplified, compliant solutions.

●	Debt Recovery: Revolutionizing a $50 billion industry with AI-driven automation and predictive analytics.

●	Wealth Management: Capturing a share of the $13 trillion IRA market and the $68 trillion generational wealth transfer opportunity.

●	Global Travel: Redefining the $600 billion online travel market with personalized, mobile-first solutions for a new generation of travelers.

Our Leadership Team

AIUG’s success is driven by a team of visionary leaders and innovators who bring diverse expertise and a shared commitment to excellence:

1.	Ike Pyun, SVP of Travl.App:

A trailblazer in the hospitality and fintech sectors, Ike has successfully launched customer-first platforms like TabbedOut and Velocity Black. At Travl.App, Ike is pioneering AI-driven travel solutions that address financial barriers and elevate the user experience.

2.	Gonzalo Mordecki, Product Manager, ML & AI:

A mastermind in machine learning and AI product development, Gonzalo spearheads the integration of cutting-edge technologies across AIUG’s platforms. His expertise ensures that AIUG remains at the forefront of innovation, delivering unmatched personalization and predictive capabilities.

3.	Trent McKendrick, CEO:

A seasoned entrepreneur with a proven track record in scaling SaaS businesses, Trent provides strategic direction and leadership for AIUG. His vision drives the company’s commitment to democratizing access to AI-powered tools that create tangible value for users.

4.	Regina Brauer, SVP of Partnerships:

Regina’s expertise in building strategic alliances enables AIUG to expand its market reach and create synergistic collaborations that enhance the user experience across all platforms.

5.	Esteban Maestro, AI Product Manager:

Esteban leads the design and development of AI tools that power user-centric features, ensuring AIUG’s platforms deliver intuitive, impactful solutions tailored to individual needs.

Unified Growth Strategy

AIUG’s unified approach integrates the strengths of its subsidiaries to create a comprehensive ecosystem:

●	Cross-Platform Synergies: Encouraging users to transition from debt repayment (Lever) to wealth-building (NestEgg) and leveraging financial savings to enhance lifestyle experiences (Travl.App).

●	Technology Leadership: Investing in AI and machine learning capabilities to enhance personalization, scalability, and operational efficiency across all platforms.

●	Global Reach: Expanding into underserved markets with localized solutions tailored to regional needs and opportunities.

●	Strategic Partnerships: Collaborating with financial institutions, fintech platforms, and industry leaders to drive adoption and innovation.

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Why AI Unlimited Group?

AIUG represents the future of fintech and AI innovation, delivering solutions that are not only scalable but also profoundly impactful. By combining visionary leadership, cutting-edge technology, and a commitment to addressing real-world challenges, AIUG is poised to redefine how individuals and businesses interact with technology. Together, our platforms empower users to achieve financial independence, travel the world, and optimize their operations—all with the seamless support of AI-powered tools.

NestEgg Overview

NestEgg, a flagship platform under AI Unlimited Group, is a next-generation wealth management and retirement planning platform that integrates advanced artificial intelligence (AI) with a robust, regulated broker-dealer framework. With the acquisition of BeyondTrade Securities and a partnership with Apex Clearing, NestEgg provides seamless access to traditional and alternative investment products while delivering tailored financial solutions that empower users to maximize their financial potential.

NestEgg’s mission is to democratize wealth creation by offering tools that simplify investment management, enhance accessibility, and align with the values of modern investors.

Industry Background

The wealth management industry is undergoing a significant transformation, driven by technological advancements, changing investor expectations, and evolving demographics:

1.	Digital-First Investing: Investors increasingly demand mobile-first, AI-driven platforms that provide transparency, accessibility, and real-time insights.

2.	Generational Wealth Transfer: Over $68 trillion is expected to transfer from baby boomers to millennials and Gen Z in the next two decades, creating an unprecedented opportunity for platforms catering to younger, tech-savvy investors.

3.	ESG Investments: Socially responsible investing has surged, with environmental, social, and governance (ESG) funds attracting record inflows as investors prioritize values-aligned portfolios.

NestEgg is strategically positioned to capitalize on these trends by offering innovative, AI-powered solutions designed for a rapidly evolving investment landscape.

Our Solutions

NestEgg provides a comprehensive suite of products and features tailored to meet the diverse needs of today’s investors:

●	Personalized Wealth Management: AI-driven insights deliver tailored investment strategies that align with user goals, risk tolerance, and financial milestones.

●	Global Market Access: Offers seamless investments in U.S. and international equities, ETFs, and mutual funds, along with exposure to alternative assets like real estate, private equity, and cryptocurrency.

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●	Tax Optimization: Automated tax-loss harvesting and planning tools ensure investors maximize returns while minimizing liabilities.

●	Retirement Planning: Features dedicated to Individual Retirement Accounts (IRAs), enabling users to optimize contributions and access tax-advantaged growth.

●	Secured Lending: Provides liquidity through portfolio-backed loans, allowing users to borrow without liquidating assets or triggering taxable events.

Market Opportunity

NestEgg operates in a high-growth sector of the $49 billion AI-driven fintech market and addresses the $13 trillion IRA segment:

1.	Wealth Management Growth: The global wealth management market is projected to grow at a compound annual growth rate (CAGR) of 7.5%, driven by increasing demand for digital-first financial tools.

2.	IRA Market Potential: IRAs continue to be a cornerstone of retirement savings, with assets exceeding $13 trillion in the U.S. alone.

3.	Millennial and Gen Z Investors: Younger investors are embracing digital platforms, with mobile-first solutions driving engagement and adoption.

Revenue Streams

NestEgg’s revenue model is designed for scalability and diversification:

1.	Subscription Revenue: Premium tiers offer advanced features such as personalized tax optimization, ESG portfolios, and access to alternative investments.

2.	Transaction-Based Revenue: Earns commissions on trades, alternative asset transactions, and cryptocurrency investments.

3.	Net Interest Revenue: Interest earned on uninvested cash balances and securities lending.

4.	Advisory and Management Fees: Charges fees for managed accounts, including ESG and specialized portfolios.

5.	Partnership Revenue: Collaborates with financial institutions to integrate NestEgg’s platform into broader wealth management services.

Key Features and Benefits

NestEgg provides a seamless, user-focused experience through innovative features:

●	AI-Powered Personalization: Proprietary algorithms recommend investment strategies and identify market opportunities in real time.

●	Advanced Custody Services: Apex Clearing ensures fast, secure transactions and robust asset custody.

●	Comprehensive Portfolio Access: Users can invest in traditional and alternative assets, including cryptocurrency-backed IRAs and ESG funds.

●	Integrated Financial Ecosystem: Tools for saving, investing, and borrowing create a holistic financial management experience.

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Competitive Landscape

NestEgg differentiates itself from competitors by combining regulatory compliance, technological innovation, and diverse product offerings:

●	Robo-Advisors: Platforms like Betterment focus on low-cost automated portfolios but lack the depth of NestEgg’s advanced features and alternative investments.

●	Trading Platforms: Competitors like Robinhood emphasize short-term trading, whereas NestEgg focuses on long-term wealth creation and retirement planning.

●	Traditional Advisors: Legacy wealth management firms offer personalized advice but often at a higher cost and with less accessibility for tech-savvy, younger investors.

Growth Strategy

NestEgg’s growth is fueled by strategic initiatives that focus on innovation, expansion, and user engagement:

1.	Product Development: Expand offerings to include ESG-focused portfolios, fractional ownership of real estate, and blockchain-based investment vehicles.

2.	Geographic Expansion: Target emerging markets with region-specific solutions tailored to local regulatory environments and tax laws.

3.	Corporate Partnerships: Collaborate with employers to integrate NestEgg into financial wellness programs, boosting user acquisition and engagement.

4.	Educational Campaigns: Empower users through financial literacy programs and AI-driven personalized advice, fostering trust and loyalty.

Financial Overview

NestEgg has demonstrated consistent growth in user acquisition and revenue generation, reflecting its ability to meet market demands:

●	Strong subscription and transaction-based revenue growth year-over-year.

●	Increasing adoption of premium features, driven by user engagement with personalized financial planning tools.

●	Ongoing investment in research and development to maintain technological leadership.

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NestEgg is at the forefront of the digital wealth management revolution, combining advanced AI, comprehensive financial tools, and a commitment to user-centric design. With a robust regulatory foundation and a focus on innovation, NestEgg is positioned to capture significant market share and deliver long-term value to its users and stakeholders. By empowering individuals to confidently manage their financial futures, NestEgg is redefining the future of wealth management for a new generation of investors.

Travl.App Business Description

Overview

Travl.App, a core platform under AI Unlimited Group, is redefining the online travel experience by combining cutting-edge AI technology with an innovative digital wallet for seamless travel planning, budgeting, and booking. Designed for a generation of experience-focused travelers, Travl.App eliminates financial and logistical barriers, enabling users to save smarter, plan better, and travel more often.

Travl.App operates as a personalized travel companion, offering real-time recommendations and financial tools that enhance every stage of the travel journey. By integrating advanced AI, secure payment solutions, and exclusive partnerships, Travl.App positions itself as the go-to platform for modern, mobile-first travelers.

Key Differentiators

1.	Democratizing Travel:

Travl.App empowers users to overcome financial constraints by integrating budgeting and savings tools with booking capabilities. This democratization of travel enables more people to turn their travel dreams into reality.

2.	End-to-End Travel Management:

Unlike traditional booking platforms, Travl.App offers a comprehensive experience that begins with saving for a trip and extends to real-time expense tracking and spending management during travel.

3.	Personalized Insights:

The platform uses AI to deliver tailored recommendations for flights, accommodations, and activities based on individual preferences, past behavior, and budgetary goals.

Revenue Streams

Travl.App generates revenue through a diversified model that aligns with the platform’s core offerings:

1.	Subscription Revenue:

a.	Premium subscriptions provide access to advanced savings features, personalized itineraries, and exclusive travel deals.

b.	A freemium-to-premium pipeline converts users as their travel planning needs evolve.

2.	Transaction-Based Revenue:

a.	Earns commissions on bookings made through the platform, including flights, hotels, and activities.

b.	Generates revenue from wholesale airfare rates offered through the TraveloPro API.

3.	Partnership Revenue:

a.	Collaborates with airlines, hotels, and financial service providers to deliver bundled deals and secure revenue-sharing agreements.

b.	Integration with BNPL (Buy Now, Pay Later) providers like Marqeta drives transactional growth.

4.	Value-Added Services:

a.	Offers optional services like travel insurance, visa assistance, and lounge access, creating additional revenue opportunities.

b.	Launching “Travl Coin,” a blockchain-based rewards ecosystem for travelers, encouraging platform loyalty.

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Key Features and Benefits

Travl.App’s suite of features caters to the evolving needs of digital-first travelers:

●	AI-Driven Personalization: Tailored recommendations for flights, hotels, and activities ensure users receive options that match their interests and budgets.

●	Digital Travel Wallet: Allows users to save incrementally for trips, manage budgets, and access spending insights during travel.

●	Dynamic Price Monitoring: Alerts users to optimal booking times, helping them secure the best deals.

●	BNPL and Flexible Payments: Enables users to book trips with manageable payment plans, increasing accessibility.

●	Comprehensive Itineraries: AI-powered tools help users create day-by-day plans, including dining, sightseeing, and transportation suggestions.

Market Context and Opportunity

Travl.App operates within the $600.5 billion global online travel market, projected to reach $1.1 trillion by 2032, with a CAGR of over 7%. The platform targets key market trends:

1.	Mobile-First Travelers: Over 55% of travel bookings are made on mobile devices, emphasizing the need for user-friendly, app-based solutions.

2.	Millennial and Gen Z Focus: These demographics prioritize experiences over material goods and are responsible for the majority of travel spending.

3.	Rising Financial Barriers: With 74% of millennials struggling to save for travel, tools like Travl.App’s digital wallet and BNPL integration directly address a significant market need.

Competitive Analysis

Travl.App stands out in the crowded travel marketplace by focusing on personalization, financial integration, and end-to-end management:

●	Traditional platforms like Expedia and Booking.com prioritize volume-based bookings but lack deep financial tools or AI-driven personalization.

●	Emerging players in travel budgeting focus solely on saving, whereas Travl.App integrates savings with seamless booking and spending management.

●	Travl.App’s partnerships with content providers and payment processors add unique value not offered by competitors.

User Acquisition Strategy

Travl.App’s growth strategy centers on accessibility, personalization, and community engagement:

1.	Targeted Digital Marketing: Uses AI to identify and engage key user demographics, including millennials and Gen Z travelers.

2.	Partnership-Driven Growth: Collaborates with travel influencers, airlines, and financial institutions to boost brand visibility and attract users.

3.	Freemium Model: Offers free tools to attract users, with optional premium features driving conversion.

4.	Gamification and Loyalty: Introduces Travl Coin, a blockchain-based rewards program that incentivizes saving, booking, and spending within the platform.

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Future Vision

Travl.App aims to become the ultimate travel companion by continuing to integrate advanced technology and user-focused features:

●	Geographic Expansion: Focus on emerging markets like Southeast Asia and Latin America, where mobile adoption and travel aspirations are growing rapidly.

●	Innovative Product Launches: Introduce augmented reality (AR) for immersive destination previews and AI-driven language translation for seamless global experiences.

●	Sustainability Initiatives: Partner with eco-friendly travel providers and promote green travel options to align with user values.

Travl.App combines advanced AI, personalized financial tools, and a seamless booking experience to redefine travel for a new generation of explorers. By integrating end-to-end travel solutions with innovative revenue models, Travl.App is positioned to capture significant market share and foster lasting customer loyalty. Whether saving for a dream vacation, booking the perfect itinerary, or managing spending on the go, Travl.App delivers a transformative experience that empowers users to travel smarter and more often.

Lever

Lever, a flagship platform under AI Unlimited Group, is revolutionizing student loan management by using AI to simplify repayment strategies and optimize financial outcomes for borrowers. Designed to address the complexities of managing $1.6 trillion in U.S. student loan debt, Lever provides access to a comprehensive database of Department of Education repayment programs, automating the discovery, enrollment, and recertification processes. Lever empowers borrowers to navigate their financial challenges with confidence, offering a seamless, user-friendly platform that saves time, reduces stress, and ensures compliance with federal regulations.

Key Differentiators

1.	Empowering Borrowers:

Lever addresses a critical market need by bridging the gap between borrowers and their optimal repayment plans, saving users an average of $240 per month.

2.	AI-Driven Simplification:

The platform leverages advanced AI to identify and recommend the best federal repayment programs tailored to each user’s unique financial profile.

3.	Seamless Automation:

By automating enrollment and annual recertification, Lever eliminates the complexities that often lead to delinquency and default.

Context on the Student Loan Landscape

The U.S. student loan market is undergoing a period of significant change:

●	Debt Levels: Student loan debt has exceeded $1.6 trillion, impacting over 43 million borrowers.

●	Consolidation Options: Many borrowers seek loan consolidation as a way to simplify payments and gain access to better repayment options, though the process can be complicated without guidance.

●	Policy Reforms: Recent legislative efforts, such as the SAVE Plan and proposals like the Affordable Loans for Students Act, aim to lower interest rates and improve repayment options, creating both opportunities and uncertainties for borrowers.

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These factors highlight the need for innovative tools like Lever that help borrowers navigate the evolving student loan landscape.

Revenue Streams

Lever operates through a robust and scalable revenue model:

1.	Subscription Revenue:

a.	Users pay an annual subscription fee of $79.99 for full access to Lever’s tools, including repayment plan matching, automated enrollment, and compliance tracking.

b.	Recurring subscriptions align with the Department of Education’s annual recertification requirements.

2.	Affiliate Revenue:

a.	Partnerships with financial service providers, including credit monitoring and budgeting apps, generate additional revenue through affiliate agreements.

3.	Value-Added Services:

a.	Offers premium services, such as personalized financial coaching and integration with investment platforms like NestEgg, for an additional fee.

b.	Plans to introduce loan refinancing options and savings tools, further diversifying revenue streams.

Key Features and Benefits

Lever’s innovative platform offers comprehensive solutions to common borrower challenges:

●	AI-Powered Program Matching: Recommends the best repayment plans based on borrower income, family size, and debt profile.

●	Streamlined Enrollment: Automates the complex process of applying for income-driven repayment (IDR) plans, Public Service Loan Forgiveness (PSLF), and the SAVE plan.

●	Proactive Compliance: Ensures users meet annual recertification requirements, avoiding payment increases or loss of benefits.

●	Real-Time Notifications: Keeps borrowers informed about deadlines, policy changes, and opportunities to adjust their repayment plans for maximum savings.

●	Savings Redirection: Encourages users to apply savings from optimized repayment plans toward wealth-building tools like NestEgg.

Competitive Analysis

Lever stands apart from competitors through its focus on user empowerment, federal compliance, and advanced automation:

●	Traditional loan servicers prioritize collections, offering minimal proactive support to borrowers.

●	Competitors like SoFi focus on loan refinancing, limiting their relevance to the 7% of borrowers with private loans. Lever addresses the 93% of borrowers with federally backed debt, the largest segment of the market.

●	Unlike generic financial tools, Lever’s deep integration with Department of Education databases ensures accurate, real-time information for users.

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User Acquisition Strategy

Lever’s growth strategy focuses on accessibility, education, and partnership-driven expansion:

1.	Digital Outreach: Leverages targeted advertising and educational content to reach borrowers overwhelmed by repayment complexities.

2.	Employer Partnerships: Collaborates with companies offering student loan repayment assistance as an employee benefit, expanding user acquisition through corporate channels.

3.	Institutional Collaborations: Partners with colleges and universities to provide Lever as a tool for graduates managing their student loans.

4.	Referral and Affiliate Programs: Incentivizes existing users and financial advisors to refer new borrowers, creating a cost-effective growth loop.

Future Vision

Lever aims to be the definitive platform for student loan management and financial empowerment:

●	Private Loan Expansion: Introduce tools for managing private loans, capturing a broader segment of the market.

●	Wealth-Building Integration: Expand partnerships with platforms like NestEgg, enabling users to transition from debt repayment to wealth accumulation.

●	Advanced Analytics: Offer predictive financial modeling tools that help users plan for life milestones, from buying a home to funding education for their children.

Lever combines advanced AI, seamless automation, and user-first design to transform how borrowers manage their student loans. By addressing a critical financial pain point, Lever not only empowers individuals to take control of their financial futures but also positions itself as a leader in the $1.6 trillion student loan market. As repayment resumes post-pandemic and policy reforms reshape borrower behavior, Lever is uniquely positioned to scale rapidly, driving significant value for users and stakeholders alike.

Resolve Debt Business Overview

Resolve Debt is a technology-driven company specializing in the development and deployment of advanced artificial intelligence (AI) solutions for the accounts receivable (AR) and debt recovery industry. Our mission is to enhance the efficiency, compliance, and customer experience of debt recovery processes for businesses across various sectors. By leveraging AI and machine learning, we provide innovative tools that automate AR management, optimize recovery strategies, and ensure adherence to regulatory standards.

Industry Background

The debt recovery industry is a critical component of the financial ecosystem, facilitating the collection of outstanding debts and contributing to the liquidity and financial health of businesses. Traditional debt collection methods have often been labor-intensive, time-consuming, and fraught with compliance challenges. The increasing complexity of regulatory requirements and the growing emphasis on consumer rights have necessitated the adoption of more sophisticated, technology-driven solutions.

In recent years, the industry has witnessed a significant shift towards digital transformation, with companies seeking to leverage technology to improve operational efficiency, reduce costs, and enhance customer engagement. The integration of AI and machine learning into debt recovery processes has emerged as a pivotal development, enabling the automation of routine tasks, predictive analytics for better decision-making, and personalized communication strategies that align with consumer preferences and regulatory mandates.

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Our Solutions

Resolve Debt offers a comprehensive suite of AI-powered tools designed to address the multifaceted challenges of modern debt recovery:

●	Automated Accounts Receivable Management: Our platform streamlines the AR process by automating invoicing, payment reminders, and follow-ups, thereby reducing manual intervention and minimizing errors.

●	Predictive Analytics: We utilize machine learning algorithms to analyze historical data and predict debtor behavior, enabling businesses to prioritize collection efforts and allocate resources more effectively.

●	Compliance Monitoring: Our solutions are designed to ensure adherence to federal and state regulations, including the Fair Debt Collection Practices Act (FDCPA) and the Consumer Financial Protection Bureau (CFPB) guidelines, thereby mitigating legal risks.

●	Sentiment Analysis and Personalized Communication: By analyzing debtor interactions, our AI models assess sentiment and tailor communication strategies to enhance engagement and improve recovery outcomes.

Market Opportunity

The global debt collection software market is experiencing robust growth, driven by the increasing need for automated solutions and the rising volume of outstanding debts. According to industry reports, the market is projected to reach $5.2 billion by 2026, growing at a compound annual growth rate (CAGR) of 8.2% from 2021. This growth is attributed to the escalating demand for cloud-based solutions, the integration of AI and machine learning, and the need for compliance with stringent regulatory standards.

Competitive Landscape

The debt recovery technology sector is characterized by the presence of several key players offering a range of solutions. Our primary competitors include:

●	Company A: Specializes in cloud-based debt collection software with a focus on small to medium-sized enterprises.

●	Company B: Offers a comprehensive suite of financial software solutions, including debt recovery modules integrated with broader financial management systems.

●	Company C: Provides AI-driven analytics and automation tools tailored for large enterprises with complex debt portfolios.

Resolve Debt differentiates itself through its deep integration of AI and machine learning, emphasis on compliance, and commitment to enhancing the debtor experience.

Growth Strategy

Our strategic initiatives to drive growth and market penetration include:

●	Product Innovation: Continuous enhancement of our AI algorithms and the development of new features to address emerging industry needs.

●	Market Expansion: Targeting new geographic regions and industry verticals to broaden our customer base.

●	Strategic Partnerships: Collaborating with financial institutions, fintech companies, and regulatory bodies to expand our reach and influence.

●	Customer Acquisition and Retention: Implementing targeted marketing campaigns and providing exceptional customer support to attract and retain clients.

Financial Overview

Resolve Debt has demonstrated consistent revenue growth since its inception, reflecting the increasing adoption of our solutions and the expanding market demand for AI-driven debt recovery tools. We maintain a balance sheet, with significant investments in research and development to fuel ongoing innovation.

Resolve Debt is at the forefront of transforming the debt recovery industry through the application of advanced AI technologies. Our commitment to innovation, compliance, and customer-centric solutions positions us for sustained growth and success in a dynamic and expanding market.

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Government Regulation

Our business and the industries in which we operate are subject to extensive and evolving regulations at the federal, state, and international levels. Compliance with these regulatory frameworks is essential to our operations, particularly for our financial and AI-driven platforms.

●	Financial Services Regulation: Our subsidiary, NestEgg, operates in the wealth management and investment advisory space and is subject to regulations imposed by the SEC, FINRA, and other applicable regulatory bodies. We must comply with rules regarding investor protection, financial disclosures, anti-money laundering (AML), and know-your-customer (KYC) requirements.
●	Student Loan Regulations: Lever operates in the student loan management industry and is required to comply with U.S. Department of Education policies, including regulations governing Income-Driven Repayment (IDR) plans, Public Service Loan Forgiveness (PSLF), and data privacy standards under the Family Educational Rights and Privacy Act (FERPA).
●	Consumer Protection and Debt Collection Laws: Resolve Debt operates in the debt recovery space and is subject to the Fair Debt Collection Practices Act (FDCPA), the Consumer Financial Protection Bureau (CFPB) regulations, and various state laws regarding fair debt collection, consumer rights, and financial transparency.
●	AI and Data Privacy Regulations: Our AI-driven platforms rely on vast amounts of data to provide personalized services. As a result, we must comply with data protection and privacy laws, including the General Data Protection Regulation (GDPR) in Europe, the California Consumer Privacy Act (CCPA), and other applicable global data protection laws.

Failure to comply with these regulations could result in regulatory investigations, fines, reputational harm, or restrictions on our ability to operate. As regulatory landscapes evolve, we may be required to make significant operational or technological adjustments to remain compliant.

Competition

We operate in highly competitive markets, facing competition from well-established companies as well as emerging startups. Our key competitors include:

●	Wealth Management: NestEgg competes with robo-advisors like Betterment and Wealthfront, traditional brokerage firms such as Charles Schwab and Fidelity, and digital-first platforms like Robinhood. We differentiate ourselves by integrating AI-driven personalization, alternative investments, and retirement planning.
●	Travel Technology: Travl.App competes with major online travel agencies like Expedia and Booking.com, as well as fintech-enabled travel savings solutions. Our AI-powered budgeting and BNPL (Buy Now, Pay Later) features provide a unique value proposition.
●	Student Loan Management: Lever competes with loan servicers such as Navient and FedLoan Servicing, as well as financial wellness platforms that provide student debt management tools. Our AI-driven repayment plan optimization sets us apart.
●	Debt Recovery Solutions: Resolve Debt competes with legacy debt collection agencies and AI-driven financial recovery firms. Our technology differentiates us by focusing on compliance, predictive analytics, and consumer-friendly engagement strategies.

The competitive landscape is rapidly evolving, and new entrants with advanced AI technologies, financial backing, or strategic partnerships may emerge as formidable competitors. To maintain our competitive edge, we continuously invest in product innovation, customer acquisition, and strategic partnerships.

Legal Proceedings

From time to time, we may be involved in various legal proceedings, claims, or regulatory inquiries arising in the ordinary course of business. As of the date of this prospectus, we are not a party to any material legal proceedings that, individually or in the aggregate, would have a material adverse effect on our business, financial condition, or results of operations. However, due to the highly regulated nature of our industry, we may be subject to future litigation, government investigations, or compliance audits that could impact our operations and financial standing.

Employees

As of February 12, 2025, we have approximately 14 full-time employees and 20 part-time employees across our various subsidiaries. Our workforce includes professionals specializing in artificial intelligence, software development, compliance, finance, marketing, and customer support.

We believe that our ability to attract, retain, and develop top-tier talent is critical to our success. We offer competitive professional development opportunities, and a collaborative work culture designed to foster innovation and growth.

None of our employees are currently covered by collective bargaining agreements, and we consider our relationship with our team to be strong.

Properties

Our corporate headquarters is located at 9255 W Sunset Blvd, West Hollywood, CA, 90069. In addition to our headquarters, we operate remotely in various regions to accommodate our distributed workforce. Our technology infrastructure is hosted across secure cloud-based data centers, ensuring scalability, security, and operational resilience.

We believe that our current office space and technological infrastructure are adequate for our near-term operational needs. As we continue to grow, we may seek additional office space or data center capacity to support our expanding workforce and technological requirements.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth certain information regarding our current executive officers and directors as of the date of this prospectus.

Name	Age	Position
Trent McKendrick	40	President/CEO/CFO/Director
Al Weiss	71	Director Nominee
Lisa Licht	59	Director Nominee
Alberto C. Rosende	61	Director Nominee

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors meeting, following the annual meeting of stockholders, and until their successors have been elected and qualified. As of the date of this Registration Statement on Form S-1, we have one (1) sitting director.

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Trent McKendrick, Founder, President, CEO, and Director

Trent McKendrick is a entrepreneurial leader with a proven track record of building and scaling innovative financial technology solutions. As the Founder, President, and CEO of AI Unlimited Group (AIUG), McKendrick is spearheading the transformation of financial infrastructure, leveraging state-of-the-art AI technology to enhance efficiency, transparency, and automation in regulated financial processes. Under his leadership, AIUG is redefining liability management, investment automation, travel financing, and receivables optimization, positioning the company as a market leader in AI-driven financial solutions. With nearly two decades of experience at the intersection of finance, technology, and venture-building, McKendrick has successfully launched and scaled multiple fintech ventures, specializing in consumer credit, debt optimization, and AI-driven financial automation. His ability to identify inefficiencies within traditional financial systems and develop high-growth, scalable solutions has resulted in the successful deployment of platforms that serve both businesses and consumers. Prior to founding AIUG, McKendrick held pivotal leadership roles in financial markets and technology-driven enterprises. As Head of Markets at Focus Markets, he played a crucial role in shaping business strategy, brand development, and market expansion within Australia’s financial ecosystem. Before that, in 2014 he founded Credit Clear, a publicly traded company on the Australian Stock Exchange (ASX), where he pioneered technology-driven automation in revolutionizing debt collection and payment optimization through SaaS-based solutions. Throughout his career, McKendrick has demonstrated exceptional expertise in product development, investor relations, and strategic growth. His deep knowledge of capital markets, financial services, and technology-backed ventures has made him a sought-after leader in the fintech industry, with extensive experience in capital raising, investment management, and electronic trading. His hands-on approach to technology deployment and financial infrastructure innovation continues to shape AIUG’s vision of leveraging AI to drive operational efficiency and financial empowerment at scale. McKendrick holds an accreditation equivalent to a BS in Finance from Marquette University, Milwaukee, WI. His relentless focus on financial inclusion, AI-driven product innovation, and market disruption continues to drive his mission of reshaping financial services for millions of consumers worldwide.

Al Weiss, Director Nominee

Allen “Al” R. Weiss is the President of Infinity City Maya SAPI de CV and a former Partner at Apollo Capital Management, where he evaluated acquisitions and served on the boards of Great Wolf Resorts, Diamond Resorts International, Chuck E. Cheese, and ClubCorp. He spent 39 years at The Walt Disney Company, ultimately serving as President of Worldwide Operations for Disney’s Parks and Resorts division, overseeing a $10 billion business with 95,000 employees. Under his leadership, Disney expanded its resorts, cruise line, and vacation club, achieving record revenue growth while maintaining brand integrity. Weiss currently serves on the Board of Directors of Alticor (Amway) and has previously held board positions with Apollo Education Group, Dick’s Sporting Goods, and Pilot Flying J. Recognized as a leader in business and economic development, he was named “Most Influential Businessman in Central Florida” by the Orlando Business Journal. He holds a degree from the University of Central Florida and has been inducted into the Halls of Fame at both UCF and the Rollins College Crummer Graduate School of Business.

Lisa Licht, Director Nominee

Lisa Licht is a seasoned executive with extensive experience in brand strategy, marketing, and business development across entertainment, consumer goods, technology, and experiential marketing. She is the Founder of Licht Consulting, where she advises organizations such as BCG, Illumination, Microsoft, and Build-A-Bear on digital transformation and brand growth. Previously, she served as Chief Marketing Officer at Live Nation, where she developed customer acquisition strategies that drove significant revenue growth. At Yahoo, she led media and partnership marketing, launching the global Yahoo On-The-Road music tour. During her tenure at Hasbro, she played a key role in launching Hasbro Studios and structuring a joint venture with Discovery. Earlier in her career at 20th Century Fox, she spearheaded marketing campaigns for major films, including Titanic and The Simpsons Movie. Lisa serves on the boards of Project Healthy Minds, BrynPharma, and GumGum and has previously served on the board of Munchkin. She holds a Master’s in International Management from the Thunderbird School of Global Management and a B.A. in Business Economics from the University of California, Santa Barbara.

Alberto C. Rosende, Director Nominee

Maj. Gen. (Ret) Alberto “Al” Rosende has served as the President and Chief Executive Officer of M2i Global Corporation since March 2023. He brings over 37 years of leadership experience in the U.S. Army and more than 28 years in the global payments industry. During his military career, Maj. Gen. Rosende held command and staff positions at every level, including Division and Component commands, with operational experience spanning the Cold War and the Global War on Terror. His service included combat tours in Afghanistan and Iraq, culminating in his role as Commanding General of the 63rd Readiness Division, where he oversaw personnel, logistics, and infrastructure across a seven-state region, supporting over 44,000 soldiers and their families. He has been awarded the Army Distinguished Service Medal, four Legions of Merit, and two Bronze Stars. In the private sector, Maj. Gen. Rosende has over 30 years of experience in management and consulting within the electronic payments industry. He spent more than two decades at Visa, Inc., where he advised financial institutions in Latin America and the Caribbean on fraud prevention and risk management. Prior to Visa, he held senior roles at American Express, overseeing credit operations, collections, and risk management. Maj. Gen. Rosende holds a B.S. in Business Administration from Nova Southeastern University, an M.S. in National Resource Strategy from the National Defense University, and an M.A. in Education and Human Development from The George Washington University.

Term of Office

All directors serve until the next annual meeting; their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors’ meeting following the stockholders’ annual meeting until the Directors’ successors have been elected and qualified. The appointment of Alberto C. Rosende, Lisa Licht, and Al Weiss will become effective upon the Company’s successful uplisting to Nasdaq.

Director Independence

The listing rules of the Nasdaq require that independent directors must comprise a majority of a listed company’s Board. In addition, the rules of the Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

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●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s combined gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board believes that, [__], [__], and [__] will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships And Related Transactions” in this prospectus.

Board Committees

Our Board has formed three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees operates pursuant to its charter. The responsibilities of each committee are described in more detail below.

The Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

Audit Committee

The Audit Committee’s purpose and powers are, to the extent permitted by law, to (a) retain, oversee and terminate, as necessary, the auditors of our Company, (b) oversee our Company’s accounting and financial reporting processes and the audit and preparation of our Company’s financial statements, (c) exercise such other powers and authority as are set forth in the charter of the Audit Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Board has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and the Nasdaq listing rules. Our Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website located at https://www.aiug.ai/. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus. The Board has affirmatively determined that [__] shall serve as chair and each member of the Audit Committee is financially literate, which also includes [__] and [__]. All three members meet the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. We believe that the functioning of the Audit Committee complies with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

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Compensation Committee

The Compensation Committee’s purpose and powers are, to the extent permitted by law, to (a) review and approve the compensation of the Chief Executive Officer of our Company and such other employees of our Company as are assigned thereto by the Board and to make recommendations to the Board with respect to standards for setting compensation levels, (b) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board, and (c) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website at https://www.aiug.ai/.

The Compensation Committee consists of [__], [__] and [__]. [__] serves as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and the Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose and powers are, to the extent permitted by law, to: (a) identify potential qualified nominees for director and recommend to the Board for nomination candidates for the Board, (b) develop our Company’s corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Nominating and Corporate Governance Committee consists of [__], [__] and [__]. [__] serves as chairman of the Nominating and Corporate Governance Committee. Our Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website located at https://www.aiug.ai/. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of the Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of our Company’s executive officers serves, or in the past has served, as a member of the Board or its compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or its Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our Company.

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Code of Conduct

Our Board has adopted a new Code of Conduct applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. The Code of Conduct is available on our principal corporate website located at https://www.aiug.ai/. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Corporate Governance Guidelines

Effective upon the completion of this offering, our Board will adopt corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq, which is available on our principal corporate website located at https://www.aiug.ai/. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains compensation information for our Chief Executive Officer who is the most highly compensated executive officer for the years ended December 31, 2024 and 2023:

				Stock	All Other
Name and		Salary (1)	Bonus	Awards(2)	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)
Trent McKendrick	2024	208,000	-0-	-0-	-0-	208,000
Chief Executive Officer	2023	0	0	0	0	0

(1)	As of December 31, 2024, Mr. McKendrick’s salary is being accrued and not paid in cash.
(2)	We have issued stock-based compensation of 7,250,000 shares of common stock and 5,000,000 shares of preferred stock to Mr. McKendrick as the founder, valued at $1,225.

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Stock Option Grants

We had no outstanding equity awards as of the end of the fiscal period ended December 31, 2024.

Employment Agreement

On March 24, 2022, we entered into an employment agreement with Trent McKendrick (the “McKendrick Employment Agreement”), under which he serves as the Chief Executive Officer with a base salary of $208,000 per annum. Mr. McKendrick is entitled to participate in the Company’s group insurance, pension, medical, health, accident, and disability plans, subject to eligibility and modifications by the Company. The agreement allows the Company to terminate his employment without cause upon prior written notice or immediately for cause, which includes misconduct, felony conviction, material breach, or failure to perform his duties. Mr.

McKendrick may resign at any time with prior written notice. If he is unable to perform his duties due to disability for three consecutive months or a total of four months within a twelve-month period, the Company may terminate his employment, with salary continuation until the qualifying period ends. The agreement automatically terminates upon his death, with his estate entitled to receive salary through the end of that month. Upon termination for any reason, Mr. McKendrick is entitled to all accrued compensation and reimbursable expenses.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2024 and December 31, 2023 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this registration statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Lever Holdings 500K Notes Payable ($500,000)

Lever Holdings provided seed capital to Lever Technology Inc. for $500,000 to start App in the United States. Lever Holdings provided the working base source code for the launch of the Company, valued at $758,316 as the contributed tangible software. The Company estimated the value of the source code using the income and cost approach. The Company attributed 90% of its value to the cost approach, closest to the actual value of developing the source code.

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On March 31, 2022, the Company converted all the outstanding notes into common stock by issuing 20,166,042 common stock valued at $0.0248 per share to Lever Aus share holders. On May 31, 2022, the Lever Aus Note balance was zero. Mr. McKendrick is also the founder, CEO, and majority shareholder of Lever Holdings.

As a result of this conversion, Niloc Capital Pty Ltd. (“Niloc Capital”), an entity owned by Mr. McKendrick, received 7,500,000 common stock of the Company and founding shares of common and preferred stock. Niloc Capital transferred 220,000 shares to a software developer. Mr. Copulos received 9,177,438 common stock from the conversion through his four entities.

Mr. Copulos has funded the Company since its inception for $3.43 million. Mr. Copulos currently owns 36,074,708 common stock of the Company, representing 53.61% of issued and outstanding common stock of the Company as of December 31, 2023. Mr. Copulos received these shares from the note conversion and for cash consideration.

For the fiscal year ended December 31, 2023, the Company issued an additional 792,942 shares of common stock at a valuation of $0.0248 per share to certain shareholders of Lever Holdings. These shares were issued to rectify prior issuance discrepancies, either to shareholders who had not previously received their allotted shares or to correct erroneous share allocations.

Shares issued to the Founder

At March 24, 2022 (inception), the Company issued 7,250,000 common stock on March 24, 2022, and 5,000,000 Series A Preferred Stock on March 24, 2022, at par value as the founder in consideration of services rendered to the Company. A total combined value of $1,225. Our Certificate of Incorporation authorizes 50,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 5,000,000 shares have been designated as Series A Preferred Stock.

Note 1: Citywest 150K Notes Payable ($150,000)

On December 21, 2022, the Company borrowed $150,000 at a 10% interest rate due on December 21, 2023, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 350,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 350,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 25% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 350,000 shares of common stock as a full settlement of the outstanding note.

Note 2: Eyeon I 150K Notes Payable ($150,000)

On December 21, 2022, the Company borrowed $150,000 at a 10% interest rate due on December 21, 2023, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 350,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 350,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 25% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 350,000 shares of common stock as a full settlement of the outstanding note.

Note 3: Citywest 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Citywest Corp Pty Ltd ATF Copulas (Sunshine) Unit Trust (Citywest), directly benefiting Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Citywest’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

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Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 4: Eyeon I 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust (Eyeon), directly benefiting Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Eyeon’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 5: Northrock 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Northrock Unit Capital Trust (Northrock), which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Northrock’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 6: Collin Phillips ($6,599)

On May 29, 2023, the Company borrowed $6,599 at a 15% interest rate due on May 29, 2024, from Collin Philips. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 13,998 Shares of Common Stock on a fully diluted basis.

Pursuant to the terms of the Conversion Notice dated October 1, 2023, the Company issued an aggregate of 13,998 shares of common stock as a full settlement of the outstanding note.

Note 7: Eyeon II 100K Notes Payable ($100,000)

On May 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on May 29, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 150,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 150,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $100,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 209,534 shares of common stock as a full settlement of the outstanding note.

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Note 8: Eyeon 200K Notes Payable ($200,000)

On July 3, 2023, the Company borrowed $200,000 at a 15% interest rate due on July 3, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 400,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 400,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $500,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 414,466 shares of common stock as a full settlement of the outstanding note.

Note 9: Eyeon III 150K Notes Payable ($150,000)

On September 12, 2023, the Company borrowed $150,000 at a 15% interest rate due on September 12, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 299,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 2990,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 299,000 shares of common stock as a full settlement of the outstanding note.

Note 10: A&K Sfetcopoulos $50K ($50,000)

On September 19, 2023, the Company borrowed $50,000 at a 15% interest rate due on September 12, 2024, from A&K Sfetcopulos Superannuation Pty Ltd. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 99,667 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 99,667 Shares. In case of IPO, the note is convertible into Common Stock to up to $50,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 100,000 shares of common stock as a full settlement of the outstanding note.

Note 11: Eyeon III 100K Notes Payable ($100,000)

On October 30, 2023, the Company borrowed $100,000 at a 15% interest rate due on October 30, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 190,476 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 190,476 Shares. In case of IPO, the note is convertible into Common Stock to up to $100,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

As of December 31, 2024, the Note remained outstanding.

Note 12: Eyeon 70K Notes Payable ($70,000)

On December 20, 2023, the Company borrowed $70,000 at a 15% interest rate due on December 20, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 133,333 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 33,333 Shares. In case of IPO, the note is convertible into Common Stock to up to $70,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

As of December 31, 2024, the Note remained outstanding.

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Aspire Loan

In August 2023, Aspire Technologies LLC, a limited liability company controlled by Mr. McKendrick, who serves as Chief Executive Officer of the Company, contributed $143,400 to the Company. This capital infusion was recorded as a non-interest-bearing loan to provide the Company’s working capital. The loan is unsecured and due on demand. The Company entered the transaction on terms that, from the Company’s perspective, are as favorable as could have been obtained from an unaffiliated third party.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

We are authorized to issue common stock and preferred stock. The total number of shares of stock which we are authorized to issue is 550,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares pf preferred stock, with 5,000,000 shares designated as Series A Preferred Stock. We will have [__] shares of common stock outstanding immediately after the closing of this offering.

Common Stock

We are authorized to issue 500,000,000 shares of common stock at a par value of $0.0001 per share, and as of February 12, 2025 and the date of this prospectus, we had 317,485,675 shares of common stock issued and outstanding.

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under the Delaware General Corporation Law, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

As of the date of this prospectus, there are no outstanding stock options.

Preferred Stock

Our Certificate of Incorporation authorizes 50,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 5,000,000 shares have been designated as Series A Preferred Stock.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

The Board of Directors shall have authority, without stockholder approval, to amend the AIUG’s Articles of Incorporation to divide the class of Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

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Series A Preferred Stock

The Company issued 5,000,000 preferred stock on March 24, 2022, to Mr. McKendrick at a par value valued at $500 as the founder in consideration of services rendered to the Company.

Shares issued to Founder

At March 24, 2022 (inception), the Company issued 7,250,000 common stock on March 24, 2022, and 5,000,000 preferred stock on March 24, 2022, at par value as the founder in consideration of services rendered to the Company. A total combined value of $1,225

Liquidation

Upon the liquidation, dissolution and winding up of the Company, the holder of each share of the Series A Preferred Stock shall be entitled to receive out of the net assets of the Company, before any amount shall be paid to the holders of any other class of stock, the sum of $0.01 per share, after which the Holders of Series A Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series A Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series A Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series A Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series A Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock being converted by one (1).

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series A Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series A Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

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Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event

As of the date of this prospectus, all shares of Series A Preferred Stock have been converted into 5,000,000 shares of common stock, and no shares of Series A Preferred Stock are outstanding.

Undesignated Preferred Stock

The Board of Directors shall have authority, without stockholder approval and by resolution of the Board of Directors, to amend the Corporation’s Articles of Incorporation to divide the class of Preferred Stock into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the relative rights and preferences of the shares of each series so established, including (a) voting power, (b) the rate of dividend, (c) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (d) any sinking fund provision for the redemption or purchase of the shares, and (e) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase any shares of our common stock or preferred stock.

Delaware Business Combination Statutes

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Provisions

Certain provisions set forth in our certificate of incorporation and our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Listing

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “AIUG”. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq. If our application is not approved, this offering will not be completed.

Transfer Agent and Register

Our transfer agent is Corporation Service Company (CSC), with offices located at 251 Little Falls Drive, Wilmington, Delaware 19808. The phone number and facsimile number are +1 866 403 5272 and +1 302 636 5454, respectively. Additional information about Corporation Service Company can be found on its website at www.cscglobal.com.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the securities holdings of (a) AIUG’s executive officers and directors, and (b) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe they are deemed the beneficial owner of more than five percent (5%) of any class of AIUG’s voting stock as of the date of the prospectus. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under Section 13(d) of the Exchange Act and the rules and regulations thereunder and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The number and percentage of beneficial ownership of each listed person prior to the offering is based on 314,225,225 shares of common stock outstanding as of February 12, 2025 and as of the date of this prospectus. The voting power of each stockholder with respect to their securities is calculated based on 314,225,225 shares of common stock outstanding as February 12, 2025 and as of the date of the prospectus. The number and percentage of common stock beneficially owned after the offering are 314,225,225 shares of common stock outstanding upon the completion of this offering and assuming no exercise of the underwriters over-allotment option, the lead underwriter does not exercise its over-allotment option. To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Owned	Percentage of Series A Preferred Beneficially Owned		% of Total Voting Power
Directors and Named Executive Officers
Trent McKendrick	151,310,638	48%	5,000,000-	100	%-	79.9%
All directors and named executive officers as a group (1 person)
Other 5% Stockholder
Stephen Copulos	103,634,952	32.98%	0	0		32.98

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB Market. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this Underwritten Offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon the closing of this offering, we estimate that we will have            shares of our common stock outstanding, assuming no exercise of the underwriters over-allotment option.

Sale of Restricted Securities

The shares of our common stock sold pursuant to this offering will be registered under the Securities Act, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our common stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

●	Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

●	Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company’s securities become listed on Nasdaq or an exchange).

These provisions are, in each case, dependent on us being subject to the Exchange Act periodic reporting requirements for at least three months before the sale. However, since our shares are quoted on the OTCQB, which is not an “automated quotation system”, our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on Nasdaq, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(i)(1) also prohibits reliance on the rule for sales of restricted stock and any stock held by affiliates of the issuing company into the public market if the issuing company is now or at any time previously has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied. As such, due to the fact that we were a shell company until the effective time of the reverse merger, holders of “restricted securities” within the meaning of Rule 144 will be subject to the above conditions.

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Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

As of the effective date of the registration statement of which this prospectus is a part, we and our executive officers, directors and certain shareholders beneficially owning more than 10% of our common stock prior to the offering have entered into lock-up agreements with respect to the disposition of their shares. See “Underwriting - Lock-Up Agreements” for additional information.

Registration Rights

As of the date of this prospectus, we do not have registration rights arrangements with the holders of our common stock or their transferees, but we may enter into registration rights agreements with certain holders of our common stock or their transferees in the future, under which they will be entitled to request that we register their common stock for resale under the Securities Act upon completion of this offering and following the expiration of the lock-up agreements described above.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with The Benchmark Company, LLC, as representative for the underwriters in this offering. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of our common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares
The Benchmark Company, LLC

Total

The underwriters are committed to purchase all of the common shares offered by us other than those covered by the option to purchase additional securities described below, if they purchase any such securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Option

We have granted the underwriters an option to cover over-allotments, if any, which is exercisable for up to 30 days after the closing date of the offering, that permits the underwriters to purchase up to an additional [      ] shares of common stock on the same terms as the other shares being purchased by the underwriters from us. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional offered securities in proportion to each of their commitments set forth in the prior table.

Discount

We have agreed to sell the shares of common stock to the underwriters at the initial offering price of $[      ] per share, which represents the initial public offering price of the shares set forth on the cover page of this prospectus less a 7.0% underwriting discount.

The following table shows the public offering price, total underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Proceeds, before expense, to us	$	$	$

The underwriters propose to offer the common shares offered by us to the public at the public offering price per common share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the common shares to other securities dealers at such price less a concession of $[     ] per share. If all of the common shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. We have also agreed to pay for a certain amount of the underwriters’ accountable expenses including actual accountable road show expenses for the offering; prospectus tracking and compliance software for the offering; the reasonable and documented fees and disbursements of the underwriter’s counsel; and the costs associated with receiving commemorative mementos and lucite tombstones; provided that these actual accountable expenses of the underwriters shall not exceed $125,000 in the aggregate, including the fees and disbursements of the underwriters’ counsel. In addition to the foregoing, we shall be responsible for the costs and expenses of background checks on its senior management and directors in an amount not to exceed $7,500.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, commissions and expenses, will be approximately $[      ].

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Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

In connection with this offering, our directors, executive officers and certain holders of more than 10% of our outstanding common stock as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of six months from the date of this offering. We have agreed with the underwriters that, for a period of six months from the closing of this offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock or any securities convertible into or exercisable or exchangeable for our capital stock, except that such prohibition shall not apply to options or other equity grants made pursuant to any employee stock option plan of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital stock or any securities convertible into or exercisable or exchangeable for our capital stock, except that such prohibition shall not apply to any Form S-8 filing by the Company.

Right of First Refusal

We have granted Benchmark, as representative of the underwriters, a right of first refusal, for a period of 12 months from the closing of this offering, to (i) act as lead or joint underwriter, for each and every future public underwritten offering, including all equity linked financings, carried out in the U.S with U.S. based investors (but, for the avoidance of doubt, excluding any PIPEs, private placements or similar financings consummated, placed or arranged by us with pre-existing contacts or by non-US persons), and (ii) to act as advisor for each M&A or other similar transaction initiated by Benchmark (it is being contemplated that we and Benchmark would consider in good faith to collaborate with respect to other M&A opportunities as well, if any), in each case for us, or any successor to or any subsidiary of ours, on customary market terms for a period of 12 months following the successful consummation of the offering.

Tail

We have agreed to pay the representative a tail fee equal to the cash compensation payable to the representative in this offering, if any investor, who was contacted or introduced to us by the representative and with whom we had a conference call or meeting arranged with prior to closing of this offering, provides us with capital in any future financing transaction during the 6 month period following expiration or termination of our engagement of the representative; provided, however, that we have the right to terminate our engagement of the underwriter for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates our obligations with respect to the tail.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the common shares include the history and prospects of us, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. An active trading market for our common stock may not develop. It is also possible that after the offering, our common stock will not trade in the public market at or above the public offering price.

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Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the option. If the underwriters sell more securities than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of its securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in the our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

70

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this Underwritten Offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP. The underwriters are being represented by Sheppard Mullin Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement as of and for the fiscal year ended December 31, 2023 and 2022 have been audited by Boladale Lawal & Co (Chartered Accountants), an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The office of Boladale Lawal & Co is located at 720 Grey Street #65, Brantford Ontario, N3S0K2, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: (800)309-5983.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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F-1

AI UNLIMITED GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$510,797	$11,012
Other Receivables	88,278	-
Financial Receivables	380,699	-
Prepaid Assets	2,493	-
Total Current assets	$982,267	$11,012
Tangible Assets	404,780	514,666
Intangible Assets	988,984	1,035,912
Purchased Debt	25,705	-
Total assets	$2,401,736	$1,561,590
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	56,502	255,681
Stock issuable liability	-	50,000
Related party loan	302,860	313,405
Loan From Shareholders	-	-
Interest Payables	-	2,823
Other Liabilities	-	-
Total Current liabilities	359,362	621,909
Total liabilities	359,362	621,909
Commitments and Contingencies (Note 9)	-	-
Stockholders’ Equity :
Preferred stock, par value $0.0001, 50,000,000 shares authorized, 5,000,000 issued and outstanding, as of September 30, 2024 and December 31, 2023	500	500
Common stock, par value $0.0001, 500,000,000 shares authorized; 313,319,980 and 67,617,138 shares issued and outstanding, as of September 30, 2024 and December 31, 2023	31,332	6,758
Additional paid-in capital	11,168,309	5,840,474
Accumulated deficit	(9,157,767)	(4,908,051)
Total stockholders’ equity	2,042,374	939,681
Total liabilities and stockholders’ equity	$2,401,736	$1,561,590

See accompanying notes to the financial statements.

F-2

AI UNLIMITED GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Ended		Nine Month Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Portfolio revenue	-	-		-
Subscription revenue	$-	-	101	-
Total revenue	-	-	101	-
Cost of sales
Technology & software	275,329	43,137	615,045	129,410
Total cost of sales	275,329	43,137	615,045	129,410
Gross Profit	(275,329)	(43,137)	(614,944)	(129,410)
Operating expenses:
General and administrative	$564,657	363,039	1,183,160	997,225
Sales and marketing	9,929	164,245	17,116	211,410
Total operating expenses	$574,586	527,284	1,200,276	1,208,635
Operating income (loss)	$(849,915)	(570,421)	(1,815,220)	(1,338,045)
Other income (expense):
Other interest income (expense)	(22,627)	(29,850)	(28,984)	(57,501)
Other income (expense)	(1,215,883)	(631,220)	(1,215,883)	(631,220)
Total other expense	$(1,238,510)	(661,070)	(1,244,867)	(688,721)
Income (loss) before provision for income taxes	$(2,088,425)	(1,231,491)	(3,060,087)	(2,026,766)
Provision (benefit) for income taxes	-	-	-	-
Net income (loss )	$(2,088,425)	(1,231,491)	(3,060,087)	(2,026,766)
Net income (loss) per common share, basic and diluted	$(0.01)	(0.02)	(0.01)	(0.03)
Weighted average number of common shares outstanding basic and diluted	313,319,980	63,713,353	313,319,980	63,678,466

See accompanying notes to the financial statements.

F-3

AI UNLIMITED GROUP, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Fiscal Year Ended September, 2023
Balance, June 30, 2024	5,000,000	$500	63,660,926	$6,366	$3,682,950	$(2,727,469)	$962,347
Shares Issued for Note Conversion	-		2,385,424	239	1,788,830		1,789,069
Net Loss	-	-	-	-	-	(1,231,491)	(1,231,491)
Balance, September 30, 2023	5,000,000	$500	66,046,350	$6,605	$5,471,780	$(3,958,960)	$1,519,925

See accompanying notes to the financial statements.

F-4

AI UNLIMITED GROUP, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Fiscal Year Ended September 30, 2024
Balance, June 30, 2024	5,000,000	500	67,650,000	28,765	7,446,953	(7,069,342)	406,876
Shares issued for note conversion of $795,000 at conversion price of $0.75			2,700,299	270	2,025,224		2,025,494
Shares issued for note conversion of $515,750 at conversion price of par value					515,750		515,750
Shares issued for note conversion of $182,669 at conversion price of par value					182,699		182,699
Shares issued for $999,980 at price of $0.36 per share			310,619,681	2,297	997,683		999,980
Net Loss						(2,088,425)	(2,088,425)
Balance, September 30, 2024	5,000,000	$500	313,319,980	$31,332	$11,168,309	$(9,157,767)	$2,042,374

See accompanying notes to the financial statements.

F-5

AI UNLIMITED GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	September 30, 2024	September 30, 2023
Net loss	$(3,060,087)	$(2,026,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Software amortization	134,839	-
Common stock issued for services	50,000	-
Contributed tangible software	518,853	-
Change in assets and liabilities:
Stock payable for services	(50,000)	129,410
Accounts payable	(199,179)	146,351
Financial Receivables	(380,699)	-
Other Liabilities	-	-
Other Receivables	(179,298)	148,436
Interest Payables	(2,823)	(740)
Net cash provided by (used in) operating activities	$(3,168,394)	$(1,603,309)
Investing Activities:
Capitalized software	(19,469)	(199,387)
Net cash used in investing activities	$(19,469)	$(199,387)
Financing Activities:
Common stock adjustment, issued (canceled)	999,954	-
Discount on note conversion	1,198,677	630,819
Purchased Debt	(25,705)	-
Convertible note settled	1,525,267	1,158,250
Loan From Shareholders	-	-
Proceeds from related party loan	(10,545)	(233,600)
Net cash provided by (used in) financing activities	$3,687,648	$1,555,469
Net decrease in cash	499,785	(247,227)
Cash at beginning of the period	11,012	315,788
Cash at end of the period	$510,797	$68,561
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non - cash investing and financing activities:
Common stock issued for note conversion	$2,700,299	$1,789,069

See accompanying notes to the financial statements.

F-6

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

AI Unlimited Group, Inc. (the “Company,” “we,” “our,” or “us”) was incorporated in Delaware on March 24, 2022, initially as Lever Global Corporation, and rebranded as AI Unlimited Group, Inc. on July 19, 2024. We are a fintech-driven consumer liabilities and debt management company, with a mission to empower subscribers to achieve financial independence by managing all liabilities and debt obligations in a single, integrated platform.

Our core offering, the Lever App (the “App”), was soft-launched on the iOS App Store in Q3 of fiscal 2022. Lever currently enables users to analyze their student loans and explore qualifying U.S. Department of Education programs for loan relief and enrollment. Subscribers can digitally enroll in these programs, uploading or self-declaring financial information through the App. Once accepted, users can manage their certifications annually for a monthly subscription fee. Lever also offers a “round-up” feature, allowing users to make additional principal payments through small, per-transaction contributions, thereby reducing interest and the loan term.

To enhance Lever’s functionality, we intend to introduce capabilities for subscribers to directly negotiate and refinance credit card and auto loans within the App, connecting with major financial institutions via API. This expansion is part of our 2025 roadmap, in line with our plan to launch on both the App Store and Play Store in fiscal 2024. The goal is to make Lever a comprehensive AI-powered solution that addresses a wide array of consumer debt needs. Following recent legislative changes ending the student loan payment pause, we anticipate significant engagement as we resume subscriptions in Q2 of fiscal 2025.

In addition to Lever, AI Unlimited Group has strategically acquired three other AI-driven platforms, each complementing our broader mission to create a seamless financial and lifestyle ecosystem:

●	Nest Egg Investments LLC (“Nest Egg”): Nest Egg is an AI-powered investment platform that simplifies stock market investing for U.S. and global markets. Utilizing advanced AI, Nest Egg provides personalized investment advice and automated trade options, catering to the growing demand for user-friendly, digital-first investment solutions. Nest Egg is preparing to ramp up its market outreach and introduce additional AI-driven insights, making wealth management accessible and intuitive for all users.

●	Resolve Debt, LLC (“Resolve Debt”): Resolve Debt provides AI-enhanced debt collection and accounts receivable automation solutions, offering an advanced, efficient approach to debt recovery. The platform uses predictive analytics and AI-powered communication tools to improve collections outcomes while focusing on customer experience. Resolve Debt is in advanced negotiations with several potential partners and will be ramping up operations to broaden its client base among financial institutions and debt collection agencies. This expansion will position Resolve Debt as a leader in scalable, customer-centric debt solutions that optimize cash flow and operational efficiency for B2B clients.

●	Travl, LLC (“Travl.App”): Travl.App is an AI-powered travel planning, savings, and booking platform designed to provide a seamless, end-to-end travel experience. Scheduled for a full launch by the end of fiscal 2024, Travl.App will offer features such as AI-driven itinerary planning, flexible payment options, and personalized travel recommendations. A standout addition is the forthcoming “AI Travel Agent” feature, a virtual assistant that guides users through planning, booking, and managing their trips. Travl.App will be ramping up its operations as it prepares to enter the market as the premier AI-driven travel solution, offering users comprehensive support from planning to execution.

The Company filed a Form 8-A12G on July 25, 2023, to register its securities under Section 12(g) of the Securities Exchange Act of 1934. This registration underscores our commitment to promoting transparency and enabling investors to make well-informed decisions. By adhering to the regulatory requirements set forth by the SEC, we aim to build trust within the investment community as we progress towards our strategic milestones. This step marks a significant move for AI Unlimited Group, as it elevates our visibility among institutional and retail investors alike and aligns with our long-term vision of growth and market presence.

As a development-stage entity, AI Unlimited Group remains focused on establishing and enhancing our core product offerings, particularly the Lever App is designed to revolutionize debt management for consumers by providing an AI-powered platform that simplifies and streamlines the process of managing various liabilities, including student loans. In alignment with the resumption of student loan payments. Lever’s unique value proposition and advanced features are expected to drive strong user adoption, positioning it as a go-to resource for borrowers navigating complex repayment scenarios.

Looking ahead, our objective is to establish AI Unlimited Group as a comprehensive, AI-powered ecosystem that addresses a wide range of consumer financial and lifestyle needs. Through strategic acquisitions like Nest Egg, Resolve Debt, and Travl.App, we are creating a cohesive suite of applications that spans debt management, investment, and travel. Each platform is integrated with state-of-the-art AI technologies, enabling us to deliver a unified, personalized experience across multiple sectors. This holistic approach reflects our commitment to meeting the evolving expectations of modern consumers in a digital-first world.

AI Unlimited Group is positioned to capitalize on emerging opportunities in AI and fintech. Our vision is to provide seamless, data-driven solutions that empower users to manage their finances, travel, and investments with confidence, backed by a company that prioritizes innovation, transparency, and responsible AI deployment. Through our continued growth, we aim to be at the forefront of transforming the digital financial landscape, setting new standards for convenience, efficiency, and customer satisfaction.

F-7

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

The Company leverages cutting-edge artificial intelligence technology to deliver streamlined financial solutions through an integrated ecosystem of innovative apps. The Company’s current suite of products includes the Lever App, Nest Egg, Travl.App, and Resolve, each of which addresses unique customer needs in debt management, investment, travel planning, and accounts receivable, respectively. Together, these applications form a comprehensive, AI-driven platform aimed at simplifying and optimizing financial decisions, supporting both consumers and businesses. Our strategic approach includes sharing talent and resources across subsidiaries to drive expanded innovation in AI, allowing for cross-collaboration and knowledge transfer among top developers, data scientists, and financial technology experts.

Lever App: Empowering Debt Management and Financial Independence

The Lever App is designed to assist subscribers with managing and resolving liabilities such as student loans, credit cards, and other consumer debts. By providing ongoing education and personalized recommendations, the app enables users to make well-informed choices about loan refinancing, enrollments, and payments. The app’s features include federal loan program prequalification and enrollment, access to credit scores, and other capabilities that facilitate comprehensive debt management. Initially focused on student debt holders in the United States, the Lever App is particularly advantageous for those seeking to navigate complex loan repayment options without the hassle of traditional servicers. With direct connections to the Department of Education via APIs, the app can provide optimal loan terms, allowing users to save time and money while maintaining control over their finances.

Core Features:

●	Budget and Spending Insights: Personalized guidelines for managing liabilities in alignment with the user’s financial goals.
●	Flexible Payment Strategies: Payment round-ups and additional repayment recommendations to help reduce interest over time.
●	Student Aid Matching: Instant access to Student Aid and other federal programs through a simplified, four-step enrollment process.
●	Credit Score Tracking: Integrated credit monitoring using open banking protocols.

Nest Egg: Simplified Investment Strategies and Personalized Financial Growth

Nest Egg is an AI-powered investment platform focused on helping users grow their wealth through accessible, future-focused tools for the U.S. and global stock markets. Nest Egg simplifies investment decision-making by offering tailored strategies that align with individual financial goals, automating the planning and execution of stock market investments. Through advanced AI algorithms, Nest Egg provides personalized investment advice, making it ideal for users seeking an efficient, digital-first approach to portfolio management. The app enables users to automate trades, set customized alerts, and receive real-time insights based on market trends and behavioral analysis.

Core Features:

●	Automated Trading: AI-powered recommendations for seamless portfolio management.
●	Personalized Investment Advice: Tailored strategies based on market data, user preferences, and risk tolerance.
●	Real-Time Market Insights: Updates and predictions that guide investment decisions.

Travl.App: Comprehensive AI-Powered Travel Planning and Management

Travl.App revolutionizes travel by providing an AI-enhanced platform that simplifies planning, budgeting, booking, and itinerary management. With features designed to handle all aspects of the travel experience, Travl.App is the first of its kind to integrate AI across planning, saving, and booking functionalities. Travl.App enables users to explore destinations, book flights and accommodations, and save funds specifically for travel purposes. A forthcoming AI-powered “Travel Agent” will offer a concierge-like experience, providing users with intelligent, personalized recommendations and real-time adjustments to their itineraries. The app’s robust digital wallet and budget management tools also allow users to manage their travel finances with ease, making dream vacations more achievable.

Core Features:

●	AI Travel Agent: Personalized recommendations for destinations, activities, and travel arrangements based on user preferences.
●	Flexible Payment and Savings Options: The digital wallet allows for efficient budgeting and saving toward travel goals.
●	Booking and Itinerary Management: All-in-one platform for booking flights, accommodations, and local experiences.

Resolve: AI-Driven Debt Collection and Receivables Automation

Resolve offers advanced AI-driven solutions for debt collection and accounts receivable automation, catering to financial institutions and businesses looking to optimize cash flow and enhance operational efficiency. The platform uses AI models for predictive analytics, customer sentiment analysis, and intelligent automation, improving debt recovery rates and making the collections process more customer-centric. Resolve’s technology enables businesses to anticipate customer behaviors and tailor engagement strategies, resulting in improved recovery outcomes. Resolve is currently in advanced negotiations with major partners in the financial sector to expand its reach and enhance its service offerings.

Core Features:

●	Predictive Analytics: AI-driven insights to optimize recovery rates and predict payment behavior.
●	Customer-Centric Engagement: Sentiment analysis and AI-powered automation to foster a respectful, efficient collections process.
●	Scalable Solution for B2B Applications: Tailored capabilities for financial institutions and companies with high-volume receivables.

Collaborative Innovation Across Subsidiaries

By pooling resources and expertise across all platforms, AI Unlimited Group fosters a collaborative environment where the innovation potential of AI is fully harnessed. Our team of developers, product managers, and AI experts work seamlessly across the Company’s subsidiaries, enabling shared advancements in AI technology that drive continuous improvement in each app’s functionality. This cross-company synergy allows us to:

●	Accelerate Feature Development: Rapidly implement new AI models and features that enhance user experience across multiple platforms.
●	Create Interconnected User Journeys: Provide a cohesive experience for users who interact with multiple apps, with tailored solutions in debt management, investment, and travel.
●	Optimize Resource Allocation: Use shared talent and data infrastructure to advance our AI capabilities while maintaining efficiency and focus.

F-8

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Strategic Roadmap

As we move forward, AI Unlimited Group aims to broaden the impact of each subsidiary by scaling services, expanding market reach, and deepening AI-driven capabilities. Specific goals include:

●	Lever App: Ramp up efforts around student debt repayment in response to renewed repayment requirements in 2025, while exploring options for credit card and refinancing tools.
●	Nest Egg: Expand AI-driven financial coaching to cater to a wider demographic of retail investors.
●	Travl.App: Prepare for a full-scale launch with an enhanced AI Travel Agent and seamless booking capabilities by the end of fiscal 2024.
●	Resolve: Finalize partnerships to strengthen its position in the B2B receivables automation market and broaden client acquisition.

With these initiatives, AI Unlimited Group is positioning itself to become a comprehensive, AI-powered platform that caters to diverse financial and lifestyle needs.

Business Strategy

As part of AI Unlimited Group’s innovative incubator model, we are dedicated to advancing each of our AI-powered applications—Lever App, Nest Egg, Travl, and Resolve—to meet the unique needs of consumers and businesses. Our strategy emphasizes developing cutting-edge solutions across fintech, investment, travel, and debt management, leveraging shared resources and AI expertise to accelerate growth and maximize market impact. The following growth strategies are fundamental to our vision:

●	Product Completion and Launches: We launched version 1 of our core apps with a soft rollout in Q3 of fiscal 2024 and have since expanded features and optimized performance. We anticipate public releases and increased functionality across our apps by Q2 of fiscal 2025.
●	Multi-Channel Subscriber Acquisition: Each app will grow its user base through robust digital and traditional marketing strategies. By focusing on targeted and data-driven campaigns, we aim to drive subscriber acquisition while maximizing cost efficiency across our product suite.
●	Enhanced Financial and Lifestyle Solutions: We are committed to continuously refining our core applications, like the Lever App, which serves student debt holders, and introducing broader features across Nest Egg for investment strategies, Travl for AI-powered travel experiences, and Resolve for streamlined debt collections, offering holistic solutions for consumers and small businesses alike.
●	Enterprise and Partner Expansion: Growth will be further fueled by enterprise partnerships, employer-based programs, and integration with educational, financial, and corporate entities. We are actively pursuing collaborations to support market expansion and enhance our value proposition.
●	Cutting-Edge AI and Machine Learning Capabilities: Our software development team focuses on disruptive machine learning and AI technologies to deliver highly personalized and data-driven recommendations, ensuring continued subscriber engagement and satisfaction across all products.
●	Strategic Acquisitions and Partnerships: AI Unlimited Group will look to acquire synergistic businesses and form alliances that drive user growth, expand our technology base, and integrate complementary tools to further enhance our value offering.
●	Global Market Reach and Product Diversification: As we expand, we will identify and enter high-growth markets for each app’s core service area, from travel planning and investment to debt management. Lever, for instance, is exploring additional consumer debt solutions like credit card and auto loan refinancing, while Nest Egg and Travl expand into global investment and travel markets.

With the recent resumption of student loan repayments, the Lever App is well-positioned to support the nearly 43 million Americans resuming payments after forbearance. Lever’s AI-powered platform provides solutions tailored to manage, automate, and simplify student loan repayments, addressing this urgent market need. This includes refining user interfaces and providing tools to allow seamless navigation of complex debt obligations.

AI Unlimited Group anticipates maintaining a customer acquisition cost (CAC) of approximately $30 per user, with user subscriptions priced at $79.99 annually across applicable apps. This pricing model generates an anticipated lifetime value over ten years, solidifying a steady revenue stream. We have budgeted $150,000 monthly to support marketing and sales initiatives, aiming for consistent onboarding of around 5,000 new user subscriptions per month across the company’s ecosystem.

Through our incubator approach, we unify these apps under a cohesive, AI-powered platform, creating a multi-faceted, user-friendly experience that addresses critical financial and lifestyle needs. Our integrated strategy ensures that each app is positioned to leverage shared technological and operational resources, fostering innovation, scalability, and market leadership in a digital-first, AI-enhanced landscape.

F-9

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Marketing and Sales

AI Unlimited Group (AIUG) is strategically focused on scaling its portfolio of apps, including Nest Egg, Travl.App, Lever, and Resolve, by executing a multi-channel marketing approach designed to build a robust user base and enhance brand loyalty. Our marketing strategy is a blend of innovative digital initiatives and proven traditional tactics, all aimed at providing an omnichannel customer experience.

Integrated Marketing Strategy Our primary objective is to expand our paid customer base through a combination of targeted digital marketing, community engagement, and selective partnerships. We recognize that modern consumers require a personalized approach, and our strategy is to offer both broad and tailored solutions that resonate with each app’s target audience. By collaborating with Bolis Media, a global media powerhouse with a publishing network reaching over 120 million followers and partnerships that extend its reach to 2.5 billion, we aim to amplify our presence across multiple platforms effectively.

Digital Marketing AIUG’s digital marketing efforts encompass a diverse set of channels, including:

●	Search Engine Optimization (SEO): Driving organic traffic by optimizing content for search engines, particularly around financial and travel-related keywords.
●	Content Marketing: Leveraging educational blogs, targeted email campaigns, and influencer partnerships to build credibility and drive engagement.
●	Social Media: Engaging with high-profile influencers and celebrities to increase visibility across platforms like Instagram, Twitter, TikTok, and LinkedIn, with Bolis Media managing the social media strategy for each app. Social campaigns will include content crafted by creators in finance, travel, student loans, and debt collection fields, tailored to each app’s unique audience.

Traditional Marketing Initiatives While digital channels provide scalability, traditional marketing avenues such as conferences, trade shows, and direct meetings with potential subscribers add a personal touch that builds deeper connections:

●	Event Participation: Our management team actively participates in industry conferences and expos, delivering presentations and connecting directly with potential users and partners.
●	Campus Outreach: We have established partnerships with educational institutions across key states, engaging recent graduates with in-person workshops and digital campaigns.
●	Community Engagement: By targeting areas with high student debt or travel interest, like California, Texas, and Washington, our traditional marketing efforts extend our reach and solidify our brand presence.

Geo-Targeted Strategies AIUG’s marketing efforts are tailored to regional nuances and demographics:

●	California: Targeting tech-savvy graduates and financial influencers, we focus on institutions like UCLA and Stanford.
●	Texas: Leveraging the state’s large student population and economic growth, we focus on institutions like UTSA and San Antonio College.
●	Washington, D.C.: Positioned as the highest student debt region, our strategy includes aligning with policymakers and hosting webinars to address student loan complexities.

Official Launch and Initial Rollout The Lever App’s official public launch was Q2 fiscal 2025, with a planned promotional push across both digital and traditional channels. As part of our go-to-market strategy, we will employ billboards, video-on-demand ads, and event sponsorships on university campuses to drive downloads. In addition, AIUG will introduce the Travl Coin for Travl.App, scheduled for launch in 2025, which will allow users to buy, save, and spend within the app ecosystem, enhancing customer loyalty and engagement.

Bolis Media Partnership and Budget Allocation In collaboration with Bolis Media, AIUG has allocated a six-month marketing budget to enhance visibility across all apps:

●	Content Production and Media Placement: Bolis Media will handle content creation, media activations, and influencer partnerships, providing each app with curated and impactful media presence.
●	Paid Ad Budget: Allocated equally across apps, with dynamic reallocation based on performance metrics monitored by Bolis Media.
●	Performance Tracking: Bolis Media’s analytics team will continuously monitor results, enabling real-time adjustments for optimized reach and engagement.

Customer Acquisition and Retention AIUG’s estimated customer acquisition cost (CAC) is set at around $30 per user, with an expected average subscription duration of 10 years per user, providing significant lifetime value. Given the recent changes in data privacy laws (e.g., iOS 14 privacy updates), we anticipate a 30% increase in CAC, which has been accounted for in our marketing budget. To offset these challenges, AIUG is focused on in-depth customer journey mapping to improve conversion rates and user retention across all apps.

In-House and External Resource Sharing By centralizing resources and expertise across all AIUG apps, our in-house development and marketing teams collaborate to foster innovation. Shared talent and resources across Lever, Nest Egg, Travl.App, and Resolve ensure consistent growth and product evolution, while minimizing redundancy in R&D and marketing costs. This approach strengthens AIUG’s position as a holistic AI incubator, capable of scaling across diverse sectors from finance to travel and debt management.

F-10

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Business Strategy and Regional Focus

The Company is dedicated to addressing the complexities of student loan management in the U.S., a challenge that impacts millions. Our initial regional focus on San Antonio, California, and Washington, D.C., is strategically informed by the unique financial landscapes and high concentrations of student debt in these areas. San Antonio’s large population of loan forgiveness applicants, California’s significant combined student debt, and Washington, D.C.’s distinction as the region with the nation’s highest average student debt underscore the urgent demand for our solutions.

For Q1 2025, the Company anticipates a surge in user engagement driven by the resumption of student loan interest, the recent equity capital raise, and targeted marketing initiatives. In San Antonio, a close-knit community is expected to facilitate rapid word-of-mouth spread. In California, with its vast student population, we project the highest user acquisition. Washington, D.C., with its policy-driven environment, is anticipated to attract users seeking informed and structured loan management solutions.

Projected Consolidation and Expansion Phases

As we move into Q4 2024, the Company anticipates transitioning from an acquisition to a consolidation phase. Following the momentum from Q4 campaigns, we expect stable user engagement and app utilization, particularly in California, where the tech-savvy population is likely to lead in interaction metrics. San Antonio and Washington, D.C., are projected to show steady growth in active usage.

With a robust borrower base exceeding 400,000 in these regions, our marketing campaigns are designed to drive retention and app enhancements through direct user feedback. San Antonio is expected to have the highest retention rates, California to see increased referrals, and Washington, D.C., to yield insights into policy advocacy and partnership opportunities.

Scaling Beyond Core Regions

Beyond the initial phases, our goal is to solidify our position in these states and utilize the successes as a template for national expansion. Our aim is to make AI Unlimited Group synonymous with effective student loan management, offering tailored solutions for every American student and graduate.

Expanded Ecosystem of Apps and Services

The Company’s ecosystem also includes additional apps designed to address various aspects of personal finance and lifestyle management:

●	Resolve Debt: Resolve is positioned to be a key player in the B2B market with advanced negotiations underway with potential strategic partners. This AI-powered platform offers innovative solutions for debt collection and accounts receivable automation, designed for financial institutions and businesses looking to streamline collections operations and enhance customer experience. With the AI-driven technology that includes predictive analytics and sentiment analysis, Resolve optimizes recovery rates while focusing on customer-centric engagement.
●	Travl.App: Currently in beta, Travl App is set to transition into full-scale launch by late 2024. This AI-powered platform enhances the travel planning experience by offering users intelligent itinerary planning, budget management, and an integrated digital wallet to save for trips. Travl App will also introduce an AI-driven ‘Travel Agent’ feature to provide personalized travel recommendations and real-time booking capabilities. By 2025, Travl App plans to launch a proprietary TRAVL Coin, enabling users to manage and spend funds seamlessly within the app.
●	Nest Egg: Nest Egg is gearing up for expanded operational exercises, preparing to meet increasing demand in the digital investment space. This platform uses AI to deliver customized investment strategies, making it easier for users to discover, plan, and automate their investments. Nest Egg’s AI capabilities support users in navigating both U.S. and global stock markets, meeting the growing demand for user-friendly, digital-first financial tools.

Industry and Competitive Analysis

The U.S. student loan market, totaling approximately $1.75 trillion in debt, represents the second-largest form of consumer debt after mortgages. Student loans are primarily disbursed by the federal government, constituting 92% of total student debt, with private lenders holding the remaining 8%. The average borrower debt is estimated at $28,950, with parent PLUS loans averaging $28,778. This vast landscape highlights the Company’s opportunity to support the nearly 43.4 million borrowers navigating repayment options and debt management.

In response to market dynamics and regulatory developments, the Company’s comprehensive solutions provide borrowers with intelligent tools to manage repayments effectively. For users who may struggle to meet monthly obligations, public loan programs offer deferment and forbearance options, while private loans generally allow payment postponements with accrued interest.

As part of our AI Unlimited Group Incubator, all apps leverage shared talent and resources to drive continuous innovation. This collaborative approach allows us to create scalable AI-driven solutions that meet evolving consumer demands across debt management, investment, and travel planning.

Our vision for AI Unlimited Group is to be a comprehensive, AI-powered platform offering seamless solutions that meet the diverse needs of modern consumers. By focusing on strategic growth in targeted regions, leveraging a multi-faceted ecosystem of apps, and expanding our reach through innovative AI applications, we are positioned to lead in providing tailored financial, travel, and investment solutions.

F-11

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

The US Government paused federal student loan repayments and interest during the pandemic throughout 2021 and extended it into the fall of 2022. Despite the freeze, student loan balances still increased as newer loans entered repayment, despite no current payment due on most loans.

Status of Student Loan Default (5)

Student loan default happens after a missed payment period after approximately 270 days (or nine months) past due. Private student loans typically default after three missed payments (typically three months). Still, according to the lender’s terms and conditions, it can happen after one missed payment. Around 9.7% of student loan borrowers default after entering repayment within a couple of years.

Student Loan Forgiveness Options

The US Government provides several student loan forgiveness options and plans, including but not limited to:

●	Public Service Loan Forgiveness (PSLF) or PSLF Waiver– forgives the remaining balance on your Direct Loans after making 120 qualifying monthly payments under a qualifying repayment plan while working full-time for a qualifying employer.

●	Income-driven repayment forgiveness – sets your monthly student loan payment at an amount intended to be affordable based on your income and family size.

●	Borrower defense to repayment – if the school misled or engaged in other misconduct in violation of certain state laws, the student borrower might be eligible for “borrower defense to loan repayment,” to the discharge of some or all of federal student loan debt, and

●	Free Application for Federal Student Aid, known as the FAFSA – is the application for financial aid completed by current and prospective college students in the United States to determine their eligibility for student financial aid.

We believe the personal debt management industry is highly fragmented and diversified, with several large and small companies offering various debt management solutions. Our direct and indirect competition includes but is not limited to HR benefits platforms, round-up saving and investing apps, personal finance and credit bureau platforms, personal finance educational tools, and other personal debt management companies. General financial content providers may also be considered indirect competition. Our target market is student loan borrowers looking to better their financial future by paying their loans and saving money. We offer a unique solution catered to student loan management in the most comprehensive and user-friendly way for the borrower and the servicer.

The U.S. Government paused federal student loan repayments and interest accrual during the COVID-19 pandemic, with extensions lasting into the fall of 2022. Despite this temporary relief, student loan balances continued to grow as new loans entered repayment, and interest continued to accrue on private loans and some federal loans. Currently, student loan debt impacts approximately 43 million borrowers, totaling over $1.75 trillion, underscoring the need for effective and user-friendly debt management solutions.

Student Loan Default Status

Student loan default generally occurs after a borrower misses payments for about 270 days (nine months) for federal loans, while private student loans may default after three missed payments, depending on the lender’s terms. Around 9.7% of student loan borrowers are expected to default after entering repayment within the first few years, creating an urgent need for innovative tools to help borrowers stay on track with payments and avoid penalties.

Student Loan Forgiveness Options

Several student loan forgiveness and relief options exist for eligible borrowers, including:

●	Public Service Loan Forgiveness (PSLF) – Forgives the remaining balance on Direct Loans after 120 qualifying monthly payments while working full-time for a qualifying employer.
●	Income-Driven Repayment Forgiveness – Sets monthly payments based on income and family size to ensure affordability.
●	Borrower Defense to Repayment – Provides loan forgiveness if the school misled the borrower or engaged in misconduct.
●	Free Application for Federal Student Aid (FAFSA) – A federal aid application that helps determine financial aid eligibility for current and prospective students.

Company Platforms and Market Position

Lever App

Lever App is designed as an all-encompassing tool for managing student loan obligations, making it easy for users to track, enroll, and manage federal programs and repayment plans. As the demand for student loan management grows, especially with federal repayment resumption, Lever App is poised to become a critical resource for borrowers seeking a comprehensive and user-friendly approach to debt management.

Travl App

Travl App is transforming travel planning and budgeting through its AI-powered platform, which includes personalized itinerary planning, budgeting tools, and an AI ‘Travel Agent’ feature. Set to launch fully in late 2024 after a successful beta phase, Travl App also plans to introduce TRAVL Coin, enabling users to manage funds for travel bookings directly within the app. The global travel industry represents a market of over $9 trillion, creating significant growth opportunities as we expand the app’s AI capabilities to simplify and personalize the entire travel experience.

Nest Egg Investments

Nest Egg Investments leverages AI to simplify investment strategies, providing users with tailored portfolios and automated trading based on individual financial goals. As more individuals seek intuitive, AI-driven investment tools, Nest Egg’s focus on personalized, data-driven advice aligns with market demands. Nest Egg is designed to tap into the growing global investment market, which is valued at trillions of dollars and continues to grow as more consumers turn to digital investment solutions.

Resolve Debt

Resolve is our AI-powered platform for debt collection and accounts receivable automation, catering to financial institutions and businesses needing efficient and customer-centric debt recovery solutions. With advanced capabilities in predictive analytics and AI-driven sentiment analysis, Resolve optimizes debt recovery rates while maintaining a positive borrower experience. The debt collection and accounts receivable industry in the U.S. is estimated at $21 billion, positioning Resolve to make a strong impact as the demand for automated, scalable debt collection solutions increases.

F-12

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Market Landscape and Competitive Position

Our industry is marked by active mergers and acquisitions, with large, well-capitalized companies acquiring digital debt management and fintech platforms to enhance their offerings. Notable examples include LendingTree’s acquisition of Student Loan Hero in 2018 and Acorns’ acquisition of AI startup Pillar in 2021. These moves underscore the attractiveness of debt management solutions in the current market.

Our comprehensive suite of AI-driven platforms—spanning debt management, travel, and investment—positions AI Unlimited Group uniquely in the competitive landscape. We aim to serve high-value, high-potential customers through tailored digital experiences that meet a diverse range of financial and lifestyle needs.

By leveraging shared talent and resources across Travl App, Nest Egg Investments, Resolve, and Lever, we are creating a collaborative ecosystem that fosters innovation and drives growth across multiple verticals. Our aim is to make AI Unlimited Group the preferred platform for users seeking intelligent, AI-powered solutions for financial empowerment and lifestyle enhancement.

Our industry is active in mergers and acquisitions of digital debt management software companies by large and well-capitalized companies looking for complementary services. For example, in July 2018, LendingTree, Inc. (NASDAQ: TREE) announced today that it had entered into a definitive agreement to acquire Student Loan Hero, Inc.(6), a personal finance website dedicated to helping student loan borrowers manage their student debt. In April 2021, Acorns, the Californian investment and savings app, landed its second acquisition of 2021 with artificial intelligence (AI) start-up Pillar (7).

According to the Harvard Kennedy School report (8), the fintech industry deals with the dangers of potential misuse and abuse of consumer data. This includes but is not limited to the loss of privacy, violation of data security, increasing risks of fraud and scams, unfair and discriminatory uses of data and data analytics against rules and regulations, uses of data that are non-transparent to both consumers and regulators; harmful manipulation of consumer behavior; and risks that tech firms entering the financial or financial regulatory space will lack adequate knowledge, operational effectiveness, and stability.

The student loan forgiveness debate has entered the national conversation. White House officials plan to cancel $10,000 in student debt per borrower after months of internal deliberations over structuring loan forgiveness for tens of millions of Americans. According to the Committee for a Responsible Federal Budget, a nonpartisan think tank, wiping out $10,000 of debt per borrower could cost roughly $230 billion.

The Company firmly believes that the student loan industry will continue to be the fastest-growing source of debt for United States households. Student loans are now the largest source of unsecured debt in the United States. They have become a financial industry, especially with its secondary market and student loan asset-backed securities.

(5) Federal Student Aid September 2020

(6) PRNewswire, July 2018.

(7) Fintech Futures, April 2021.

(8)M-RCBG Associate Working Paper, Harvard Kennedy School, June 2020.

Board of Directors

As of September 30, 2024, the Company appointed Trent McKendrick as the Executive Chairman and Director. The Company currently has one executive director.

Russia-Ukraine Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with the Russian invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. As of the date of this filing, there has been no disruption in our operations.

Rounding Error

Due to rounding, numbers presented in the financial statements for the period ending from inception to March 31, 2023, and throughout the report may not add up precisely to the totals provided, and percentages may not exactly reflect the absolute figures.

F-13

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company. We have eliminated all intercompany balances and transactions. The Company has prepared consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

The Company has a wholly-owned subsidiary, Lever Technology, Inc. (“Lever Technology”), a California corporation. There are no operating activities for Lever Technology. In addition, on July 10, 2024 the Company entered into certain exchange agreements, with Nest Egg Investments LLC, a Delaware limited liability company (“Nest Egg”), Resolve Debt, LLC, a Wyoming limited liability company (“Resolve Debt”) and Travl LLC, a Delaware limited liability company (“Travl”). Pursuant to the exchange agreements, Nest Egg, Resolve and Travl became the wholly-owned subsidiary of the Company. Nest Egg is an investment platform powered by artificial intelligence (“AI”) with a focus on investing in the US and global stock markets using future-focused investment tools. It is designed to simplify investment strategies, making it easier for users to discover, plan, and automate their stock market investments. Nest Egg leverages advanced AI technology to provide personalized investment advice and automate trades, addressing the growing demand for user-friendly, digital-first financial solutions.

Resolve Debt is an AI first provider of advanced debt collection technology and accounts receivable automation solutions. The company leverages AI to enhance the efficiency and effectiveness of debt recovery processes. Resolve Debt caters to financial institutions and businesses seeking to streamline their collections operations and improve scalable actions with customer experience first, through its AI-agents and AI-powered customer facing intelligent automation.

Travl.App by Travl, LLC is an AI-powered, innovative travel planning, savings and bookings platform designed to streamline and enhance the travel planning experience. It is the first travel app to help users plan, book, and save for their trips using AI. The app caters to travelers seeking seamless booking and itinerary management, offering a comprehensive suite of features that include booking accommodations, flights, and activities, all in one user-friendly application. The platform also provides personalized recommendations based on user preferences and travel history.

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires Management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and software development costs, and the recoverability of tangible assets with finite lives and other long-lived assets.

Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Total cash and cash equivalents include cash on hand, deposits held with banks, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The balances did not exceed Federal Deposit Insurance Corporation (FDIC) limits as of September 30, 2024. On September 30, 2024, and December 31, 2023, the Company had $510,797 and $11,012 cash and cash equivalent held at the financial institution.

Sales, Marketing, and Advertising

The Company recognizes sales, marketing, and advertising expenses when incurred.

The Company incurred $17,116 and $211,410 in sales, marketing, and advertising costs (“sales and marketing”) for the nine months ending September 30, 2024, and 2023. The sales and marketing cost mainly included costs for the engagement of celebrities, cash and stock-based compensation for marketing consultants, SEO marketing, online marketing on industry websites, press releases, and public relations activities. The sales, marketing, and advertising expenses represented 1.43% and 17.49% of the total expenses for the nine months ending September 30, 2024, and 2023.

F-14

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Cash

Total cash and cash equivalents include cash on hand, deposits held with banks, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The balances exceed Federal Deposit Insurance Corporation (FDIC) limits as of September 30, 2024. On September 30, 2024, and December 31, 2023, the Company had $510,797 and $11,012 cash and cash equivalent held at the financial institution.

Research and Development (R and D) Cost

The Company acknowledges that future benefits from research and development (R and D) are uncertain. It cannot capitalize all the R and D. The GAAP accounting standards require us to expense all research and development expenditures as incurred. There were no R and D expenditures for the nine months ending September 30, 2024 and 2023.

Legal Proceedings

The Company discloses a loss contingency if at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is probable and the amount can be reasonably estimated. The Company can reasonably estimate a range of loss with no best estimate; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or circumstances change to indicate that the carrying amounts may not be recoverable. An impairment charge is recognized for the amount if and when the asset’s carrying value exceeds the fair value. There are no impairment charges for the nine months period ending September 30, 2024 and 2023.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable each year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the operations’ consolidated statements. The Company’s Management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contributed Software Code

At the inception, Lever Holdings provided the working base source code for the launch of the Company, valued at $772,000, as the contributed tangible software. The Company estimated the value of the source code using the cost approach as the related party contributed to it. The Company attributed 100% value to the cost approach, closest to the actual value of developing the source code.

Software Development Costs

By ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, are capitalized after establishing technical feasibility, if significant. Using the straight-line amortization method over the application software’s estimated useful life, we amortize the capitalized software development costs.

The Company established the technical feasibility of the Lever App’s design specifications for the US market in 2022. By the end of March 31, 2022, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it can launch and market the App. The Company is revising the user interface and building additional features to better the App for official public launch in the fourth quarter of fiscal 2022.

The Company estimates the useful life of the software to be three (3) years. Amortization expense were $134,839 and $129,410 for the nine months ending in September 30, 2024, and 2023, and the Company classifies such costs as software amortization costs.

Capitalized Software Costs

At September 30, 2024, the gross capitalized software assets were $1,507,837. At the end of September 30, 2024, accumulated software amortization expenses were $518,853. As a result, the unamortized balance of capitalized software on September 30, 2024, was $988,984.

At December 31, 2023, the gross capitalized software assets were $1,180,909. At the end of December 31, 2023, accumulated software amortization expenses were $189,926. As a result, the unamortized balance of capitalized software on December 31, 2023, was $993,984.

The Company launched version 1 of the App in August 2022. As a result, we are amortizing the gross capitalized cost as an amortization expense, which the Company classifies as such.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to US dollars following ASC 830, “Foreign Currency Matters.”

We have translated the local currency of ADS, the Australian Dollar (“AUD”), into US$1.00 at the following exchange rates for the respective dates:

The exchange rate at the reporting end date:

September 30, 2024
USD: AUD	$1.4454

Average exchange rate for the period:

January 1, 2024 to September 30, 2024
USD: AUD	$1.5091

The Company related party transactions were in AUD, and its reporting currency is the US dollar.

F-16

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company translates its records into USD as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date

●	Equities at the historical rate

●	Revenue and expense items at the average rate of exchange prevailing during the period

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which the Company can sell the asset or settle a liability in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally-generated financial forecast.

Lever Holdings provided the working base source code for the launch of the Company, valued at $758,316 as the contributed tangible software. The Company estimated the value of the source code using the cost approach as the related party contributed it. The Company attributed 100% value to the cost approach, closest to the actual value of developing the source code.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. As of September 30, 2024, the Company had 313,319,980 basic and dilutive shares issued and outstanding, respectively.

During the nine months ending September 30, 2024, and 2023, common stock equivalents were anti-dilutive due to a net loss. Hence, they are not considered in the computation.

F-17

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process; an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from customers’ contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. Refer to Note 2, Revenue from Major Contracts with Customers, for further discussion on the Company’s accounting policies for revenue sources within the scope of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities. The Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this policy as of January 1, 2020, and there is no material affect on its financial reporting.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty. The amendments removed and modified certain disclosure requirements in Topic 820. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain amendments are to be applied prospectively, while others are to be applied retrospectively. Early adoption is permitted.

The Company adopted the ASU 2018-13 as of March 24, 2022. The Company used the Level 1I and II Fair Market Measurement to record, at cost, source code as tangible assets valued at $758,316. We evaluate contributed tangible software for impairment at least annually to confirm if the carrying amount of contributed tangible software exceeds their fair value. The contributed tangible software primarily consists of the source code of the Lever Debt App, fundamental testing of the App in a similar market, and a relationship with the software development and marketing team. We use various qualitative or quantitative methods for these impairment tests to estimate the fair value of our contributed tangible software. If the fair value is less than its carrying value, we would recognize an impairment charge for the difference. The Company did not record impairment for March 31, 2023.

ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, issued in August 2020 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to present certain conversion features in equity separately. In addition, the amendments also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring the use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company does not expect this ASU 2020-06 to impact its condensed consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by Management to have a material impact on the Company’s present or future consolidated financial statements.

F-18

NOTE 3. GOING CONCERN

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course. On September 30, 2024, and December 31, 2023, the accumulated deficit was $9,157,767 and $4,908,051, there was a working capital deficit for December 31, 2023 amounting to $610,897.

There was a limited revenue for the nine months ending September 30, 2024, and 2023. As of September 30, 2024, and December 31, 2023, the Company had $510,797 and $11,012 cash on hand. The Management believes that cash on hand may not be sufficient for the Company to meet working capital and corporate development needs as they become due in the ordinary course of business for twelve (12) months following December 31, 2023. From inception to September 30, 2024, the Company did not earn any significant revenues. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its financial technologies.

Management has considered various factors in evaluating the Company’s sustainability and the ability to manage obligations due within a year. Management has considered general economic conditions, key industry metrics, operating results, capital expenditures, commitments, and future obligations and liquidity. If there is a delay in generating significant revenues by the end of December 31, 2024, the Company will require capital infusion from new and existing investors, streamlining operating costs, and evaluating new business strategies to enhance cash flow from operations.

The Management expects that it will need to raise significant additional capital to accomplish its growth plan over the next twelve (12) months. The Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

The Company’s ability to continue as a going concern may depend on the Management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are insufficient to fund the Company’s capital requirements, the Management may attempt to enter into a revolving loan agreement with financial institutions or raise capital through the sale of additional capital stock or issuance of debt.

The Management intends to continue enhancing its revenue from its Lever App subscription model, which it expects to launch in the second quarter of fiscal 2024. In the meantime, the Company expects to raise funds through private placement offerings and debt financing. See Note 8 for Notes Payable. As the Company increases its subscription base in the United States, it intends to acquire long-lived assets to provide a future economic benefit beyond fiscal 2024.

F-19

NOTE 4. RELATED PARTY TRANSACTIONS

Note 1: Lever Holdings 500K Notes Payable ($500,000)

Lever Holdings provided seed capital to Lever Technology Inc. for $500,000 to start App in the United States. Lever Holdings provided the working base source code for the launch of the Company, valued at $758,316 as the contributed tangible software. The Company estimated the value of the source code using the income and cost approach. The Company attributed 90% of its value to the cost approach, closest to the actual value of developing the source code.

On March 31, 2022, the Company converted all the outstanding notes into common stock by issuing 20,166,042 common stock valued at $0.0248 per share to Lever Holdings. On May 31, 2022, the Lever Holdings Note balance was zero.

As a result of this conversion, Niloc Capital Pty Ltd. (“Niloc Capital”), an entity owned by Mr. McKendrick, received 7,500,000 common stock of the Company and founding shares of common and preferred stock. Niloc Capital transferred 220,000 shares to a software developer. Mr. Copulos received 9,177,438 common stock from the conversion through his four entities.

As of September 30, 2024, Mr. Copulos has funded the Company since its inception for $3.43 million. Mr. Copulos currently owns 36,074,708 common stock of the Company, representing 53.61% of issued and outstanding common stock of the Company as of September 30, 2024. Mr. Copulos received these shares from the note conversion and for cash consideration.

NOTE 5. NOTES PAYABLE – RELATED PARTY

Note 2: Citywest 150K Notes Payable ($150,000)

On December 21, 2022, the Company borrowed $150,000 at a 10% interest rate due on December 21, 2023, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 350,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 350,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 25% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 350,000 shares of common stock as a full settlement of the outstanding note.

F-20

NOTE 5. NOTES PAYABLE – RELATED PARTY (continued)

Note 2: Eyeon 150K Notes Payable ($150,000)

On December 21, 2022, the Company borrowed $150,000 at a 10% interest rate due on December 21, 2023, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 350,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 350,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 25% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 350,000 shares of common stock as a full settlement of the outstanding note.

Note 3: Citywest 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Citywest Corp Pty Ltd ATF Copulas (Sunshine) Unit Trust (Citywest), directly benefiting Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Citywest’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 4: Eyeon I 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust (Eyeon), directly benefiting Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Eyeon’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 5: Northrock 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Northrock Unit Capital Trust (Northrock), which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Northrock’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 6: Collin Phillips ($6,599)

On May 29, 2023, the Company borrowed $6,599 at a 15% interest rate due on May 29, 2024, from Collin Philips. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 13,998 Shares of Common Stock on a fully diluted basis.

Pursuant to the terms of the Conversion Notice dated October 1, 2023, the Company issued an aggregate of 13,998 shares of common stock as a full settlement of the outstanding note.

F-21

NOTE 5. NOTES PAYABLE – RELATED PARTY (continued)

Note 7: Eyeon II 100K Notes Payable ($100,000)

On May 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on May 29, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 150,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 150,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $100,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 209,534 shares of common stock as a full settlement of the outstanding note.

Note 8: Eyeon 200K Notes Payable ($200,000)

On July 3, 2023, the Company borrowed $200,000 at a 15% interest rate due on July 3, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 400,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 400,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $500,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 414,466 shares of common stock as a full settlement of the outstanding note.

Note 9: Eyeon III 150K Notes Payable ($150,000)

On September 12, 2023, the Company borrowed $150,000 at a 15% interest rate due on September 12, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 299,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 2990,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 299,000 shares of common stock as a full settlement of the outstanding note.

Note 10: A&K Sfetcopoulos $50K ($50,000)

On September 19, 2023, the Company borrowed $50,000 at a 15% interest rate due on September 12, 2024, from A&K Sfetcopulos Superannuation Pty Ltd. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 99,667 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 99,667 Shares. In case of IPO, the note is convertible into Common Stock to up to $50,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 100,000 shares of common stock as a full settlement of the outstanding note.

F-22

NOTE 5. NOTES PAYABLE – RELATED PARTY (continued)

Note 11: Eyeon III 100K Notes Payable ($100,000)

On October 30, 2023, the Company borrowed $100,000 at a 15% interest rate due on October 30, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 190,476 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 190,476 Shares. In case of IPO, the note is convertible into Common Stock to up to $100,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

As of September 30, 2024, the Note remained outstanding.

Note 12: Eyeon 70K Notes Payable ($70,000)

On December 20, 2023, the Company borrowed $70,000 at a 15% interest rate due on December 20, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 133,333 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 33,333 Shares. In case of IPO, the note is convertible into Common Stock to up to $70,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

As of September 30, 2024, the Note remained outstanding.

Trent McKendrick (Aspire) Loan

In August 2023, Aspire Technologies LLC, a limited liability company controlled by Mr. McKendrick, who serves as Chief Executive Officer of the Company, contributed $143,400 to the Company. This capital infusion was recorded as a non-interest-bearing loan to provide the Company’s working capital. The loan is unsecured and due on demand. The Company entered the transaction on terms that, from the Company’s perspective, are as favorable as could have been obtained from an unaffiliated third party. As of September 30, 2024, the outstanding balance was $142,870.

F-23

NOTE 6. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

The rental expense was $32,963 and $75,979 for the nine months ending September 30, 2024, and 2023. The Company rents its servers, computers, and data center from an unrelated third party. Under the rent Agreement, the lessor provides furniture, fixtures, and leasehold improvements at Level 11, 9255 Subset Boulevard, West Hollywood, CA 90069 (Hollywood Office), as discussed in Note 2.

From May 2022 to the present, the Company leases office space in West Hollywood from an unrelated party for a year. The office’s rent payment is $6,845 per month as the General and administrative expenses.

The agreement continues month-to-month until the Company or the lessor chooses to terminate the agreement’s terms by giving thirty (30) days’ notice. The Company uses the office for software development and technical support. The Company has no long-term obligations to continue as a tenant in the Hollywood Office.

Employment Agreement

The Company gave all salary compensation to Mr. McKendrick as an employee, who committed a hundred percent (100%) of his time to the Company. The Company has not formalized performance bonuses and other incentive plans. Mr. McKendrick’s annual salary compensation is $208,000 per his employment agreement.

Accrued Interest

As of September 30, 2024, and December 31, 2023, the Company had $0 and $2,823 in accrued interests.

Pending Litigation

Management is not aware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting any of the assets or any affiliate of the Company.

Tax Compliance Matters

The Company has not assessed federal and state payroll tax payments as there had been no taxable income. The Company will aggregate all such payments in the General and administrative expenses in the future.

F-24

NOTE 7. STOCKHOLDERS’ EQUITY

Authorized Shares

As of September 30, 2024, the Company’s authorized capital stock consists of 50,000,000 shares of preferred stock, a par value of $0.0001 per share, and 500,000,000 shares of common stock, a par value of $0.0001 per share. As of September 30, 2024, the Company had 313,319,980 common shares and 5,000,000 preferred shares issued and outstanding. The preferred stock has twenty (20) votes for each share of preferred shares owned. The preferred shares have no other rights, privileges, and higher claims on the Company’s assets and earnings than common stock.

Preferred Stock

On March 24, 2022, the Board agreed to issue 5,000,000 shares of Preferred Stock to TJM Capital LLC, a limited liability company owned by Mr. McKendrick as the founder, in consideration of services rendered to the Company. As of September 30, 2024, the Company had 5,000,000 preferred shares issued and outstanding.

Common Stock

On March 24, 2022, the Company collectively issued 7,250,000 and 2,750,000 at par value to TJM Capital LLC, a limited liability company owned by Mr. McKendrick and Trent McKendrick, respectively, as the founder and incorporator of the Company.

On March 24, 2022, the Company issued 27,500,000 shares to Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos, for the cash consideration of $275,000.

On March 31, 2022, the Company issued 3,000,000 shares to an individual valued at $30,000 for cash consideration.

On March 31, 2022, the Company issued 20,160,926 shares valued at $500,000 to settle the $500K Note with Lever Holdings.

F-25

NOTE 7. STOCKHOLDERS’ EQUITY (continued)

On April 28, 2022, the Company issued 500,000 shares valued at $250,000 for cash consideration received from Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos.

On April 28, 2022, the Company issued 466,667 shares valued at $350,000 for cash consideration received from Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos.

On April 28, 2022, the Company issued 33,333 shares to an individual valued at $25,000 for marketing and branding services rendered.

On May 26, 2022, the Company issued 2,000,000 shares valued at $1,500,000 for cash consideration received from Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos.

On September 28, 2023, the Company entered into a conversion agreement (Conversion Notices) with Eyeon Investments Pty Ltd., Citywest Corp Pty Ltd., and Northrock Unit Capital Trust, whereby the noteholders agreed to convert the outstanding notes they held, with a principal amount totaling $1,100,000 and any accrued interest thereon, into shares of the Company’s common stock. Pursuant to the terms of the Conversion Notices, the Company issued an aggregate of 2,285,424 shares of common stock as full settlement of the outstanding notes.

On October 1, 2023, the Company entered into a conversion agreement (Conversion Notice) with Collin Philips, whereby the noteholder agreed to convert the outstanding notes they held, with a principal amount totaling $6,599 and any accrued interest thereon, into shares of the Company’s common stock. Pursuant to the terms of the Conversion Notices, the Company issued an aggregate of 13,998 shares of common stock as full settlement of the outstanding notes.

Warrants

There are no outstanding warrants.

NOTE 8. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 9. SUBSEQUENT EVENTS

None.

F-26

AI UNLIMITED GROUP

FINANCIAL STATEMENTS

Fiscal Year Ended December 31, 2023 and 2022

Together with

Report of Independent Registered Public Accounting Firm

F-27

AI UNLIMITED GROUP

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of AI Unlimited Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AI Unlimited Group (the “Company”) as of December 31, 2023, and 2022, the related consolidated statement of operations, stockholders’ equity (deficit), and cash flows for the period March 24, 2022 (Inception) through December 31, 2022, and through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the period March 24, 2022 (Inception) through December 31, 2022, and through December 31, 2023, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has accumulated deficit of $4,911,178. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Valuation of Intangible Assets

During the year 2022 the company recognized Contributed Tangible Assets acquired from a related party Lever Holdings. (Australia) provided the working base source code for the launch of the Company, AI Unlimited issued 20,160,926 units of common stock at $0.0248 in exchange for the assets acquired.

The company conducted a valuation, and the assets was valued at $772,000 using the cost basis approach. The Company attributed 100% value to the cost approach, closest to the actual value of developing the source code.

We identified the valuation of the Work Base Sources Code Intangible Assets as a critical audit matter because the method used to estimate the fair value of the assets involves assumptions, and significant, management judgement.

The procedures performed to address the matter included.

■	We read the purchase agreements used in the underlying acquisitions and utilized by the Company to allocate the purchase price.

■	We obtained the valuation reports prepared by management’s third-party expert.

■	Considered the reasonableness of the overall allocation of the total purchase price.

■	We reviewed the asset transferred agreement between the company and Lever Holdings

/s/ Boladale lawal

Boladale Lawal & Co (PCAOB ID 6993)

We have served as the Company’s auditor since 2024

Lagos, Nigeria

August 13, 2024

F-29

AI UNLIMITED GROUP

CONSOLIDATED BALANCE SHEET

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$11,012	$315,788
Account receivable	-	11,815
Prepaid expenses	-	148,436
Current assets	11,012	476,039
Contributed tangible software	514,668	772,000
Capitalized software	1,035,912	924,007
Total assets	$1,561,590	$2,172,046
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts Payable	$255,681	$50,000
Stock issuable liability	50,000	50,000
Related party loans	313,405	300,000
Accrued interests	2,823	740
Current liabilities	621,909	400,740
Total liabilities	621,909	400,740
Commitments and Contingencies (Note 7)	-	-
Stockholders’ Equity (Deficit):
Preferred stock, par value $0.0001, 50,000,000 shares authorized, 5,000,000 issued and outstanding, as of December 31, 2023, and 2022	500	500
Common stock, par value $0.0001, 500,000,000 shares authorized; 67,286,621and 63,660,926 shares issued and outstanding, as of December 31, 2023, and 2022	6,758	6,396
Additional paid-in capital	5,840,474	3,696,604
Accumulated deficit	(4,908,051)	(1,932,194)
Total stockholders’ equity	939,681	1,771,306
Total liabilities and stockholders’ equity	$1,561,590	$2,172,046

See accompanying notes to the financial statements

F-30

AI UNLIMITED GROUP

CONSOLIDATED STATEMENTS OF OPERATION

	Fiscal Year Ended December 31, 2023	Period from March 24, 2022 to December 31, 2022
Revenues
Subscription fees	$-	$16,878
Total revenue	-	16,878
Operating expenses:
Subscription & software	235,740	61,266
General and administrative	1,484,689	1,189,111
Sales and marketing	215,717	690,212
Total operating expenses	$1,936,146	$1,940,589
Operating loss	(1,936,146)	(1,923,711)
Other income (expense):
Interest expense	(60,705)	(8,145)
Other income (expense)	(979,006)	(338)
Total other expense	$(1,039,711)	$(8,483)
Loss before provision for income taxes	(2,975,857)	(1,932,194)
Provision for income taxes	-	-
Net loss	$(2,975,857)	$(1,932,194)
Net loss per common share, basic and diluted	$(0.05)	$(0.03)
Weighted average number of common shares outstanding basic & diluted	64,893,208	62,515,087

See accompanying notes to the financial statements

F-31

AI UNLIMITED GROUP

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2021	-	$-	-	$-	$-	$-	$-
Fiscal year ended December 31, 2022
Preferred shares issued for founder services valued at par value	5,000,000	500	-	-	-	-	500
Common shares issued for founders services valued at par value	-	-	10,000,000	1,000	-	-	1,000
Paid-in-capital for contributed tangible software	-	-	-	-	771,970	-	771,970
Common shares issued for cash valued at $0.01 per share	-	-	30,500,000	3,050	301,950	-	305,000
Common shares issued for 500K note conversion at $0.0248 per share	-	-	20,160,926	2,016	497,984	-	500,000
Common shares issued for cash valued at $0.50 per share	-	-	500,000	50	249,950	-	250,000
Common shares issued for cash valued at $0.75 per share	-	-	2,466,667	247	1,849,753	-	1,850,000
Common shares issued for services valued at $0.75 per share	-	-	33,333	33	24,997	-	25,000
Net Loss	-	-	-	-	-	(1,932,194)	(1,932,194)
Balance, December 31, 2022	5,000,000	$500	63,660,926	$6,396	$3,696,604	$(1,932,194)	$1,771,306

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2022	5,000,000	$500	63,660,926	$6,396	$3,696,604	$(1,932,194)	$1,771,306
Fiscal year ended December 31, 2023
Shares issued for note conversion of $1,100,000 at conversion price of $0.46	-	-	2,385,424	239	1,788,829	-	1,789,068
Shares issued for note conversion of $6,995 at conversion price of $0.47	-	-	13,998	1	10,498	-	10,499
Shares issued/cancelled for original note (March 2022) conversion at $0.0248	-	-	792,942	79	19,586	-	19,665
Adjustment for common shares originally issued for cash valued at $0.75 (original) to $0.50 (adjusted) for Eyeon Investments PtyLtd.	-	-	433,333	43	324,957	-	325,000
Net Loss	-	-	-	-	-	(2,975,857)	(2,975,857)
Balance, December 31, 2023	5,000,000	$500	67,286,621	$6,758	$5,840,474	$(4,908,051)	$939,681

F-32

AI UNLIMITED GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal year ended December 31, 2023	Period from March 24, 2022 to December 31, 2022
Operating Activities:
Net Loss	$(2,975,857)	$(1,932,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Preferred stock issued for services	-	500
Common stock issued for services	-	26,000
Contributed tangible software	257,333	(758,316)
Software amortization	235,740	57,516
Change in assets and liabilities:
Stock payable for services	-	50,000
Accounts receivable	11,815	(11,815)
Prepaid expenses	148,436	(148,436)
Accounts payable	205,681	50,000
Accrued interests	2,083	740
Net cash used in operating activities	$(2,114,769)	$(2,666,005)
Investing Activities:
Capitalized software	(347,645)	(981,523)
Net cash used in investing activities	$(347,645)	$(981,523)
Financing Activities:
Paid-in-capital for related party contribution	-	758,316
Proceeds from related party loans	13,405	300,000
Increase in paid-in-capital due to note conversion	1,819,232	-
Common stock issued for cash and adjustment shares	325,000	2,905,000
Net cash provided by financing activities	$2,157,637	$3,963,316
Net increase (decrease) in cash	(304,777)	315,788
Cash at beginning of the period	315,788	-
Cash at end of the period	$11,012	$315,788
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non – Cash Investing and financing activities:
Common Stock Issued for note conversion	$1,819,232	$500,000

See accompanying notes to the financial statements

F-33

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

AI Unlimited Group (the “Company,” “we,” “our,” or “us”) was incorporated under the laws of the State of Delaware on March 24, 2022. We are a fintech-driven consumer liabilities and debt management company. Our mission is to empower subscribers to use our App to become financially independent by managing all their liabilities and debt obligations in one place. Mr. McKendrick is the Company’s Founder, CEO, and Director and has started several fintech companies focusing on credit and debt management for consumers and businesses since 2015. The Company has a wholly owned subsidiary, Lever Technology, Inc. (“Lever Technology”), a California corporation. There are no operating activities for Lever Technology.

On July 25, 2023, the Company filed form 8-A12G to register these securities under Section 12(g) of the Securities Exchange Act of 1934 to provide greater transparency in financial statements so investors can make informed decisions before investing.

The Company had a soft launch of the App in the third quarter of fiscal 2022 on the iOS App Store. Currently, the App allows the subscribers to analyze their existing student loans and recommend programs the US Department of Education offers after ~~the~~ initial assessment and processes enrollments into these programs. The App provides a list of qualified federal programs. The subscribers can digitally enroll in these programs by uploading or self-declaring their W-2, wage, or tax statements through the App. If subscribers are accepted for a federal program, the App manages their annual certifications for a monthly subscription fee. The average life of a loan is twenty-one years. The Company has partnered with Array US, Inc. to give subscribers personalized credit and financial data through the App, allowing them to understand their borrowing capacity better. The subscribers can also use the information to manage their credit scores.

In the four quarter of fiscal 2022, the Company added a round-up option, allowing subscribers to link their bank account and student loan to the App and select to pay a few cents per transaction towards the principal of their student loan. The App will have a feature showing the subscriber how the extra payments towards the loan will result in interest savings and reduce the loan term.

In fiscal 2023, the Company intends to offer its subscribers the tools in the App to directly negotiate and refinance their outstanding credit card and auto loans with their lenders. The Company plans to connect several credit card companies and auto loan providers to the App through API. It will also provide more ways to save, spend, and invest through development, acquisition, and key hires across these technologies. The Company also plans to launch the App officially in the App Store and Play Store in fiscal 2023. There is no assurance that the Company will be successful in its plans.

We are a development stage entity devoting all of its efforts to substantially establishing our flagship product, the Lever App (“App”). The App’s official launch is expected in the third quarter of fiscal 2023. The Company had a soft launch of the App in the third quarter of fiscal 2022. There was no significant revenue for the fiscal year that ended December 31, 2023, and 2022. Congress recently passed a law preventing further extensions of the payment pause. Student loan interest will resume starting September 1, 2023, and payments will be due in October 2023. We expect to resume subscription in the second quarter of fiscal 2024.

The App allows everyday people to directly negotiate, enroll, repay, and settle student loans for the US market without the complexity and confusion of the fine print. The App helps subscribers with debt management - negotiation, repayment, and settlement. We are committed to providing our subscribers with impartial guidance in their journey toward financial independence. The App will be available on the Play Store (Android) and App Store (iOS) under Lever App (the “App”) as its brand name for a subscription-based fee billed monthly or annually.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

The App will help the subscriber manage and resolve liabilities such as credit cards, student loans, and other types of consumer debts through continued education and recommendations on how and when to refinance the student loan with the Department of Education, federal student loan prequalification and enrollment, access credit scores, and other features that enable subscribers to manage their debt obligations smartly, intuitively, and cost-effectively. The Company initially intends to target student debt holders in the United States as its primary customer base. The Company believes that manually managing liabilities is complex and time-consuming, which involves actively monitoring personal finances, estimating payments, negotiating with lenders, and finding the proper federal and state grants and loan arrangements. It is difficult to maintain and monitor these loan terms with annual renewals that can last up to twenty-one (21) years on average.

The Company believes the student loan borrower will benefit from the App. Our Application Program Interface (APIs) and artificial intelligence (AI) driven programming connect them to the right and relevant federal loan programs with the most favorable terms – qualifying amount and rate, enrolling, and saving with a few clicks. The Lever App further informs the subscribers when and how to refinance their student loans.

Based on the inputs the subscriber provides, the Lever App provides visual guidelines on how the subscriber’s budget and spending suit their current and future liabilities, including their student loan repayments, and provides a smarter way to repay their debts through features like payment round-ups and extra repayment recommendations, to help a subscriber pay off the liabilities smarter, without affecting their existing spending habits.

The Lever App provides subscribers instant matches through Student Aid, the largest provider of financial aid for college in the United States, and other Federal student aid programs. The subscriber can access the complex world of student debt management in an easy four-step process through the Lever App, which includes:

●	Basic subscriber information per KYC requirements,
●	The subscriber links one or multiple loans in real-time, also known as Enrollment,
●	The software matches with up to three (3) options to manage loans (deferment or forbearance or reduced payments, etc.), and
●	The subscriber picks the best option to connect to the best United States Government aid program to complete the application.

Once subscribers sync their respective liabilities and loans with the Lever App, the software automates with a data-driven algorithm to match users with better ways to repay debts, such as providing automation for snowball or avalanche plans and extra repayment recommendations for managing liabilities. The App also includes credit score insights and payment round-up technology using open banking protocols that help and recommend that loan borrowers contribute micro amounts towards their loan principal, saving on years of interest and reaching financial independence faster and better with the App.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Business Strategy

Our experienced Management and in-house software development team have carefully designed various B2C debt management solutions to meet the needs of borrowers in the United States and globally. We intend to grow our core business, increase market share, and improve profitability principally by deploying the following growth strategies:

●	Complete version 1 of the App in the third quarter of fiscal 2022 with the soft launch, and launch the App officially to the public in the third quarter of fiscal 2023;

●	Ramp up subscriber acquisition through our digital and traditional marketing strategies;

●	Continue to enhance and promote our core proprietary liabilities and debt management app and introduce other innovative repayments, finance, and spending features for United States consumers;

●	Future growth will depend on the timely development and successful distribution of the Lever App by signing enterprise and employer deals in the United States;

●	Increase our software development capabilities to develop disruptive and next-generation machine learning and artificial intelligence-driven technologies to grow and retain subscriber base;

●	Grow subscriber base through accretive acquisitions, opportunistic investments, and beneficial partnerships; and;

●	Recognize and enter high-growth markets to expand our services to meet the demand for other financial solutions, including but not limited to auto-save and auto loan repayment from day-to-day debit card usage and investments such as IRAs and 401Ks.

With the U.S. Department of Education confirming the resumption of interest on student loans from September 1, 2023, and repayments resuming October 1, 2023. Student loans represent a significant financial commitment for millions of individuals, often serving as the primary means to fund higher education. These federal or private loans accrue interest over time, increasing the total amount borrowers owe. The resumption of student loan payments, especially after periods of forbearance or deferment, can bring about additional costs. The Company is poised to support millions of students and graduates. The impending resumption of student loan interest, set to impact approximately 43 million (1) Americans, marks a pivotal moment in the financial landscape. AI Unlimited has been proactive in anticipation of announcing a strategic equity raise in Q4 2023. This initiative aims to bolster the company’s resources, allowing for expansion into new markets, enhancing user experience, and integrating advanced credit intelligence features. Over the past nine months, the Company has undergone significant business and tech developments, from streamlining its UX/UI to introducing a simplified identification system, ensuring users can easily navigate their loan management.

We expect our customer acquisition cost (CAC) to be around $30 per user. With each user subscription priced at $79.99 annually, the Company anticipates a consistent revenue stream for an average duration of 10 years, translating to roughly 120 payments over 10 years of users’ annual subscription. This results in a substantial lifetime value per customer. However, with the introduction of iOS 14, there are anticipated challenges in data-driven marketing, leading to a projected increase in CAC by 30%. This shift is primarily attributed to the enhanced privacy features of iOS monthly14, which could potentially increase the costs of targeted advertising. However, we remain committed to our growth strategy and future price increases over time. The Company has earmarked a budget of approximately $150,000 per month for marketing and sales initiatives. With this investment, AI Unlimited aims to onboard around 5,000 new user subscriptions each month, ensuring a steady influx of customers and maintaining a robust growth trajectory.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Marketing and Sales

The Company aims to be flexible and responsive to its sales and marketing strategies to provide an omnichannel customer experience. Therefore, we primarily focus on different subscriber acquisition channels to expand our paid customer base. The Company is actively integrating digital and traditional marketing channels effectively, as we believe these are scalable channels and that one-size fits most customers no longer work. Our marketing strategy identifies and targets student borrowers who are high-value/high-potential subscribers. We have found that these customers are often more receptive to a digital marketing strategy that includes SEO marketing, an intuitive website experience, targeted emails/ content, educational blogs, and active social media engagement involving celebrities and influencers. For traditional marketing, such as conferences, trade shows, expos, media events, and direct meetings, the senior Management person provides presentations, gives media interviews, and engages potential subscribers at events.

We have designed our marketing and sales strategies to drive prospective subscribers to the Play Store and App Store, where they can download our App.

The Company has proactively established partnerships with leading student loan advisors, selectively targeting areas with a dense population of graduates in key states. Our marketing efforts have secured access to over 400,000 recent graduates across key states, including California, Texas, and Washington. The tech-savvy graduate pool in California has proven to be an excellent match for the capabilities of our App. Texas offers a promising landscape for our market expansion due to its large student community and strong economic climate. In Washington, the supportive regulatory framework and emphasis on educational finance among the student community align with our services.

In San Antonio, our marketing strategies are designed to leverage the substantial number of student loan borrowers, as demonstrated by the 164,000 loan forgiveness applicants. We intend to establish collaborative efforts with the University of Texas at San Antonio (UTSA) and San Antonio College to conduct the App workshops to enhance financial literacy and support effective debt management.

In California, where student debt volume is among the nation’s highest, our strategy involves engaging with premier educational institutions, including UC Berkeley, UCLA, and Stanford. We aim to showcase the App’s utility and tap into the region’s influential financial leaders to extend our influence.

In Washington, D.C., the hub of the highest average student loan debt, our approach includes aligning with educational institutions and policymakers. Our focus is on hosting webinars and strategic sessions that position the App as an essential resource for managing the intricacies of student debt.

The App’s official launch is expected in the third quarter of fiscal 2023. The Company intends to use traditional marketing strategies such as billboard signage, digital TV ads, creating video-on-demand advertising, and attending events at schools, colleges, and university campuses after the App’s official launch. Currently, the Company uses only online marketing, mainly social media campaigns, including engagement of celebrities and influencers and educational and other incentives-based posts on social media, to drive online traffic to its websites or directly to the App Store.

The Company implements an effective marketing funnel where we map out our subscribers’ journey from where they are the lead and then tailor strategies to encourage them to move through this funnel.

We also utilize many indirect channels where a network of industry professionals, introducing and referring affiliates as third parties, promote our services in exchange for performance-based compensation. In most cases, affiliates carry out the lead generation function, while the Company’s staff provides subscribers and technical support to subscribers.

Most of the marketing and branding initiatives are taken in-house by our team. The Company may hire outside marketing and branding consultants and advertising firms from time to time.

The Company, at its core, is dedicated to addressing the complexities of student loan management in the U.S., a challenge faced by millions. Our marketing strategy to concentrate on San Antonio, California, and Washington stems from the unique financial landscapes of these regions. San Antonio’s many loan forgiveness applicants, California’s immense combined student debt, and Washington, D.C.’s distinction of the nation’s highest average student debt highlight the acute need for our solutions in these areas. For Q2 2024, the Company anticipates a surge in user engagement, especially with the equity capital raise and the resumption of student loan interests. With its close-knit community, San Antonio is expected to see a rapid word-of-mouth spread, while California, given its vast student population, might witness the highest user acquisition. Washington, D.C., with its policy-driven environment, will likely see a steady increase in users seeking informed loan management solutions.

Moving into Q1 2024, the Company foresees a consolidation phase. The initial buzz from the Q4 campaigns would mature into stable user engagement. With its tech-savvy population, California might lead in terms of app interactions and feature utilization. San Antonio and Washington D.C. are expected to grow consistently, with more users transitioning from awareness to active usage.

By Q2 2024, the Company aims to have a robust user base in all three regions. The focus would shift from acquisition to retention, emphasizing user feedback and app enhancements. The Company expects San Antonio to have the highest retention rates, California to show increased referrals, and Washington, D.C., to provide valuable policy advocacy and partnership insights.

Beyond these quarters, our vision is to solidify its position in these states while using the insights and successes from these regions as a blueprint for expansion into other potential markets across the U.S. The ultimate goal is to make the Company synonymous with student loan management, offering tailored solutions for every American student and graduate.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Industry and Competitive Analysis

A student loan is money that the federal government and private institutions lend to students or parents to finance post-secondary education. Most students who get a bachelor’s degree finance their education with one or more student loans. Student loans are the largest source of debt in the United States after mortgages. Student loans do not require the borrower to provide collateral, such as a house or a car, to guarantee the loan. The interest payment on the student loan is tax-deductible up to a maximum of $2,500. However, student loans are usually disbursed directly to the educational institution’s financial aid office. The loans can only be used to cover tuition, college fees, room and board, living expenses while at college, and books. In most cases, bankruptcy laws do not allow the discharge of student loans under bankruptcy.

Public and Private Student Debt

43.4 million student loan borrowers in the United States owe a collective nearly $1.75 trillion in federal and private student loan debt as of April 2022, according to the Federal Reserve Bank of St. Louis (1). According to a July 2021 report by MeasureOne (2), academic data firm — about 92% of student debt is owned by the US Department of Education, referred to as public student debt. The balance of student debt, referred to as Private Student Loans, makes up 7.89% of the total outstanding US student loans, equal to $131.10 billion.

Average Student Loans

The average student debt is estimated to be $28,950 and $71,000 for graduate and post-graduate students. The average US household with student debt owes $57,520, according to NerdWallet’s 2020 household debt study.

Parent PLUS loans (3) are direct federal loans parents can use to pay for their dependent child’s education. According to federal loan data, the average outstanding parent PLUS loan debt is $28,778. Total parent PLUS debt: $104.8 billion distributed among 3.7 million parent PLUS borrowers.

Status of Student Loan Repayment (4)

The government offered student loan relief in 2020, which caused forbearance spikes and data suspension from federal agencies. There are 6.42 million federal loan borrowers in school, 1.17 million federal borrowers in the grace period, 460,000 federal loan borrowers in repayment, 3.05 million federal loan borrowers in deferment, and 26.78 million federal loan borrowers with loans in forbearance.

(1) Federal Reserve Bank of St. Louis. Student Loans Owned and Securitized.

(2) MeasureOne. Academic Lending Study December 15, 2021.

(3) StudentAid.gov. Federal Student Loan Portfolio by Loan Type.

(4) Federal Student Aid, Portfolio by Loan Status December 2021.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Borrowers can also postpone private student loan payments via deferment or forbearance, but interest always accrues regardless of whether the borrower makes payments. If public student loan borrowers can’t make payments, they can postpone them through deferment or forbearance. Interest typically accrues during these periods, but borrowers with subsidized loans don’t owe the interest that accrues during deferment.

The US Government paused federal student loan repayments and interest during the pandemic throughout 2021 and extended it into the fall of 2022. Despite the freeze, student loan balances still increased as newer loans entered repayment, despite no current payment due on most loans.

Status of Student Loan Default (5)

Student loan default happens after a missed payment period after approximately 270 days (or nine months) past due. Private student loans typically default after three missed payments (typically three months). Still, according to the lender’s terms and conditions, it can happen after one missed payment. Around 9.7% of student loan borrowers default after entering repayment within a couple of years.

Student Loan Forgiveness Options

The US Government provides several student loan forgiveness options and plans, including but not limited to:

●	Public Service Loan Forgiveness (PSLF) or PSLF Waiver– forgives the remaining balance on your Direct Loans after making 120 qualifying monthly payments under a qualifying repayment plan while working full-time for a qualifying employer.

●	Income-driven repayment forgiveness – sets your monthly student loan payment at an amount intended to be affordable based on your income and family size.

●	Borrower defense to repayment – if the school misled or engaged in other misconduct in violation of certain state laws, the student borrower may be eligible for “borrower defense to loan repayment,” to the discharge of some or all of federal student loan debt, and

●	Free Application for Federal Student Aid, known as the FAFSA – is the application for financial aid completed by current and prospective college students in the United States to determine their eligibility for student financial aid.

We believe the personal debt management industry is highly fragmented and diversified, with several large and small companies offering various debt management solutions. Our direct and indirect competition includes but is not limited to HR benefits platforms, round-up saving and investing apps, personal finance and credit bureau platforms, personal finance educational tools, and other personal debt management companies. General financial content providers may also be considered indirect competition. Our target market is student loan borrowers looking to better their financial future by paying their loans and saving money. We offer a unique solution catered to student loan management in the most comprehensive and user-friendly way for the borrower and the servicer.

Our industry is active in mergers and acquisitions of digital debt management software companies by large and well-capitalized companies looking for complementary services. For example, in July 2018, LendingTree, Inc. (NASDAQ: TREE) announced today that it had entered into a definitive agreement to acquire Student Loan Hero, Inc.(6), a personal finance website dedicated to helping student loan borrowers manage their student debt. In April 2021, Acorns, the Californian investment and savings app, landed its second acquisition of 2021 with artificial intelligence (AI) start-up Pillar (7).

(5) Federal Student Aid September 2020

(6) PRNewswire, July 2018.

(7) Fintech Futures, April 2021.

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NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

According to the Harvard Kennedy School report (8), the fintech industry deals with the dangers of potential misuse and abuse of consumer data. This include but is not limited to the loss of privacy; violation of data security; increasing risks of fraud and scams; unfair and discriminatory uses of data and data analytics against rules and regulations, uses of data that are non-transparent to both consumers and regulators; harmful manipulation of consumer behavior; and risks that tech firms entering the financial or financial regulatory space will lack adequate knowledge, operational effectiveness, and stability.

The student loan forgiveness debate has entered into the national conversation. White House officials plan to cancel $10,000 in student debt per borrower after months of internal deliberations over structuring loan forgiveness for tens of millions of Americans. According to the Committee for a Responsible Federal Budget, a nonpartisan think tank, wiping out $10,000 of debt per borrower could cost roughly $230 billion.

The Company firmly believes that the student loan industry will continue to be the fastest-growing source of debt for United States households. Student loans are now the largest source of unsecured debt in the United States. They have become a financial industry, especially with its secondary market and student loan asset-backed securities.

Board of Directors

As of December 31, 2023, the Company appointed Trent McKendrick as the Executive Chairman and Director. The Company currently has one executive director.

Covid-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) pandemic throughout the United States. While the initial outbreak concentrated in China, it spread to several other countries and reported infections globally. Many countries worldwide, including the United States, implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on businesses. Even though the pandemic appears to slow down and is in control, these measures have resulted in work stoppages, absenteeism in the Company’s labor workforce, and other disruptions. The extent to which the coronavirus impacts our operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak and the actions required to contain the coronavirus or treat its impact. In particular, the spread of the coronavirus globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

Russia-Ukraine Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with the Russian invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. As of the date of this filing, there has been no disruption in our operations.

Rounding Error

Due to rounding, numbers presented in the financial statements for the period ending from inception to December 31, 2023, and throughout the report may not add up precisely to the totals provided, and percentages may not exactly reflect the absolute figures.

(8) M-RCBG Associate Working Paper, Harvard Kennedy School, June 2020.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company. We have eliminated all intercompany balances and transactions. The Company has prepared consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

The Company has a wholly owned subsidiary, Lever Technology, Inc. (“Lever Technology”), a California corporation. Lever Technology has no operating activities.

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires Management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and software development costs, and the recoverability of tangible assets with finite lives and other long-lived assets.

Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Total cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The balances did not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2023. At December 31, 2023, and 2022, the Company had $11,012 and $315,788 cash and cash equivalent held at the financial institution, respectively.

Sales, Marketing, and Advertising

The Company recognizes sales, marketing, and advertising expenses when incurred.

The Company incurred $215,717 and $690,212 in sales, marketing, and advertising costs (“sales and marketing”) for the fiscal year ended December 31, 2023, and 2022. The sales and marketing costs mainly included the engagement of celebrities, cash and stock-based compensation for marketing consultants, SEO marketing, online marketing on industry websites, press releases, and public relations activities. The sales, marketing, and advertising expenses represented 12.41% and 36.73% of the total expenses for the fiscal year ended December 31, 2023, and 2022.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Cash

Total cash and cash equivalents include cash on hand, deposits held with banks, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The balances did not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2023. At December 31, 2023, and 2022, the Company had $11,012 and $315,788 cash and cash equivalent held at the financial institution, respectively.

Research and Development (R and D) Cost

The Company acknowledges that future benefits from research and development (R and D) are uncertain. It cannot capitalize all the R and D. The GAAP accounting standards require us to expend all research and development expenditures as incurred. From the fiscal year ended December 31, 2022, the Company incurred $46,960 in R and D costs to determine the technical feasibility of the Lever App for the US market. In the consolidated income statements, we have included the R and D costs in the General and Administrative expenses.

Legal Proceedings

The Company discloses a loss contingency if at least there is a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of loss with no best estimate; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or circumstances change to indicate that the carrying amounts may not be recoverable. An impairment charge is recognized if and when the asset’s carrying value exceeds the fair value. There were no impairment charges for the period ending December 31, 2023.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties for tax contingencies in providing income taxes in the operations’ consolidated statements. The Company’s Management does not expect the total unrecognized tax benefits to change significantly in the next twelve (12) months.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contributed Software Code

Lever Holdings provided the working base source code for the launch of the Company, valued at $772,000, as the contributed tangible software. The Company estimated the value of the source code using the cost approach as the related party contributed to it. The Company attributed 100% value to the cost approach, closest to the actual value of developing the source code.

The Company estimates the useful life of the software code to be three (3) years. Amortization expense was $257,333 and $0 for the fiscal year ended December 31, 2023, and 2022, and the Company classifies such cost as the Cost of Sales. The carrying cost of the software code at December 31, 2023 and 2022, was $772,000 and $514,668.

Software Development Costs

By ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, are capitalized after establishing technical feasibility, if significant. We amortize the capitalized software development costs using the straight-line amortization method over the application software’s estimated useful life.

The Company established the technical feasibility of the Lever App’s design specifications for the US market in 2022. By the end of March 31, 2022, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it can launch and market the App. The Company is revising the user interface and building additional features to better the App for official public launch in the fourth quarter of fiscal 2022.

The Company estimates the software’s useful life to be three (3) years. Amortization expenses were $172,547 and $57,516 for the fiscal year ended December 31, 2022, and the Company classifies such costs as the Cost of Sales.

Capitalized Software Costs

At December 31, 2023, the gross capitalized software assets were $1,265,974. At the end of December 31, 2023, accumulated software amortization expenses were $230,063. As a result, the unamortized balance of capitalized software on December 31, 2023, was $1,035,912.

At December 31, 2022, the gross capitalized software assets were $981,522. At the end of December 31, 2022, accumulated software amortization expenses were $57,516. As a result, the unamortized balance of capitalized software on December 31, 2022, was $924,007.

The Company launched version 1 of the App in August 2022. As a result, we are amortizing the gross capitalized cost as an amortization expense, and the Company classifies such costs as the Cost of Sales.

The Company has estimated aggregate amortization expense for each of the five (5) succeeding fiscal years based on the estimated software asset’s lifespan of three (3) years.

Estimated Amortization Expense:

Fiscal year ended December 31, 2024	$172,547
Fiscal year ended December 31, 2025	$115,031
Fiscal year ended December 31, 2026	$-

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to US dollars following ASC 830, “Foreign Currency Matters.”

We have translated the local currency of ADS, the Australian Dollar (“AUD”), into US$1.00 at the following exchange rates for the respective dates:

The exchange rate at the reporting end date:

December 31, 2023
USD: AUD	$1.4680

Average exchange rate for the period:

January 01, 2023, to December 31, 2023
USD: AUD	$1.5601

The Company related party transactions were in AUD, and its reporting currency is the US dollar.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company translates its records into USD as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which the Company can sell the asset or settle a liability in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally-generated financial forecast.

Lever Holdings provided the working base source code for the launch of the Company, valued at $758,316 as the contributed tangible software. The Company estimated the value of the source code using the cost approach as the related party contributed it. The Company attributed 100% value to the cost approach, closest to the actual value of developing the source code.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2023, and 2022, the Company had 67,286,621 and 63,660,926 basic and dilutive shares issued and outstanding, respectively.

During the fiscal year ending December 31, 2023, and 2022, common stock equivalents were anti-dilutive due to a net loss. Hence, they are not considered in the computation.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process; an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from customers’ contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. Refer to Note 2, Revenue from Major Contracts with Customers, for further discussion on the Company’s accounting policies for revenue sources within the scope of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities. The Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this policy as of January 1, 2020, and there is no material affect on its financial reporting.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty. The amendments removed and modified certain disclosure requirements in Topic 820. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain amendments are to be applied prospectively, while others are to be applied retrospectively. Early adoption is permitted.

The Company adopted the ASU 2018-13 as of March 24, 2022. The Company used the Level 1I and II Fair Market Measurement to record, at cost, source code as tangible assets valued at $758,316. We evaluate contributed tangible software for impairment at least annually to confirm if the carrying amount of contributed tangible software exceeds their fair value. The contributed tangible software primarily consists of the source code of the Lever App, fundamental testing of the App in a similar market, and a relationship with the software development and marketing team. We use various qualitative or quantitative methods for these impairment tests to estimate the fair value of our contributed tangible software. If the fair value is less than its carrying value, we would recognize an impairment charge for the difference. The Company did not record impairment for December 31, 2023.

ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, issued in August 2020 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to present certain conversion features in equity separately. In addition, the amendments also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring the use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company does not expect this ASU 2020-06 to impact its condensed consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by Management to have a material impact on the Company’s present or future consolidated financial statements.

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NOTE 3. GOING CONCERN

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course. On December 31, 2023, and 2022, the accumulated deficit was $4,908,051 and $1,932,194. On December 31, 2023, and 2022, the working capital deficit was $610,897. The deficit working capital was mainly due to no cash flow from operations.

For the fiscal year ended December 31, 2023, and 2022, the Company incurred a net loss of $2,975,857 and $1,932,194. From March 24, 2022 (“Inception”) and December 31, 2023, the Company did not generate any significant revenue.

Since its inception, the Company has sustained losses and negative cash flows from operations. As of December 31, 2023, and 2022, the Company had $11,012 and $315,788 cash on hand. The Management believes that cash on hand may not be sufficient for the Company to meet working capital and corporate development needs as they become due in the ordinary course of business for twelve (12) months following December 31, 2023. From inception to December 31, 2023, the Company did not earn any significant revenues. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its financial technologies.

Management has considered various factors in evaluating the Company’s sustainability and the ability to manage obligations due within a year. Management has considered general economic conditions, key industry metrics, operating results, capital expenditures, commitments, and future obligations and liquidity. If there is a delay in generating significant revenues by the end of December 31, 2023, the Company will require capital infusion from new and existing investors, streamlining operating costs, and evaluating new business strategies to enhance cash flow from operations.

The Management expects that it will need to raise significant additional capital to accomplish its growth plan over the next twelve (12) months. The Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

The Company’s ability to continue as a going concern may depend on the Management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are insufficient to fund the Company’s capital requirements, the Management may attempt to enter into a revolving loan agreement with financial institutions or raise capital through the sale of additional capital stock or issuance of debt.

The Management intends to continue enhancing its revenue from its Lever App subscription model, which it expects to launch in the fourth quarter of fiscal 2023. In the meantime, the Company expects to raise funds through private placement offerings and debt financing. See Note 8 for Notes Payable. As the Company increases its subscription base in the United States, it intends to acquire long-lived assets to provide a future economic benefit beyond fiscal 2023.

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NOTE 4. RELATED PARTY TRANSACTIONS

Lever Holdings 500K Notes Payable ($500,000)

Lever Holdings provided seed capital to Lever Technology Inc. for $500,000 to start App in the United States. Lever Holdings provided the working base source code for the launch of the Company, valued at $758,316 as the contributed tangible software. The Company estimated the value of the source code using the income and cost approach. The Company attributed 90% of its value to the cost approach, closest to the actual value of developing the source code.

On March 31, 2022, the Company converted all the outstanding notes into common stock by issuing 20,166,042 common stock valued at $0.0248 per share to Lever Holdings. On May 31, 2022, the Lever Holdings Note balance was zero. Mr. McKendrick is also the founder, CEO, and majority shareholder of Lever Holdings.

As a result of this conversion, Niloc Capital Pty Ltd. (“Niloc Capital”), an entity owned by Mr. McKendrick, received 7,500,000 common stock of the Company and founding shares of common and preferred stock. Niloc Capital transferred 220,000 shares to a software developer. Mr. Copulos received 9,177,438 common stock from the conversion through his four entities.

Mr. Copulos has funded the Company since its inception for $3.43 million. Mr. Copulos currently owns 36,074,708 common stock of the Company, representing 53.61% of issued and outstanding common stock of the Company as of December 31, 2023. Mr. Copulos received these shares from the note conversion and for cash consideration.

For the fiscal year ended December 31, 2023, an additional 792,942 shares of common stock valued at $0.0248 per share were issued to certain shareholders of Lever Holdings who were either not issued shares or were issued erroneously.

Shares issued to Founder

At March 24, 2022 (inception), the Company issued 7,250,000 common stock on March 24, 2022, and 5,000,000 preferred stock on March 24, 2022, at par value as the founder in consideration of services rendered to the Company. A total combined value of $1,225.

Note 1: Citywest 150K Notes Payable ($150,000)

On December 21, 2022, the Company borrowed $150,000 at a 10% interest rate due on December 21, 2023, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 350,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 350,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 25% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

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Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 350,000 shares of common stock as a full settlement of the outstanding note.

Note 2: Eyeon I 150K Notes Payable ($150,000)

On December 21, 2022, the Company borrowed $150,000 at a 10% interest rate due on December 21, 2023, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 350,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 350,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 25% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 350,000 shares of common stock as a full settlement of the outstanding note.

Note 3: Citywest 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Citywest Corp Pty Ltd ATF Copulas (Sunshine) Unit Trust (Citywest), directly benefiting Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Citywest’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 4: Eyeon I 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust (Eyeon), directly benefiting Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Eyeon’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 5: Northrock 100K Notes Payable ($100,000)

On March 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on March 31, 2024, from Northrock Unit Capital Trust (Northrock), which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, where the Company must repay the Loan from June 1, 2023, the borrower, following a repayment schedule or at Northrock’s discretion convert the outstanding balance into equity at a 35% discount to sale or acquisition should the company undertake a liquidity event.

F-48

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 220,808 shares of common stock as a full settlement of the outstanding note.

Note 6: Collin Phillips ($6,599)

On May 29, 2023, the Company borrowed $6,599 at a 15% interest rate due on May 29, 2024, from Collin Philips. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 13,998 Shares of Common Stock on a fully diluted basis.

Pursuant to the terms of the Conversion Notice dated October 1, 2023, the Company issued an aggregate of 13,998 shares of common stock as a full settlement of the outstanding note.

Note 7: Eyeon II 100K Notes Payable ($100,000)

On May 29, 2023, the Company borrowed $100,000 at a 15% interest rate due on May 29, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 150,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 150,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $100,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 209,534 shares of common stock as a full settlement of the outstanding note.

Note 8: Eyeon 200K Notes Payable ($200,000)

On July 3, 2023, the Company borrowed $200,000 at a 15% interest rate due on July 3, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 400,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 400,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $500,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 414,466 shares of common stock as a full settlement of the outstanding note.

Note 9: Eyeon III 150K Notes Payable ($150,000)

On September 12, 2023, the Company borrowed $150,000 at a 15% interest rate due on September 12, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 299,000 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 2990,000 Shares. In case of IPO, the note is convertible into Common Stock to up to $150,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 299,000 shares of common stock as a full settlement of the outstanding note.

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Note 10: A&K Sfetcopoulos $50K ($50,000)

On September 19, 2023, the Company borrowed $50,000 at a 15% interest rate due on September 12, 2024, from A&K Sfetcopulos Superannuation Pty Ltd. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 99,667 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 99,667 Shares. In case of IPO, the note is convertible into Common Stock to up to $50,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

Pursuant to the terms of the Conversion Notice dated September 28, 2023, the Company issued an aggregate of 100,000 shares of common stock as a full settlement of the outstanding note.

Note 11: Eyeon III 100K Notes Payable ($100,000)

On October 30, 2023, the Company borrowed $100,000 at a 15% interest rate due on October 30, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 190,476 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 190,476 Shares. In case of IPO, the note is convertible into Common Stock to up to $100,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

As of December 31, 2023, the Note remained outstanding.

Note 12: Eyeon 70K Notes Payable ($70,000)

On December 20, 2023, the Company borrowed $70,000 at a 15% interest rate due on December 20, 2024, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, which directly benefits Mr. Copulos. According to the conversion rights of the note, upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, though no further action on the part of the Company or the Holder, into 133,333 Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 33,333 Shares. In case of IPO, the note is convertible into Common Stock to up to $70,000, at the IPO price per Share less 30% of the 7-day VWAP (Volume Weighted Average Price) discount per Share.

As of December 31, 2023, the Note remained outstanding.

Aspire Loan

In August 2023, Aspire Technologies LLC, a limited liability company controlled by Mr. McKendrick, who serves as Chief Executive Officer of the Company, contributed $143,400 to the Company. This capital infusion was recorded as a non-interest-bearing loan to provide the Company’s working capital. The loan is unsecured and due on demand. The Company entered the transaction on terms that, from the Company’s perspective, are as favorable as could have been obtained from an unaffiliated third party.

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NOTE 5. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

The rental expenses were $62,931 and $78,636 for the fiscal year ending December 31, 2023, and 2022. The Company rents its servers, computers, and data center from an unrelated third party. Under the rent Agreement, the lessor provides furniture, fixtures, and leasehold improvements at Level 11, 9255 Subset Boulevard, West Hollywood, CA 90069 (Hollywood Office), as discussed in Note 2.

From May 2022 to the present, the Company has leased office space in West Hollywood from an unrelated party for a year. The office’s rent is $6,000 per month, which covers general and administrative expenses.

The agreement continues month-to-month until the Company or the lessor chooses to terminate the agreement’s terms by giving thirty (30) days’ notice. The Company uses the office for software development and technical support. The Company has no long-term obligations to continue as a tenant in the Hollywood Office.

Employment Agreement

The Company gave all salary compensation to Mr. McKendrick as an employee, who committed a hundred percent (100%) of their time to the Company. The Company has not formalized performance bonuses and other incentive plans. Mr. McKendrick’s annual salary compensation is $208,000 per his employment agreement.

Accrued Interest

As of December 31, 2023, the Company had $2,823 in accrued interests.

Pending Litigation

Management is not aware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting any of the assets or any affiliate of the Company.

Tax Compliance Matters

As the Company began operation on March 24, 2022, the Company has not assessed federal and state payroll tax payments. The Company will aggregate all such payments in the General and administrative expenses in the future.

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NOTE 6. STOCKHOLDERS’ EQUITY

Authorized Shares

As of December 31, 2022, the Company’s authorized capital stock consists of 50,000,000 shares of preferred stock, a par value of $0.0001 per share, and 500,000,000 shares of common stock, a par value of $0.0001 per share. As of December 31, 2022, the Company had 63,660,926 common shares and 5,000,000 preferred shares issued and outstanding. The preferred stock has twenty (20) votes for each share of preferred shares owned. The preferred shares have no other rights, privileges, and higher claims on the Company’s assets and earnings than common stock.

Preferred Stock

On March 24, 2022, the Board agreed to issue 5,000,000 shares of Preferred Stock to TJM Capital LLC, a limited liability company owned by Mr. McKendrick as the founder, in consideration of services rendered to the Company. As of December 31, 2022, the Company had 5,000,000 preferred shares issued and outstanding.

Common Stock

On March 24, 2022, the Company collectively issued 7,250,000 and 2,750,000 at par value to TJM Capital LLC, a limited liability company owned by Mr. McKendrick and Trent McKendrick, respectively, as the founder and incorporator of the Company.

On March 24, 2022, the Company issued 27,500,000 shares to Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos, for the cash consideration of $275,000.

On March 31, 2022, the Company issued 3,000,000 shares to an individual valued at $30,000 for cash consideration.

On March 31, 2022, the Company issued 20,160,926 shares valued at $500,000 to settle the $500K Note with Lever Holdings.

On April 28, 2022, the Company issued 500,000 shares valued at $250,000 for cash consideration received from Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos.

On April 28, 2022, the Company issued 466,667 shares valued at $350,000 for cash consideration received from Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos.

On April 28, 2022, the Company issued 33,333 shares to an individual valued at $25,000 for marketing and branding services rendered.

On May 26, 2022, the Company issued 2,000,000 shares valued at $1,500,000 for cash consideration received from Eyeon Investment Pty Ltd., an entity controlled by Mr. Copulos.

On September 28, 2023, the Company entered into a conversion agreement (Conversion Notices) with Eyeon Investments Pty Ltd., Citywest Corp Pty Ltd., and Northrock Unit Capital Trust, whereby the noteholders agreed to convert the outstanding notes they held, with a principal amount totaling $1,100,000 and any accrued interest thereon, into shares of the Company’s common stock. Pursuant to the terms of the Conversion Notices, the Company issued an aggregate of 2,285,424 shares of common stock as full settlement of the outstanding notes.

On October 1, 2023, the Company entered into a conversion agreement (Conversion Notice) with Collin Philips, whereby the noteholder agreed to convert the outstanding notes they held, with a principal amount totaling $6,599 and any accrued interest thereon, into shares of the Company’s common stock. Pursuant to the terms of the Conversion Notices, the Company issued an aggregate of 13,998 shares of common stock as full settlement of the outstanding notes.

Warrants

There are no outstanding warrants.

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NOTE 7. INCOME TAXES

The Company calculates income taxes using the asset and liability method of accounting. We compute Deferred income taxes by multiplying statutory rates applicable to estimated future-year differences between the consolidated financial statement and tax basis carrying amounts of assets and liabilities.

The income tax provision is summarized as follows:

Income Tax

	Deferred Tax Assets/Liability
	2023	2023	2022	2022
	Book value	Tax value	Book value	Tax value
Income (Loss) per Books
M-1 Differences:	(2,975,857)	(625,586)	(1,932,194)	(405,761)
Stock/options issued for services	-	-	26,500	5,565
Depreciation and amortization	493,073	103,545	57,516	12,078
Tax income (loss)	(2,482,784)	(522,041)	(1,848,178)	(388,117)

Prior Year NOL (exclude effect of state tax)	(1,848,178)	(388,117)	-	-
Cumulative NOL	(4,330,962)	(910,158)	(1,848,178)	(388,117)

	December 31, 2023	December 31, 2022
Net operating loss carry forwards	910,158	388,117
Stock/options issued for services	-	5,565
Depreciation and amortization	103,545	12,078
Tax rate change	-	-
Valuation allowance	(1,013,703)	(405,761)
Total	-	-

Tax at statutory rate (21%)	(625,586)	(405,761)
State tax benefit, net of federal tax effect	-	-
Change in valuation allowance	625,586	405,761
Total	-	-

In 2023, the Company had pre-tax income and losses of $2,975,857, respectively, available for carry-forward to offset future taxable income. The Management has determined to provide full valuation allowances for our net deferred tax assets at the end of 2023, including Net Operating Loss (NOL) carryforwards generated during the years. We could realize our deferred tax assets based on its evaluation of positive and negative evidence, including our history of operating losses and the uncertainty of generating future taxable income.

On December 22, 2017, the United States President signed the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce tax rates and modify individual and business policies, credits, and deductions. The Act reduces the corporate federal tax rate from a maximum of 35% to a 21% rate for corporations. The rate reduction took effect on January 1, 2018. Therefore, we have applied the tax rate of 21% to the ending balance of federal deferred tax assets. As we provided a full valuation allowance against our net deferred tax assets, we have not recorded any tax impact due to the tax rate change.

NOTE 8. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that would affect our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 9. SUBSEQUENT EVENTS

Eyeon 60K Notes Payable ($60,000)

On April 05, 2024, the Company borrowed $60,000 at a 15% interest rate due on April 05, 2025, from Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust (Eyeon), directly benefiting Mr. Copulos.

Nest Egg Investment, LLC.: On July 10, 2024, AI Unlimited Group (the “Company”) entered into an exchange agreement (the “Nest Egg Agreement”) with Nest Egg Investments LLC, a Delaware limited liability company (“Nest Egg”). Pursuant to the Nest Egg Agreement, the Company acquired 100% membership interest in Nest Egg in exchange for 110,000,000 shares of Company’s common stock.

Resolve Debt, LLC: On July 10, 2024, the Company entered into an exchange agreement (the “Resolve Debt Agreement”) with Resolve Debt, LLC, a Wyoming limited liability company (“Resolve Debt”). Pursuant to the Resolve Debt Agreement, the Company acquired 100% membership interest in Resolve Debt in exchange for 65,000,000 shares of Company’s common stock.

Trav, LLC: On July 10, 2024, the Company entered into an exchange agreement (the “Travl Agreement,” together with Nest Egg Agreement and Resolve Debt Agreement as the “Agreements”) with Travl LLC, a Delaware limited liability company (“Travl”). Pursuant to the Travl Agreement, the Company acquired 100% membership interest in Travl in exchange for 45,000,000 shares of Company’s common stock.

The Company had evaluated subsequent events through July 22, 2024, when these financial statements were available to be issued.

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[__] Shares of Common Stock

AI UNLIMITED GROUP, INC.

PROSPECTUS

The Benchmark Company

, 2025

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in the shares whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED [●], 2025

[__] Shares of Common Stock

AI UNLIMITED GROUP, INC.

This prospectus relates to the resale of [__] shares of common stock, par value $0.0001 per share, by the selling stockholders (the “Selling Stockholders”) of AI Unlimited Group, Inc. We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders.

Our common stock is quoted on the OTCQB Market under the symbol “AIUG”. The closing price of our common stock on [__], 2025, was $[__] per share. There is currently a limited public trading market for our common stock. We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “AIUG”, which listing is a condition to this offering.

The shares of common stock offered hereby by the Selling Stockholders may be sold from time to time by such Selling Stockholders or by their permitted transferees. The distribution of shares of our common stock offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated price. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

The Selling Stockholders, and intermediaries through whom such shares are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liability under the Securities Act.

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025

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Summary of the Resale Offering

Securities being offered by Selling Stockholders	Up to [__] shares of common stock

Use of proceeds:	We will not receive any proceeds from the sale of common stock held by the Selling Stockholders being registered in this prospectus.

Proposed Nasdaq symbol	“AIUG”

Risk factors:	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding upon completion of this offering is based on [      ] shares of our common stock outstanding as of the date of this prospectus.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	No exercise by the representatives of the underwriters of their over-allotment option; and

●	No exercise of the representatives’ warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock held by the Selling Stockholders named in this prospectus. In addition, the underwriters will not receive any compensation from the sale of common stock by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sale of common stock offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of common stock for the Selling Stockholders.

Expenses expected to be incurred by us in connection with this prospectus are estimated at approximately $[     ]. The Selling Stockholders are responsible for their own underwriting commissions and discounts and counsel fees and expenses.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to [__] shares of our common stock by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The table below sets forth information as of the date of this prospectus, to our knowledge, the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of [__], 2025. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a Stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the Stockholder has the right to acquire within 60 days.

The percentage of beneficial ownership for the Selling Stockholders is based on shares of common stock outstanding as of the date of this prospectus.

Except as described below, to our knowledge, none of the Selling Stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the Selling Stockholders in registration statement questionnaires.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the date of this Prospectus		Shares Offered by this	Shares Beneficially Owned After the offering
Name of Selling Stockholder	Number	Percent	Prospectus	Number	Percent
Darrin Ocasio	10,000	0.003	10,000

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PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock held by the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of his, her, or its common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of their shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain Selling Stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Selling Stockholders will occur at prevailing market prices or in privately negotiated prices.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

       ] hares

Common Stock

RESALE PROSPECTUS

                    2025

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this registration. All amounts are estimated except filing fees payable to the Securities Exchange Commission and to FINRA.

SEC Registration Fee		$918.6
FINRA Filing Fee		*
The Nasdaq Initial Listing Fee	$	*
Audit and Accounting Related Expenses		*
Legal Fees		*
Other Expenses		*
TOTAL	$	*

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

Limitation of Directors’ and Officers’ Liability and Indemnification

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our amended and restated bylaws provides that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

On July 10, 2024, the Company entered into separate exchange agreements with NestEgg, Travl.App, and Resolve Debt, pursuant to which the Company acquired 100% membership interest in each of the entities for an aggregate consideration of 220,000,000 shares of the Company’s common stock. On August 19, 2024, the Company retained Lynos Capital, LLC (“Lynos”) for business development services for a period of one year. As consideration for these services, the Company issued 250,000 shares of common stock to Lynos. On August 20, 2024, the Company entered into separate securities purchase agreements with certain investors, pursuant to which the Company issued 2,777,778 shares of common stock for aggregate proceeds of $1,000,000. On August 21, 2024, the Company entered into Amended and Restated Securities Purchase Agreements with certain investors, pursuant to which it issued 6,079,069 shares of common stock and 18,271,993 pre-funded warrants for gross proceeds of $2,417. Each investor under these agreements has anti-dilution rights and will be issued additional shares, as needed, to maintain their respective shareholding in the Company if and when additional securities are issued in the future.

Additionally, the Company issued shares of common stock in satisfaction of outstanding loans and convertible notes, as described in “Certain Relationships and Related Party Transactions.” On March 31, 2022, the Company issued 20,166,042 shares of common stock at a price of $0.0248 per share to convert all outstanding notes held by Lever Holdings. On September 28, 2023, the Company issued 350,000 shares to Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, 350,000 shares to Eyeon I Investments Pty Ltd ATF Eyeon Investments Family Trust, 220,808 shares to Citywest Corp Pty Ltd ATF Copulos (Sunshine) Unit Trust, 220,808 shares to Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, 220,808 shares to Northrock Unit Capital Trust, 13,998 shares to Collin Phillips, 209,534 shares to Eyeon II Investments Pty Ltd ATF Eyeon Investments Family Trust, 414,466 shares to Eyeon Investments Pty Ltd ATF Eyeon Investments Family Trust, 299,000 shares to Eyeon III Investments Pty Ltd ATF Eyeon Investments Family Trust, and 100,000 shares to A&K Sfetcopulos Superannuation Pty Ltd in full settlement of their respective outstanding convertible notes. On October 1, 2023, the Company issued an additional 13,998 shares to Collin Phillips in full satisfaction of a $6,599 outstanding note.

The foregoing securities were issued in reliance on the exclusion from registration provided by either (i) Rule 903 of Regulation S under the Securities Act of the Securities Act because the recipient was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S), or (ii) Section 4(a)(2) of the Securities Act due to the fact the issuance did not involve a public offering of securities.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit	Description of Document
1.1**	Form of Underwriting Agreement

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

3.2	By-laws (incorporated by reference to Exhibit 3.2 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

3.3	Certificate of Designation Series A Preferred Stock (incorporated by reference to Exhibit 3.3 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

3.4	Certificate of Amendment of Certificate of Incorporation, dated July 19, 2024 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with SEC on July 24, 2024)

4.1	Sample Subscription Agreement (incorporated by reference to Exhibit 4.1 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

4.2**	Form of Representative’s Warrant

4.3	Description of Securities (incorporated by reference to Exhibit 4.2 of Form 10-K/A (file no. 000-56573) filed with SEC on August 19, 2024)

5.1**	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Securities purchase agreement between the Registrant and Eyeon Investment Pty Ltd. dated March 24, 2022 (incorporated by reference to Exhibit 10.1 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.2	Securities purchase agreement between the Registrant and Future Carers Pty Ltd. dated March 31, 2022 (incorporated by reference to Exhibit 10.2 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.3	Note Conversion agreement between the Registrant and Lever Holdings Pty Ltd. dated March 31, 2022 (incorporated by reference to Exhibit 10.3 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.4	Securities purchase agreement between the Registrant and Eyeon Investment Pty Ltd. dated April 28, 2022 (incorporated by reference to Exhibit 10.4 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.5	Securities purchase agreement between the Registrant and Eyeon Investment Pty Ltd. dated April 28, 2022 (incorporated by reference to Exhibit 10.5 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.6	Securities purchase agreement between the Registrant and Eyeon Investment Pty Ltd. dated May 26, 2022 (incorporated by reference to Exhibit 10.6 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.7	Company’s lease agreement. (incorporated by reference to Exhibit 10.7 of the registration statement (file no. 333-266157) filed with SEC on July 15, 2022)

10.8	Addendum No. 1 to the Share Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with SEC on December 11, 2024)

10.9*	Employment Agreement with Trent McKendrick.

21.1*	List of Subsidiaries

23.1*	Consent of Boladale Lawal & Co

23.2**	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (reference is made to the signature page hereto)

99.1	Consent of Al Weiss, director nominee

99.2	Consent of Lisa Licht, director nominee

99.3	Consent of Alberto C. Rosende, director nominee

107*	Filing Fee Table

*	Filed herewith
**	To be filed by amendment

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 14, 2025.

AI UNLIMITED GROUP, INC.

By:	/s/ Trent McKendrick
Name:	Trent McKendrick
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trent McKendrick, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following person in the capacities and on the dates stated.

Signature	Title	Date

/s/ Trent McKendrick	Chief Executive Officer, Chief Financial Officer and Director	February 14, 2025
Trent McKendrick	(Principal Executive Officer and Financial Officer)

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